                               EXCHANGE AGREEMENT



                                  BY AND AMONG



                           THE TIMES MIRROR COMPANY,

                             MOSBY-YEAR BOOK, INC.


                                      AND


                        THE McGRAW-HILL COMPANIES, INC.


                                  dated as of


                                  July 3, 1996

                               TABLE OF CONTENTS


RECITALS                  ...............................................................        1

ARTICLE ONE               DEFINITIONS....................................................        2
   Section 1.01.          Definitions....................................................        2
   Section 1.02.          Interpretation of this Agreement...............................        9

ARTICLE TWO               PURCHASE AND SALE..............................................       10
   Section 2.01.          Purchase and Sale of the TMHE
                            Shares.......................................................       10
   Section 2.02.          Purchase and Sale of the Mosby
                            Assets and International Assets;
                            Assumption of the Mosby
                            Liabilities and International
                            Liabilities..................................................       11
   Section 2.03.          Cash Payment...................................................       12
   Section 2.04.          Purchase and Sale of the Shepard's
                            Shares.......................................................       12
   Section 2.05.          Employee Benefit and Employee
                            Matters and Tax Matters
                            Handled Separately...........................................       12

ARTICLE THREE             CLOSING........................................................       12
   Section 3.01.          Closing........................................................       12

ARTICLE FOUR              CONDITIONS TO CLOSING..........................................       16
   Section 4.01.          Conditions to All Parties'
                            Obligations..................................................       16
   Section 4.02.          Conditions to McGraw-Hill's
                            Obligations..................................................       16
   Section 4.03.          Conditions to Times Mirror's and
                            Mosby's Obligations..........................................       18

ARTICLE FIVE              REPRESENTATIONS AND WARRANTIES OF
                            TIMES MIRROR AND MOSBY.......................................       20
   Section 5.01.          Organization and Authority
                            of Times Mirror..............................................       20
   Section 5.02.          Organization and Authority of Mosby............................       20
   Section 5.03.          No Breach......................................................       20
   Section 5.04.          Governmental Consents and Approvals............................       21
   Section 5.05.          Organization and Standing of
                            TMHE and its Subsidiaries....................................       21
   Section 5.06.          Capital Stock of TMHE..........................................       22
   Section 5.07.          Title to and Transfer of the TMHE
                            Shares.......................................................       22
   Section 5.08.          Equity Interests...............................................       22

                                      -i-

   Section 5.09.          Financial Statements...........................................       23
   Section 5.10.          Nonforeign Certification.......................................       25
   Section 5.11.          Taxes..........................................................       25
   Section 5.12.          Assets Other than Real Property................................       25
   Section 5.13.          Real Property..................................................       26
   Section 5.14.          Intellectual Property..........................................       26
   Section 5.15.          Contracts......................................................       28
   Section 5.16.          Litigation; Decrees............................................       31
   Section 5.17.          Employee and Related Matters; ERISA............................       31
   Section 5.18.          Absence of Changes or Events...................................       33
   Section 5.19.          Compliance with Applicable Laws................................       34
   Section 5.20.          Employee and Labor Relations...................................       35
   Section 5.21.          Securities Act of 1933; Sufficiency
                            of Information...............................................       35
   Section 5.22.          International Assets...........................................       36

ARTICLE SIX               REPRESENTATIONS AND WARRANTIES
                            OF McGRAW-HILL...............................................       36
   Section 6.01.          Organization and Authority.....................................       36
   Section 6.02.          No Breach......................................................       37
   Section 6.03.          Governmental Consents and Approvals............................       37
   Section 6.04.          Organization and Standing of
                            Shepard's....................................................       37
   Section 6.05.          Capital Stock of Shepard's.....................................       38
   Section 6.06.          Title to and Transfer of the
                            Shepard's Shares.............................................       38
   Section 6.07.          Equity Interests...............................................       39
   Section 6.08.          Shepard's Financial Statements.................................       39
   Section 6.09.          Nonforeign Certification.......................................       39
   Section 6.10.          Taxes..........................................................       39
   Section 6.11.          Assets Other than Real Property................................       39
   Section 6.12.          Real Property..................................................       40
   Section 6.13.          Intellectual Property..........................................       40
   Section 6.14.          Contracts......................................................       41
   Section 6.15.          Litigation; Decrees............................................       44
   Section 6.16.          Employee and Related Matters; ERISA............................       44
   Section 6.17.          Absence of Changes or Events...................................       46
   Section 6.18.          Compliance with Applicable Laws................................       46
   Section 6.19.          Employee and Labor Relations...................................       47
   Section 6.20.          Securities Act of 1933;
                            Sufficiency of Information...................................       48
   Section 6.21.          Certain Material Contracts.....................................       48

ARTICLE SEVEN             COVENANTS OF TIMES MIRROR AND MOSBY............................       49
   Section 7.01.          June 30 and Closing Date
                            Financial Statements.........................................       49
   Section 7.02.          Access.........................................................       51
   Section 7.03.          Ordinary Conduct...............................................       52
   Section 7.04.          Insurance......................................................       55
   Section 7.05.          Resignations...................................................       55

   Section 7.06.          Non-Competition................................................       55
   Section 7.07.          Intercompany Accounts..........................................       57
   Section 7.08.          Confidentiality................................................       57
   Section 7.09.          No Additional Representations..................................       57
   Section 7.10.          Performance of Obligations by
                            Times Mirror After Closing Date..............................       58
   Section 7.11.          Name Change....................................................       58
   Section 7.12.          Grant of License...............................................       58
   Section 7.13.          Purchase of Limited Partner
                            Interest.....................................................       59

ARTICLE EIGHT             COVENANTS OF McGRAW-HILL.......................................       59
   Section 8.01.          June 30 and Closing Date
                            Financial Statements.........................................       59
   Section 8.02.          Access.........................................................       60
   Section 8.03.          Ordinary Conduct...............................................       61
   Section 8.04.          Insurance......................................................       63
   Section 8.05.          Resignations...................................................       63
   Section 8.06.          Non-Competition................................................       63
   Section 8.07.          Intercompany Accounts..........................................       64
   Section 8.08.          Confidentiality................................................       65
   Section 8.09.          No Additional Representations..................................       65
   Section 8.10.          Performance of Obligations by
                            McGraw-Hill After Closing Date...............................       65
   Section 8.11.          Name Change....................................................       66
   Section 8.12.          Transitional Services..........................................       66

ARTICLE NINE              MUTUAL COVENANTS...............................................       66
   Section 9.01.          Post-Closing Adjustment........................................       66
   Section 9.02.          Use of Names...................................................       69
   Section 9.03.          Cooperation....................................................       70
   Section 9.04.          Publicity......................................................       70
   Section 9.05.          Antitrust Notification.........................................       70
   Section 9.06.          Records........................................................       71
   Section 9.07.          Further Assurances.............................................       73
   Section 9.08.          Provision of Audited Financials................................       73

ARTICLE TEN               EMPLOYEE AND RELATED MATTERS WITH
                            RESPECT TO COLLEGE PUBLISHING
                            BUSINESS.....................................................       73
   Section 10.01.         Continuation of Employment.....................................       73
   Section 10.02.         Times Mirror's Benefit Plans and
                            Employee Related Liabilities.................................       74
   Section 10.03.         McGraw-Hill's Benefit Plans....................................       75
   Section 10.04.         Severance Obligations..........................................       75
   Section 10.05.         Defined Contribution Plans.....................................       75
   Section 10.06.         Defined Benefit Plans..........................................       76
   Section 10.07.         Welfare Benefits...............................................       77
   Section 10.08.         Modifications..................................................       78

   Section 10.09.         Mutual Cooperation.............................................       78
   Section 10.10.         Employee Benefits Indemnity....................................       78
   Section 10.11.         Third-Party Claims.............................................       79

ARTICLE TEN-A             EMPLOYEE AND RELATED MATTERS WITH
                            RESPECT TO SHEPARD'S.........................................       79
   Section 10A.01.        Continuation of Employment.....................................       79
   Section 10A.02.        McGraw-Hill's Benefit Plans and
                            Employee Related Liabilities.................................       80
   Section 10A.03.        Times Mirror's Benefit Plans...................................       80
   Section 10A.04.        Severance Obligations..........................................       80
   Section 10A.05.        Defined Contribution Plans.....................................       81
   Section 10A.06.        Defined Benefit Plans..........................................       81
   Section 10A.07.        Welfare Benefits...............................................       82
   Section 10A.08.        Modifications..................................................       83
   Section 10A.09.        Mutual Cooperation.............................................       83
   Section 10A.10.        Employee Benefits Indemnity....................................       83
   Section 10A.11.        Third-Party Claims.............................................       84

ARTICLE ELEVEN            INDEMNIFICATION................................................       84
   Section 11.01.         Tax Indemnification............................................       84
   Section 11.02.         Environmental Indemnification..................................       84
   Section 11.03.         Indemnification by Times Mirror
                            and Mosby....................................................       86
   Section 11.04.         Indemnification by McGraw-Hill.................................       86
   Section 11.05.         Exclusive Remedy...............................................       87
   Section 11.06.         Losses Net of Insurance........................................       87
   Section 11.07          Termination of Indemnification.................................       87
   Section 11.08.         Procedures Relating to Indemnifi-
                            cation (Except Under Section 11.01)..........................       88

ARTICLE TWELVE            TAX MATTERS RELATING TO THE TRANSFER
                            OF THE TMHE SHARES, ETC......................................       89
   Section 12.01.         Section 338(h)(10) Election....................................       89
   Section 12.02.         Liability for Taxes; Preparation
                            of Returns...................................................       90
   Section 12.03.         Tax Sharing Agreements.........................................       92
   Section 12.04.         Assistance and Cooperation.....................................       92
   Section 12.05.         Definitions....................................................       92
   Section 12.06.         Controversies..................................................       94

ARTICLE TWELVE-A          TAX MATTERS RELATING TO THE TRANSFER
                            OF THE SHEPARD'S SHARES......................................       95
   Section 12A.01.        Section 338(h)(10) Election....................................       95
   Section 12A.02.        Liability for Taxes; Preparation
                            of Returns...................................................       95
   Section 12A.03.        Tax Sharing Agreements.........................................       97
   Section 12A.04.        Assistance and Cooperation.....................................       97

   Section 12A.05.        Definitions....................................................       97
   Section 12A.06.        Controversies..................................................       98

ARTICLE THIRTEEN          TERMINATION....................................................       99
   Section 13.01.         Events of Termination..........................................       99
   Section 13.02.         Return of Confidential Information.............................       99
   Section 13.03.         Effects of Termination.........................................      100
   Section 13.04.         Survival of Representations....................................      100

ARTICLE FOURTEEN          MISCELLANEOUS..................................................      101
   Section 14.01.         Expenses.......................................................      101
   Section 14.02.         Attorneys' Fees................................................      101
   Section 14.03.         Amendments.....................................................      101
   Section 14.04.         Assignment.....................................................      101
   Section 14.05.         No Third-Party Beneficiaries...................................      101
   Section 14.06.         Notices........................................................      101
   Section 14.07.         Counterparts...................................................      102
   Section 14.08.         Entire Agreement...............................................      102
   Section 14.09.         Fees...........................................................      102
   Section 14.10.         Severability...................................................      102
   Section 14.11.         Dispute Resolution; Equitable
                            Enforcement..................................................      102
   Section                No Consequential or Punitive
                            Damages......................................................      105

                               TABLE OF SCHEDULES

Schedule 2.02(a)(i)              Mosby Assets

Schedule 2.02(a)(ii)             International Assets

Schedule 2.02(b)                 Assumed Liabilities

Schedule 4.02(a)(v)              International Asset Transfers and
                                   Related Accounting Adjustments

Schedule 5.03                    Breach or Default

Schedule 5.08                    Equity Interests

Schedule 5.09(a)                 TMHE Financial Statements

Schedule 5.09(b)                 Mosby Financial Statements

Schedule 5.09(c)                 International and Mosby Information

Schedule 5.09(d)-1               Pro Forma Balance Sheet of TMHE

Schedule 5.09(d)-2               Pro Forma Statement of Assets Conveyed
                                   and Liabilities Assumed of Mosby's
                                   College Text Business

Schedule 5.12                    Liens

Schedule 5.13(a)                 TMHE Owned Property

Schedule 5.13(b)                 TMHE Leased Property

Schedule 5.14(a)                 College Publishing Business Trademarks

Schedule 5.14(b)                 Top 100 College Publishing Business
                                   Publications

Schedule 5.14(c)                 Licenses

Schedule 5.14(d)                 Claims

Schedule 5.15(a)                 Employment, Independent Contractor and
                                   Consulting Agreements

Schedule 5.15(b)                 Collective Bargaining Agreements

Schedule 5.15(c)                 Non-Competition Agreements

Schedule 5.15(d)                 Agreements with Affiliates, Officers,
                                   Directors or Employees

Schedule 5.15(e)                 Leases of TMHE Property

Schedule 5.15(f)                 Personal Property Leases

Schedule 5.15(g)                 Supply and Service Agreements

Schedule 5.15(h)                 Indebtedness

Schedule 5.15(i)                 Guarantees

Schedule 5.15(j)                 Partnerships and Joint Ventures

Schedule 5.15(k)                 College Publishing Business Author
                                   Contracts

Schedule 5.15(l)                 Other Agreements

Schedule 5.16                    Litigation; Decrees

Schedule 5.17(a)                 Employee Benefit Plans

Schedule 5.17(b)                 Noncompliance with ERISA

Schedule 5.17(c)                 Multiemployer Plan Liabilities

Schedule 5.17(e)                 Employee Welfare Benefit Plans

Schedule 5.18                    Changes or Events

Schedule 5.20                    Employee and Labor Relations

Schedule 5.22(a)                 Distribution Agreements

Schedule 5.22(b)                 Certain Translation Agreements

Schedule 6.02                    Breach or Default

Schedule 6.08(a)                 Shepard's Financial Statements

Schedule 6.11                    Liens

Schedule 6.12(a)                 Shepard's Owned Property

Schedule 6.12(b)                 Shepard's Leased Property

Schedule 6.13(a)                 Shepard's Trademarks

Schedule 6.13(b)                 Top 25 Shepard's Publications

Schedule 6.13(c)                 Licenses

Schedule 6.13(d)                 Claims

Schedule 6.14(a)                 Employment, Independent Contractor and
                                   Consulting Agreements

Schedule 6.14(b)                 Collective Bargaining Agreements

Schedule 6.14(c)                 Non-Competition Agreements

Schedule 6.14(d)                 Agreements with Affiliates, Officers,
                                   Directors or Employees

Schedule 6.14(e)                 Leases of Shepard's Property

Schedule 6.14(f)                 Personal Property Leases

Schedule 6.14(g)                 Supply and Service Agreements

Schedule 6.14(h)                 Indebtedness

Schedule 6.14(i)                 Guarantees

Schedule 6.14(j)                 Partnerships and Joint Ventures

Schedule 6.14(k)                 Shepard's Author Contracts

Schedule 6.14(l)                 Other Agreements

Schedule 6.15                    Litigation; Decrees

Schedule 6.16(a)                 Employee Benefit Plans

Schedule 6.16(b)                 Noncompliance with ERISA

Schedule 6.16(c)                 Multiemployer Plan Liabilities

Schedule 6.16(e)                 Employee Welfare Benefit Plan

Schedule 6.17                    Changes or Events

Schedule 6.19                    Employee and Labor Matters

Schedule 7.03                    Exceptions to Ordinary Conduct

Schedule 7.04                    Insurance

Schedule 8.03                    Exceptions to Ordinary Conduct

Schedule 8.04                    Insurance

Schedule 9.01(a)                 Tax Reimbursement Rates

Schedule 9.01(b)                 Tax Reimbursement Rates

Schedule 10.01(a)                List of Mosby's College Text Business
                                   Employees

Schedule 10.04                   McGraw-Hill Severance Obligations

Schedule 10A.01(a)-1             List of Shepard's Employees not
                                   Transferred

Schedule 10A.04                  Times Mirror Severance Obligations

                               TABLE OF EXHIBITS


Exhibit A                         Form of Mosby Transition Services
                                    Agreement

Exhibit B                         Form of TMIP Transition Services
                                    Agreement

                               EXCHANGE AGREEMENT

          THIS EXCHANGE AGREEMENT (the "Agreement") is dated as of July 3, 1996,
                                        ---------
by and among THE TIMES MIRROR COMPANY, a Delaware corporation ("Times Mirror"),
                                                                ------------
MOSBY-YEAR BOOK, INC., a Missouri corporation and a wholly-owned subsidiary of Times Mirror ("Mosby"), and The McGraw-Hill Companies, Inc., a New York
               -----
corporation ("McGraw-Hill").
              -----------

                                    RECITALS

          A. Times Mirror Higher Education Group, Inc., a Delaware corporation ("TMHE"), is engaged, through several di visions, in the business of publishing
  ----
college textbooks and other educational materials.

          B. Times Mirror owns all of the outstanding common stock, par value $1.00 per share (the "TMHE Shares"), of TMHE.
                      -----------

          C.   Mosby owns certain assets (as more fully described herein, the

"Mosby Assets") devoted solely and exclusively to Mosby's college-level life and
-------------
physical science text publishing business ("Mosby's College Text Business").
                                            -----------------------------

          D. On the terms and subject to the conditions set forth herein (i) Times Mirror desires to sell to McGraw-Hill, and McGraw-Hill desires to purchase, the TMHE Shares and (ii) Mosby desires to sell, and McGraw-Hill desires to purchase, the Mosby Assets and to assume certain liabilities (as more fully described herein, the " Mosby Liabilities") of Mosby relating solely and
                             -------------------
exclusively to Mosby's College Text Business.

          E. Shepard's/McGraw-Hill, Inc., a Delaware corporation ("Shepard's"), is engaged in the business of publishing legal citation
  ---------
materials.

          F. McGraw-Hill owns all of the outstanding common stock, $1.00 par value (the "Shepard's Shares"), of Shepard's.
            ----------------

          G. On the terms and subject to the conditions set forth herein, McGraw-Hill desires to sell to Times Mirror, and Times Mirror desires to purchase, the Shepard's Shares.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties and agreements set forth below, the parties hereto agree as follows:

                                 ARTICLE ONE
                                 DEFINITIONS

          As used in this Agreement, the following terms have the meanings set forth below:

          Section 1.01.  Definitions.
                         -----------

          "AGREEMENT" is defined in the Preamble.
           ---------

          "APPRAISER" is defined in Section 12.01(c)(ii).
           ---------

          "BROWN AND PROBUS PLANS" is defined in Section 10.05.
           ----------------------

          "BUSINESS DAY" means any day other than a Saturday, Sunday, holiday or
           ------------
day on which financial institutions in the State of New York are required or permitted by law to be closed.

          "CERCLA" is defined within the definition of "Envi  ronmental Law" in
           ------
this Section 1.01.

          "CLOSING" is defined in Section 3.01.
           -------

          "CLOSING DATE" is defined in Section 3.01.
           ------------

          "CODE" means the Internal Revenue Code of 1986, as amended.
           ----

          "COLLEGE PUBLISHING BUSINESS" means the higher education publishing
           ---------------------------
business consisting of TMHE and the TMHE Subsidiaries, the Mosby Assets and the International Assets.

          "COLLEGE PUBLISHING BUSINESS CLOSING DATE BALANCE SHEET" is defined in
           ------------------------------------------------------
Section 7.01(c).

          "COLLEGE PUBLISHING BUSINESS CONFIDENTIALITY AGREEMENT" is defined in
           -----------------------------------------------------
Section 7.03.

          "COLLEGE PUBLISHING BUSINESS CONTRACTS" is defined in Section 5.15.
           -------------------------------------

          "COLLEGE PUBLISHING BUSINESS COPYRIGHTS" is defined in
           --------------------------------------
Section 5.14(b).

          "COLLEGE PUBLISHING BUSINESS EMPLOYEE" means (i) all persons actively
           ------------------------------------
employed on the Closing Date either by TMHE, the TMHE Subsidiaries or by Mosby solely and exclusively in connection with Mosby's College Text Business, and
(ii) any person not so actively employed but who is, as of the Closing

Date, with respect to either TMHE, the TMHE Subsidiaries or Mosby's College Text Business, on any authorized leave of absence, on either short- or long-term disability leave, on worker's compensation leave, or on vacation.

          "COLLEGE PUBLISHING BUSINESS INTELLECTUAL PROPERTY" is defined in
           -------------------------------------------------
Section 5.14(b).

          "COLLEGE PUBLISHING BUSINESS PERSONNEL" means all College Publishing
           -------------------------------------
Business Employees and College Publishing Business Retirees.

          "COLLEGE PUBLISHING BUSINESS PLANS" is defined in Section 5.17(a).
           ---------------------------------

          "COLLEGE PUBLISHING BUSINESS POST-RETIREMENT PLAN" means any plan,
           ------------------------------------------------
program, arrangement or agreement, whether formal or informal, to provide post-retirement medical benefits to former employees of TMHE or the TMHE Subsidiaries or Mosby solely and exclusively in connection with Mosby's College Text Business and their eligible beneficiaries that is maintained, contributed to or required to be contributed to by Times Mirror, TMHE or the TMHE Subsidiaries or Mosby.

          "COLLEGE PUBLISHING BUSINESS RETIREES" means all persons formerly
           ------------------------------------
employed by TMHE or the TMHE Subsidiaries or by Mosby solely and exclusively in connection with Mosby's College Text Business and their beneficiaries who are receiving or eligible to receive post-retirement medical benefits under any College Publishing Business Post-Retirement Plan as of the Closing Date.

          "COLLEGE PUBLISHING BUSINESS TAX LIABILITIES" is defined in Section
           -------------------------------------------
12.05(a).

          "COLLEGE PUBLISHING BUSINESS TRADEMARKS" is defined in Section
           --------------------------------------
5.14(a).

          "COLLEGE PUBLISHING BUSINESS TRANSFERRED EMPLOYEES" is defined
           -------------------------------------------------
in Section 10.01(a).

          "CONFIDENTIAL OFFERING MEMORANDUM" is defined in Section 8.09.
           --------------------------------

          "CONSOLIDATED TAX RETURNS" is defined in Section 12.05(b).
           ------------------------

          "DAMAGES" is defined in Section 11.01.
           -------

          "DOJ" is defined in Section 9.05.
           ---

          "ENFORCEABILITY EXCEPTIONS" is defined in Section 5.01.
           -------------------------

          "ENVIRONMENTAL LAW" means any applicable statute, regulation, rule,
           -----------------
ordinance, code, license or order, of any government agency, department, commission, board, bureau or instrumentality of the United States, states and political subdivisions thereof or any foreign jurisdiction, and all appli cable judicial and administrative and regulatory decrees, judgments and orders, relating to the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
                                                         ------
Sections 9601 et seq., as amended by the Superfund Amendments and
              -- ---
Reauthorization Act of 1986; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the Federal Water Pollution Control Act, 42 U.S.C.
                     -- ---
Sections 1251 et seq.; the National Environmental Policy Act, 42 U.S.C. Sections
              -- ---
4321 et seq.; the Refuse Act, 33 U.S.C. Sections 401 et seq.; the Federal
     -- ---                                          -- ---
Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; the
                                                                  -- ---
Emergency Planning and Community Right to Know Act, 42 U.S.C. Sections 11001 et
                                                                             --
seq.; the Occupational Safety and Health Act of 1970; the Hazardous Materials
---
Transportation Act, 49 U.S.C. Sections 1801 et seq.; and the Toxic Substances
                                            -- ---
Control Act, 15 U.S.C. Sections 2601 et seq. and other legal requirements having
                                     -- ---
similar subject matter.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "ERISA AFFILIATE" means any entity that is a member of a controlled
           ---------------
group for purposes of Section 4001(a)(14) of ERISA.

          "EXCLUDED ASSETS" is defined in Section 2.02(a)(ii).
           ---------------

          "FTC" is defined in Section 9.05.
           ---

          "GAAP" is defined in Section 5.09(a).
           ----

          "HAZARDOUS MATERIAL" means any material, substance, compound, solid,
           ------------------
liquid or gas, or any radiation, emission or release of energy in any form, whether naturally occurring, man-made or the product of any process (1) which is or may under certain conditions be toxic, harmful, hazardous or acutely hazardous to public health, public safety or the environment, (2) which is or may be defined or regulated as a "hazardous waste", "hazardous substance", "toxic substance", pollutant or contaminant under any Environmental Law, (3) the use, handling, management, release, treatment, storage, transportation or disposal of which is or may be regulated under any Environmental

Law. Hazardous Materials include but are not limited to asbestos, polychlorinated biphenyls, mercury, lead, petroleum and petroleum products and derivatives, urea formaldehyde foam insulation, and radon and other radioactive materials.

          "HSR ACT" is defined in Section 4.01(a).
           -------

          "INCOME TAXES" is defined in Section 12.05(c).
           ------------

          "INTERNATIONAL ASSETS" is defined in Section 2.02(a).
           --------------------

          "INTERNATIONAL LIABILITIES" is defined in Section 2.02(b).
           -------------------------

          "IRS" means the Internal Revenue Service.
           ---

          "KNOWLEDGE OF MCGRAW-HILL" means the actual knowledge of any of Robert
           ------------------------
J. Bahash, Executive Vice President and Chief Financial Officer of McGraw-Hill; Wayne Greenberg, President of Shepard's; Peter Jovanovich, President - Educational and Profes sional Publishing Group of McGraw-Hill, Erwin S. Barbre, Senior Vice President and General Manager, Shepard's Citations Business Unit, Carol Bishop, Director of Human Resources of Shepard's, and Robert De Bona, Vice President Human Resources - Educational and Professional Publishing Group of McGraw-Hill.

          "KNOWLEDGE OF TIMES MIRROR" means the actual knowledge of any of E.
           -------------------------
Thomas Unterman, Senior Vice President and Chief Fi nancial Officer of Times Mirror; Patrick A. Clifford, Senior Vice President of Times Mirror and Chairman and Chief Executive Officer of Mosby; G. Franklin Lewis, Chairman and Chief Executive Officer of TMHE; James H. Higby, Executive Vice President and Chief Operating Officer of TMHE; Jeffrey Sund, President and Chief Executive Officer of Richard D. Irwin; Beverly Kolz, President and Chief Executive Officer of Wm.
C. Brown Publishers; Robert McLaugh lin, Executive Vice President and General Manager of Brown & Benchmark Publishers; James R. Simpson, Senior Vice President - Human Resources of Times Mirror; and Marc Bigelow, Vice President
- Human Resources of TMHE.

          "LIENS" is defined in Section 5.07.
           -----

          "LOSSES" means all damage, loss (including any diminution in the value
           ------
of assets), liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding). For purposes of Section 11.02, Losses shall mean all claims, damages, losses (including any diminution in the value of real properties), penalties, fines, liabilities and expenses (including, without limitation, fees incurred for the services of attorneys, consultants, engineers, contractors, experts, laboratories and all costs incurred in connection with any investigation, cleanup, remediation, removal, abatement, closure and monitoring, action, suit or proceeding), resulting from a violation of any Environmental Law.

          "MCGRAW-HILL" is defined in the Preamble.
           -----------

          "MCGRAW-HILL DEFINED CONTRIBUTION PLANS" is defined in Section 10A.05.
           --------------------------------------

          "MCGRAW-HILL PLANS" is defined in Section 6.16(a).
           -----------------

          "MCGRAW-HILL RETIREMENT PLAN" is defined in Section 10A.06.
           ---------------------------

          "MOSBY" is defined in the Preamble.
           -----

          "MOSBY ASSETS" is defined in the Recitals and in Section 2.02(a)(i).
           ------------

          "MOSBY LIABILITIES" is defined in the Recitals and in Section 2.02(b).
           -----------------

          "MOSBY STATEMENT" is defined in Section 5.09(b).
           ---------------

          "MOSBY TRANSITION SERVICES AGREEMENT" means the Tran  sition Services
           -----------------------------------
Agreement to be entered into by and between Mosby and McGraw-Hill, substantially in the form attached hereto as Exhibit A.
                               ---------

          "MOSBY'S COLLEGE TEXT BUSINESS" is defined in the Recitals.
           -----------------------------

          "PERMITTED LIENS" means (i) mechanics', carriers', workmen's,
           ---------------
warehousemen's, repairmen's or other like liens arising or incurred in the ordinary course of business, (ii) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) liens for Taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty, and (iv) other imperfections of title, restrictions or encumbrances, if any, which liens, imperfections of title, restrictions or encumbrances do not materially impair the continued use and operation of the specific assets to which they relate.

          "PRE-CLOSING TAX PERIOD" is defined in Section 12.05(a).
           ----------------------

          "RECORDS" is defined in Section 9.06(a).
           -------

          "REPLACEMENT PLANS" is defined in Section 10A.03.
           -----------------

          "RESTRICTED PERIOD" is defined in Section 7.06(a).
           -----------------

          "SECURITIES ACT" is defined in Section 5.21.
           --------------

          "SHEPARD'S" is defined in the Recitals.
           ---------

          "SHEPARD'S BALANCE SHEET" is defined in Section 6.08.
           -----------------------

          "SHEPARD'S CLOSING DATE BALANCE SHEET" is defined in Section 8.01(b).
           ------------------------------------

          "SHEPARD'S CONFIDENTIALITY AGREEMENT" is defined in Section 7.08.
           -----------------------------------

          "SHEPARD'S CONTRACTS" is defined in Section 6.14.
           -------------------

          "SHEPARD'S COPYRIGHTS" is defined in Section 6.13(b).
           --------------------

          "SHEPARD'S ELECTIONS" is defined in Section 12A.01(a).
           -------------------

          "SHEPARD'S EMPLOYEE" means (i) all persons actively employed on the
           ------------------
Closing Date by Shepard's, and (ii) any person not so actively employed but who is, as of the Closing Date, with respect to Shepard's, on any authorized leave of absence, on either short or long-term disability leave, on worker's compensation leave, or on vacation.

          "SHEPARD'S INTELLECTUAL PROPERTY" is defined in Section 6.13(b).
           -------------------------------

          "SHEPARD'S LEASED PROPERTIES" is defined in Section 6.12(b).
           ---------------------------

          "SHEPARD'S OWNED PROPERTIES" is defined in Section 6.12(a).
           --------------------------

          "SHEPARD'S PERSONNEL" means all Shepard's Employees and Shepard's
           -------------------
Retirees.

          "SHEPARD'S POST-RETIREMENT PLAN" means any plan, program, arrangement
           ------------------------------
or agreement, whether formal or informal, to provide post-retirement medical benefits to, among others, former employees of Shepard's and their eligible beneficiaries that is maintained, contributed to or required to be contributed to by McGraw-Hill or Shepard's.

          "SHEPARD'S PROPERTIES" is defined in Section 6.12(b).
           --------------------

          "SHEPARD'S RETIREES" means all persons formerly employed by Shepard's
           ------------------
and their beneficiaries who are receiving or eligible to receive post-retirement medical benefits under any McGraw-Hill Post-Retirement Plan as of the Closing Date.

          "SHEPARD'S SECTION 338 FORMS" is defined in Section 12A.01(b).
           ---------------------------

          "SHEPARD'S SHARES" is defined in the Recitals.
           ----------------

          "SHEPARD'S TAX LIABILITIES" is defined in Section 12A.05.
           -------------------------

          "SHEPARD'S TRADEMARKS" is defined in Section 6.13(a).
           --------------------

          "SHEPARD'S TRANSFERRED EMPLOYEES" is defined in Section 10A.01(a).
           -------------------------------

          "STRADDLE PERIOD" is defined in Section 12.05(d).
           ---------------

          "TAXES" means all federal, state, local and foreign income, gross
           -----
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, envi ronmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, dis ability, real property, personal property, sales, use, transfer, registration, value added, VAT, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto.

          "TAX AUDIT" is defined in Section 12.06
           ---------

          "TAX RETURN" is defined in Section 12.05(e).
           ----------

          "THIRD-PARTY CLAIM" is defined in Section 11.08.
           -----------------

          "TIMES MIRROR" is defined in the Preamble.
           ------------

          "TM 401(K) PLAN" is defined in Section 10.05.
           --------------

          "TM PENSION PLAN" is defined in Section 10.06.
           ---------------

          "TMHE" is defined in the Recitals.
           ----

          "TMHE BALANCE SHEET" is defined in Section 5.09(a).
           ------------------

          "TMHE ELECTIONS" is defined in Section 12.01(a).
           --------------

          "TMHE LEASED PROPERTIES" is defined in Section 5.13(b).
           ----------------------

          "TMHE OWNED PROPERTY" is defined in Section 5.13(a).
           -------------------

          "TMHE PROPERTIES" is defined in Section 5.13(b).
           ---------------

          "TMHE SHARES" is defined in Recitals.
           -----------

          "TMHE SUBSIDIARIES" is defined in Section 5.05.
           -----------------

          "TMIP" means Times Mirror International Publishers-U.S., Inc., a
           ----
Delaware corporation.

          "TMIP ENTITIES" means TMIP, its direct and indirect subsidiaries and
           -------------
Times Mirror Singapore Pte. Ltd., a Singapore corporation.

          "TMIP TRANSITION SERVICES AGREEMENT" means the Transition Services
           ----------------------------------
Agreement to be entered into by and between TMIP and McGraw-Hill, substantially in the form attached hereto as Exhibit B.
                               ---------

          "TOP 25 SHEPARD'S PUBLICATIONS" is defined in Section 6.13(b).
           -----------------------------

          "TOP 100 COLLEGE PUBLISHING BUSINESS PUBLICATIONS" is defined in
           ------------------------------------------------
Section 5.14(b).

          "TRANSACTION-RELATED EXPENSES" means any expenses of TMHE or Mosby or
           ----------------------------
Shepard's incurred in connection with the consummation of the transactions contemplated hereby, including performance bonuses and severance expenses of TMHE or Mosby or Shepard's and employee benefits payable under any employee benefit plans on or prior to the Closing Date and fees and expenses of auditors, legal counsel and financial advisors to TMHE or Mosby or Shepard's.

          Section 1.02.  Interpretation of this Agreement.
                         --------------------------------

      (a) Construction.  Unless the context of this Agreement clearly requires
          ------------
otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, exhibit, schedule, recital and preamble references in this Agreement are to those portions of this Agreement unless otherwise specified.

      (b) Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State.

      (c) Headings, Exhibits and Schedules.  The headings contained in this
          --------------------------------
Agreement, in any Exhibit or Schedule hereto and in the Table of Contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any matter dis closed in one Schedule hereto shall be deemed incorporated by reference into each other Schedule hereto and disclosed in each such Schedule to the extent that the relevancy of such matter to each such other Schedule is apparent from the disclosure included on the Schedule.

      (d) Representation By Counsel; Interpretation.  Times Mirror, Mosby and
          -----------------------------------------
McGraw-Hill each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, including but not limited to Section 1654 of the California Civil Code or any comparable provision of New York law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of McGraw-Hill, Times Mirror and Mosby.

                                  ARTICLE TWO
                               PURCHASE AND SALE

          Section 2.01  Purchase and Sale of the TMHE Shares.  On the terms and
                        ------------------------------------
subject to the conditions of this Agreement, Times Mirror will sell, transfer and deliver, or cause to be sold, transferred and delivered, to McGraw-Hill, and McGraw-Hill will purchase from Times Mirror, free and clear of all liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, the TMHE Shares.

          Section 2.02. Purchase and Sale of the Mosby Assets and International
                    -------------------------------------------------------
Assets; Assumption of the Mosby Liabilities and International Liabilities.
-------------------------------------------------------------------------

          (a)  Purchase and Sale of the Mosby Assets and Inter  national Assets.
               ----------------------------------------------------------------

               (i) On the terms and subject to the conditions of this Agreement,
     (A) Mosby shall sell, convey, transfer and assign to McGraw-Hill (or one or more subsidiaries of McGraw-Hill designated by McGraw-Hill), and McGraw-Hill (or one or more subsidiaries of McGraw-Hill designated by McGraw-Hill) will purchase from Mosby, all right, title and interest in the Mosby Assets as of the Closing Date, including, without limitation, those that are listed or described on Schedule 2.02(a)(i), and (B) Times Mirror shall
                            -------------------
     cause the TMIP Entities to sell, convey, transfer and assign to McGraw-Hill (or one or more subsidiaries of McGraw-Hill designated by McGraw-Hill), and McGraw-Hill (or one or more subsidiaries of McGraw-Hill designated by McGraw-Hill) will purchase from the TMIP Entities, all right, title and interest of the TMIP Entities as of the Closing Date in the assets of the TMIP Entities listed or described on Schedule 2.02(a)(ii) (the
                                          --------------------
     "International Assets").
      --------------------

               (ii) Notwithstanding anything herein to the contrary, the Mosby Assets shall not include (A) any technology, including software and hardware, used in the development, production, publication or distribution of electronic products or (B) any trademarks, trade names or service marks or applications therefor registered or filed in the name of or used by Mosby other than as set forth on Schedule 5.14(a) (collectively, the
                                      ---------------
     "Excluded Assets").
      ---------------

          (b) Assumption of the Mosby Liabilities and International Liabilities.
              -----------------------------------------------------------------
McGraw-Hill shall assume as of the Closing Date and shall pay, perform and discharge when due, and shall indemnify Mosby against and hold Mosby harmless from, all of the obligations and liabilities of any kind or nature, whether absolute, contingent, known or unknown, disclosed or undis closed, accrued or otherwise of Mosby, relating solely and ex clusively to Mosby's College Text Business and the Mosby Assets as of the Closing Date (the "Mosby Liabilities"),
                                                           -----------------
including, without limitation, those listed or described on Schedule 2.02(b).
                                                            ----------------
McGraw-Hill shall assume as of the Closing Date and shall pay, perform and discharge when due, and shall indemnify the TMIP Entities against and hold the TMIP Entities harmless from, the liabilities of the TMIP Entities listed or described on Schedule 2.02(b) (the "International Liabilities"). This
                                    -------------------------
assumption of the Mosby Liabilities and the International Liabilities shall not include liabilities arising in connection with violations of any Environmental Law. Notwithstanding any thing in this paragraph to the contrary, McGraw-Hill shall not assume any Tax liabilities of Mosby or any Tax liabilities relating to the TMIP Entities.

          Section 2.03.  Cash Payment. In partial consideration for the
                         ------------
Shepard's Shares, Times Mirror shall pay to McGraw-Hill $25 million, payable as set forth in Section 3.01(b)(i).

          Section 2.04.  Purchase and Sale of the Shepard's Shares. On the terms
                         -----------------------------------------
and subject to the conditions of this Agreement, McGraw-Hill will sell, transfer and deliver, or cause to be sold, transferred and delivered, to Times Mirror, and Times Mirror will purchase from McGraw-Hill, free and clear of all liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, the Shepard's Shares.

          Section 2.05.  Employee Benefit and Employee Matters and Tax Matters
                         -----------------------------------------------------
Handled Separately.  The foregoing provisions of this Article Two do not relate
------------------
to, with respect to TMHE, the TMHE Subsidiaries, Mosby or Shepard's, employee benefit and employee matters, which are addressed in Articles 10 and 10-A. Tax matters are further addressed in Articles 12 and 12-A.


                                 ARTICLE THREE
                                    CLOSING

          Section 3.01.  Closing. The closing (the "Closing") of the purchase
                         -------                    -------
and sale of the Shepard's Shares, the TMHE Shares, the Mosby Assets and the International Assets and the assumption of the Mosby Liabilities and the International Liabilities shall be effective as of 12:01 a.m. on the first day of the calendar month after the satisfaction or waiver of the conditions to Closing set forth in Article 4. The date on which the Closing shall be effective is hereinafter referred to as the "Closing Date." The Closing shall be held at
                                   ------------
the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York at 10:00 a.m. on the Closing Date or, if the Closing Date is not a Business Day, on the Business Day next succeeding the Closing Date.

          (a)  McGraw-Hill Deliveries at Closing.  At the Closing, McGraw-Hill
               ---------------------------------
shall deliver to Times Mirror (acting on its own behalf and as agent for Mosby and the TMIP Entities) (i) certificates representing the Shepard's Shares, duly endorsed in blank, or accompanied by stock powers duly endorsed in blank, in proper form for transfer, (ii) instruments of assumption in form and substance reasonably satisfactory to Times Mirror, Mosby and their counsel evidencing and effecting the assumption by McGraw-Hill of the Mosby Liabilities and the International Liabilities, and (iii) such other documents as are specifically required by this Agreement.

          (b)  Times Mirror Deliveries at Closing.  At the Closing, Times Mirror
               ----------------------------------
shall deliver or cause to be delivered to McGraw-Hill (i) by wire transfer (to a bank account designated at least two Business Days prior to the Closing Date in writing by McGraw-Hill) immediately available funds in the amount set forth in
Section 2.03, (ii) certificates representing the TMHE Shares, duly endorsed in blank, or accompanied by stock powers duly endorsed in blank, in proper form for transfer, (iii) such appropriately executed instruments of sale and assignment in form and substance reasonably satisfactory to McGraw-Hill and its counsel evidencing and effecting the sale and transfer to McGraw-Hill (or one or more subsidiaries of McGraw-Hill designated by McGraw-Hill) of the International Assets (it being understood that such instruments shall not require or permit Times Mirror to make any additional representations, warranties or covenants, expressed or implied, or disclaimers not contained in this Agreement), and (iv) such other documents as are specifically required by this Agreement.

          (c) Mosby Deliveries at Closing. At the Closing, Mosby shall deliver
              ---------------------------
or cause to be delivered such appropriately executed instruments of sale and assignment in form and substance reasonably satisfactory to McGraw-Hill and its counsel evidencing and effecting the sale and transfer to McGraw-Hill of the Mosby Assets (it being understood that such instruments shall not require or permit Mosby to make any additional repre sentations, warranties or covenants, expressed or implied, or disclaimers not contained in this Agreement), and such other documents as are specifically required by this Agreement.

          (d) Delivery of the Mosby Assets.  The Mosby Assets will be in the
              ----------------------------
possession of Mosby on the Closing Date. Prior to the Closing, (A) Mosby will provide McGraw-Hill with a schedule setting forth in reasonable detail the location of all of the tangible Mosby Assets that will be in the possession or control of Mosby on the Closing Date, (B) Mosby will consult with McGraw-Hill regarding the costs of transferring possession of the Mosby Assets to McGraw-Hill or one or more of its desig nated subsidiaries and (C) Mosby and McGraw-Hill shall agree on reasonable procedures to transfer possession of such Mosby As sets from Mosby to McGraw-Hill, as soon as practicable on or after the Closing Date (except that those Mosby Assets necessary or convenient for the performance of Mosby's obligations under the Mosby Transition Services Agreement will be transferred as soon as practicable after the Termination Date thereof (as defined therein)), it being understood that the cost of transferring such Mosby Assets shall be borne by McGraw-Hill.

          (e) Delivery of the International Assets. The In ternational Assets
              ------------------------------------
will be in the possession or control of the TMIP Entities on the Closing Date. Prior to the Closing, (A) Times Mirror will provide McGraw-Hill with a schedule setting forth in reasonable detail the location of all of the tangible International Assets that will be in the possession or control of the TMIP Entities on the Closing Date, (B) Times Mirror will consult with McGraw-Hill regarding the costs of transferring possession of the International Assets to McGraw-Hill or one or more of its designated subsidiaries and (C) Times Mirror and McGraw-Hill shall agree on reasonable procedures to transfer possession of such International Assets from the TMIP Entities to McGraw-Hill, as soon as practicable on or after the Closing Date (except that those International Assets necessary or convenient for the performance of TMIP's obligations under the TMIP Transition Services Agreement will be transferred as soon as practicable after the Termination Date thereof (as defined therein)), it being understood that the cost of transferring such International Assets shall be borne by McGraw-Hill.

          (f) Assignment of Contracts and Rights. Anything in this Agreement to
              ----------------------------------
the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any of the Mosby Assets, the International Assets or any asset of TMHE, the TMHE Subsidiaries or Shepard's or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted as signment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of McGraw-Hill or Times Mirror or any of their affiliates thereunder. McGraw-Hill and Times Mirror will use reasonable efforts, and will cause their affiliates to use reasonable efforts (but without any payment of money by McGraw-Hill or Times Mirror or their affiliates) to obtain the consent of the other parties to any such asset or any claim or right or any benefit arising thereunder for the as signment thereof as permitted hereby. If such consent is not obtained, or if an attempted assignment thereof would be inef fective or would adversely affect the rights of the transferor thereunder so that the transferee would not in fact receive all such rights, the transferor and the transferee will cooperate in a mutually agreeable arrangement under which the transferee would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sublicensing or subleasing to the transferee, or under which the transferor would enforce for the benefit of the transferee, with the transferee assuming the transferor's obligations, any and all rights of the transferor against a third party thereto. The transferor will pay promptly to the transferee when received all monies received by the transferor after the Closing Date under any of the such assets or any claim or right or any benefit arising thereunder.

          Provided that McGraw-Hill and its affiliates (includ ing Shepard's) use reasonable efforts to obtain such consents, Times Mirror agrees that neither McGraw-Hill nor its affiliates shall have any liability whatsoever arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default, acceleration or termi nation of any asset of Shepard's as a result thereof, to the extent such matters are disclosed on
Schedule 6.02 or are not material to Shepard's. Times Mirror further agrees that no condition shall be deemed not to be satisfied as a result of (i) the failure to obtain any such consent or as a result of any such default, acceleration or termination or (ii) any lawsuit, action, claim, proceeding or investigation commenced or threat ened by or on behalf of any persons arising out of or relating to the failure to obtain any such consent or any such default, acceleration or termination, in each case to the extent such matters are disclosed on Schedule 6.02 or are not material to Shepard's.

          Provided that Times Mirror and its affiliates (in cluding TMHE and Mosby) use reasonable efforts to obtain such consents, McGraw-Hill agrees that neither Times Mirror nor its affiliates shall have any liability whatsoever arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default, acceleration or termination of any asset included in the College Publishing Business as a result thereof, to the extent such matters are disclosed on Schedule 5.03 or are not material to the College Publishing Business. McGraw-Hill further agrees that no condition shall be deemed not to be satisfied as a result of (i) the failure to obtain any such consent or as a result of any such default, acceleration or termination or (ii) any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any persons arising out of or relating to the failure to obtain any such consent or any such default, acceleration or termination, in each case to the extent such matters are disclosed on Schedule 5.03 or are not material to the College Publishing Business.

                                 ARTICLE FOUR
                             CONDITIONS TO CLOSING

          Section 4.01.  Conditions to All Parties' Obligations.  The respective
                         --------------------------------------
obligations of parties hereto to consummate the Closing shall be subject to the satisfaction (or waiver by each party) as of the Closing of the following conditions:

          (a)  HSR Act; Other Governmental Approvals. Any waiting period
               -------------------------------------
applicable to the consummation of the transac tions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regula tions thereunder (the "HSR Act") shall have expired or have
                                        -------
been terminated, and any other governmental notice or approvals necessary to consummate such transactions shall have been either filed or received.

          (b)  No Order. No federal, state or foreign govern mental authority or
               --------
other agency or commission or court of com petent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which remains in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

          (c)  Government Litigation.  No action or proceeding shall have been
               ---------------------
commenced or threatened (as evidenced by a com munication between the person or an authorized representative of the entity threatening such action and one of the parties hereto) by any court, administrative agency or commission or other governmental or regulatory agency or authority that seeks to prevent, or impose material damages in connection with, the transactions contemplated hereby.

          Section 4.02.  Conditions to McGraw-Hill's Obligations.  Subject to
                         ---------------------------------------
paragraph (b) of this Section 4.02, the obligations of McGraw-Hill to consummate the Closing are subject to the satisfaction (or waiver by McGraw-Hill) as of the Closing of the following conditions:

          (i)  Representations, Warranties and Covenants. The representations
               -----------------------------------------
and warranties of Times Mirror and Mosby made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except as specifically contemplated by this Agreement, on and as of the Closing Date, as though made on and as of the Closing Date, and Times Mirror and Mosby shall have performed or complied with, or shall have caused to be performed or complied with, in all material respects, all obligations and covenants required by this Agreement to be performed or complied with by Times Mirror, Mosby or any other affiliate of Times Mirror by the time of the Closing; and McGraw-Hill shall have received from Times Mirror and Mosby a certificate dated the Closing Date and signed by an authorized officer of each of Times Mirror and Mosby confirming the foregoing.

          (ii)  Certificate of Good Standing. McGraw-Hill shall have received
                ----------------------------
from Times Mirror and Mosby certificates issued by the appropriate governmental authority of the jurisdiction of incorporation or organization, as the case may be, of each of Times Mirror, TMHE, Mosby and the corporations or other entities set forth on Schedule 5.08, evidencing its good standing in its respective
             -------------
jurisdiction of incorporation or organization as of a date not more than ten days prior to the Closing Date.

          (iii) Resolutions. McGraw-Hill shall have received (1) from Times
                -----------
Mirror certified copies of resolutions duly adopted by the Board of Directors of Times Mirror authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (2) from Mosby certified copies of resolutions duly adopted by the Board of Directors of Mosby authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and all such resolutions shall not have been revoked and shall remain in full force and effect.

          (iv)  Instruments of Sale and Assignment. The TMIP Entities shall
                ----------------------------------
have executed and delivered the instruments of sale and assignment referred to in Section 3.01(b) and Mosby shall have executed and delivered the instruments of sale and assignment referred to in Section 3.01(c).

          (v)   Accounting Adjustments. Times Mirror shall have caused the
                ----------------------
accounting adjustments described on Schedule 4.02(a)(v) to be made.
                                    -------------------

          (vi)  Transition Services Agreements.  Mosby shall have executed and
                ------------------------------
delivered the Mosby Transition Services Agreement and Times Mirror shall have caused TMIP to execute and deliver the TMIP Transition Services Agreement.

          (vii) Opinion of Counsel. McGraw-Hill shall have received an opinion
                ------------------
of Gibson, Dunn & Crutcher LLP as to (1) the due authorization of this Agreement by Times Mirror and Mosby, (2) the valid execution and delivery of this Agreement by Times Mirror and Mosby and (3) the enforceability of this Agreement against Times Mirror and Mosby, in each case subject to custom ary limitations and based upon certificates of public officials and officers of Times Mirror and Mosby as to matters of fact.

          (b) The language of Section 4.02(a) notwithstanding, the condition to the obligations of McGraw-Hill to consummate the Closing contained in Section 4.02(a)(i) shall be deemed satisfied if Times Mirror and Mosby deliver to McGraw-Hill a certificate dated the Closing Date and signed by an authorized officer of each of Times Mirror and Mosby setting forth any failure of the condition set forth in Section 4.02(a)(i) and undertaking to indemnify McGraw-Hill with respect to any Losses resulting from such failure as provided in
Section 11.03; provided, however, that the foregoing shall not
               --------  -------
apply to any failure of such condition to be satisfied resulting from a breach of Sections 5.09, 5.14, 5.15(b), (c), (j) and (l), 5.16(b), 5.18 or 5.22(a); and
provided further that the indemnification provided in this paragraph shall not
-------- -------
be limited by the $10 million and $100 million thresholds contained in Section 11.03.

          Section 4.03.  Conditions to Times Mirror's and Mosby's Obligations.
                         ----------------------------------------------------
Subject to paragraph (b) of this Section 4.03, the obligations of Times Mirror and Mosby to consummate the Closing are subject to the satisfaction (or waiver by Times Mirror and Mosby) as of the Closing of the following conditions:

          (i)  Representations, Warranties and Covenants. The representations
               -----------------------------------------
and warranties of McGraw-Hill made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except as specifically con templated by this Agreement, on and as of the Closing Date as though made on and as of the Closing Date, and McGraw-Hill shall have performed or complied with, or shall have caused to be performed or complied with, in all material respects, all obligations and covenants required by this Agreement to be per formed or complied with by McGraw-Hill or any affiliate of McGraw-Hill by the time of the Closing; and Times Mirror and Mosby shall have received from McGraw-Hill a certificate dated the Closing Date and signed by an authorized officer of McGraw-Hill confirming the foregoing.

          (ii) Certificate of Good Standing.  Times Mirror and Mosby shall have
               ----------------------------
received from McGraw-Hill a certificate issued by the appropriate governmental authority of the state of incorporation of each of McGraw-Hill and Shepard's, evidencing its good standing in its respective state of incorporation as of a date not more than ten days prior to the Closing Date.

          (iii) Resolutions. Times Mirror and Mosby shall have received from
                -----------
McGraw-Hill certified copies of resolutions duly adopted by the Board of Directors of McGraw-Hill authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and such resolutions shall not have been revoked and shall remain in full force and effect.

          (iv)  Instruments of Assumption.  McGraw-Hill shall have executed and
                -------------------------
delivered the instruments of assumption of the Mosby Liabilities and the International Liabilities.

          (v)   Release of Guaranties. Either (1) the guaranty made by Times
                ---------------------
Mirror with respect to the $300,000 loan made to W.C. Brown Communications, Inc. by the City of Dubuque, Iowa under its Community Economic Betterment Account; and the guar anty made by Times Mirror with respect to the $300,000 loan made to William C. Brown Communications, Inc. by the City of Dubuque, Iowa under its Community Development Block Grant Program, each shall have been released or (2) McGraw-Hill shall have agreed to indemnify Times Mirror against any liability arising under such guaranties.

          (vi)  Opinion of Counsel. Times Mirror shall have received an opinion
                ------------------
of Wachtell, Lipton, Rosen & Katz as to (1) the due authorization of this Agreement by McGraw-Hill, (2) the valid execution and delivery of this Agreement by McGraw-Hill and (3) the enforceability of this Agreement against McGraw-Hill, in each case subject to customary limitations and based upon certificates of public officials and officers of McGraw-Hill as to matters of fact.

          (b) The language of Section 4.03(a) notwithstanding, the condition to the obligations of Times Mirror and Mosby to consummate the Closing contained in
Section 4.03(a)(i) shall be deemed satisfied if McGraw-Hill delivers to Times Mirror and Mosby a certificate dated the Closing Date and signed by an authorized officer of McGraw-Hill setting forth any failure of the condition set forth in Section 4.03(a)(i) and undertaking to indemnify Times Mirror and Mosby with respect to any Losses resulting from such failure as provided in Section 11.04; provided, however, that the foregoing shall not apply to any failure
       --------  -------
of such condition to be satisfied resulting from a breach of Sections 6.08, 6.13, 6.14(b), (c), (j) and (l), 6.15(b) or 6.17; and provided further that the
                                                      -------- -------
indemnification provided in this paragraph shall not be limited by the $10 million and $100 million thresholds contained in Section 11.04.

                                 ARTICLE FIVE
           REPRESENTATIONS AND WARRANTIES OF TIMES MIRROR AND MOSBY

          Times Mirror, as to Times Mirror and the College Pub lishing Business, and Mosby, with respect to Mosby's College Text Business, represent and warrant to McGraw-Hill as follows:

          Section 5.01. Organization and Authority of Times Mirror. Times Mirror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Times Mirror has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary corporate action required to have been taken by or on behalf of Times Mirror by applicable law or its charter documents has been taken to authorize (a) the approval, execution and delivery on behalf of Times Mirror of this Agreement and (b) the performance by Times Mirror of its obligations under this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Times Mirror, enforceable against it in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity (the foregoing exceptions set forth in clauses (i) and (ii) being referred to as the "Enforceability Exceptions").
                          -------------------------

          Section 5.02. Organization and Authority of Mosby. Mosby is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Mosby has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary corporate action required to have been taken by or on behalf of Mosby by applicable law or its charter documents has been taken to authorize (a) the ap proval, execution and delivery on behalf of Mosby of this Agreement and (b) the performance by Mosby of its obligations under this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Mosby, enforceable against it in accordance with its terms, except as the same may be limited by the Enforceability Exceptions.

          Section 5.03. No Breach. The execution and delivery of this Agreement by Times Mirror and Mosby do not, and the consummation of the transactions to which any of Times Mirror, Mosby, TMHE or any other affiliate of Times Mirror is a party contemplated hereby will not, (i) violate or conflict with the Charter or Bylaws of Times Mirror, Mosby, TMHE or any such af filiate or (ii) except as set forth on Schedule 5.03 hereto, constitute a material breach or default or give rise to
   -------------
any lien, third-party right of termination, cancellation, material modification or acceleration under any material agreement, un derstanding or undertaking to which Times Mirror, Mosby, TMHE or any such affiliate is a party or by which any of them is bound, or any material law, rule or regulation to which any of them or any material portion of the assets of any of them is subject.

          Section 5.04.  Governmental Consents and Approvals. Neither the
                         -----------------------------------
execution and delivery of this Agreement by Times Mirror and Mosby nor the consummation of the transactions to which any of Times Mirror, Mosby, TMHE or any other affiliate of Times Mirror is a party contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) for notification pursuant to, and expiration or termination of the waiting period under, the HSR Act and (ii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent Times Mirror, Mosby, TMHE or any such affiliate from performing its respective obligations under this Agreement without having a material adverse effect on the business, financial condition or results of operations of the College Publishing Business, taken as a whole.

          Section 5.05.  Organization and Standing of TMHE and its Subsidiaries.
                         ------------------------------------------------------
TMHE is a corporation duly organized and validly existing under the laws of the State of Delaware. Each of the subsidiaries of TMHE listed on Schedule 5.08 is duly organized and validly existing under the laws of the jurisdic tion in which it is organized. (The entities referred to on Schedule 5.08, other than Burr Ridge Parkway Limited Partner ship, are referred to herein as the "TMHE Subsidiaries.") Each of TMHE and the TMHE Subsidiaries has all requisite corporate power and authority and, to the Knowledge of Times Mirror, possesses all governmental franchises, licenses, permits, authori zations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which would not have a material adverse effect on the business, financial condition or results of operations of TMHE and the TMHE Subsidiaries taken as a whole. Each of TMHE and the TMHE Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the business, financial condition or results of operations of TMHE or the TMHE Subsidiaries taken as a whole. Times Mirror has made available to McGraw-Hill true and complete copies of (i) the Certificate of Incorporation, as amended to date, and the Bylaws, as in effect on the date of this Agreement, of TMHE and (ii) the stock certificates and transfer records and the minute books of TMHE.

          Section 5.06. Capital Stock of TMHE. The authorized capital stock of TMHE consists of 1,000 shares of common stock, par value $1.00 per share, of which 200 shares, constituting the TMHE Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except for the TMHE Shares, there are no shares of capital stock or other equity securities of TMHE outstanding. The TMHE Shares have not been issued in violation of, and none of the TMHE Shares is subject to, any preemptive or subscription rights. There are no out standing warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which Times Mirror or TMHE is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of TMHE, and no equity securities of TMHE are reserved for issuance for any purpose. Other than this Agreement, the TMHE Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the TMHE Shares.

          Section 5.07. Title to and Transfer of the TMHE Shares. Times Mirror is the record and beneficial owner of the TMHE Shares and has good and marketable title thereto, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Assuming McGraw-Hill has the requisite power and authority to be the lawful owner of the TMHE Shares, upon delivery to McGraw-Hill at the Closing of certificates representing the TMHE Shares, duly endorsed by Times Mirror for transfer to McGraw-Hill, and the completion of the other deliveries at the Closing contemplated by Article 2, good and marketable title to the TMHE Shares will pass to McGraw-Hill, free and clear of any mortgages, liens, claims, encumbrances, security interests, options, charges and restrictions of any kind ("Liens") other than those arising from acts of McGraw-Hill or its affiliates.

          Section 5.08.  Equity Interests. Except as set forth on Schedule 5.08,
                         ----------------                         -------------
TMHE does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity. Except as set forth on Schedule 5.08, TMHE owns all of the equity interests in the TMHE Subsid iaries. The equity interests in the TMHE Subsidiaries have not been issued in violation of, and none of such interests is subject to, any preemptive or subscription rights. There are no outstanding warrants, options, "phantom" stock rights, agree ments, convertible or exchangeable securities or other commit ments (other than this Agreement) pursuant to which Times Mirror or any affiliate thereof is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of any TMHE Subsidiary, and no equity securities of any TMHE Subsidiary are reserved for issuance for any purpose. Other than this Agreement, the equity interests in the TMHE Subsidiaries are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the such interests.

          Section 5.09.  Financial Statements.
                         --------------------

          (a)  TMHE Financial Statements. The financial state ments set forth on
               -------------------------
Schedule 5.09(a), which consist of (i) the audited consolidated balance sheet of
----------------
TMHE and the notes thereto as of December 31, 1995 and the audited consolidated statements of operations, shareholder's equity and cash flows and the notes thereto for the year then ended, audited by Ernst & Young LLP, whose report thereon is included therewith, and (ii) the unaudited condensed consolidated balance sheet of TMHE and the notes thereto as of March 31, 1996 (the "TMHE
                                                                       ----
Balance Sheet") and the unaudited condensed consolidated statements of
-------------
operations, shareholder's equity and cash flows for the three-month period then ended, were prepared in accordance with gen erally accepted accounting principles ("GAAP") and present fairly, in all material respects, TMHE's
             ----
consolidated financial position and the consolidated results of its operations and cash flows as of the dates thereof and for the periods covered thereby. The TMHE Balance Sheet and the unaudited condensed consolidated statements of operations, shareholder's equity and cash flows referred to in clause (ii) above were prepared on a basis consistent with the audited consolidated financial state ments of TMHE for the year ended December 31, 1995, except that Times Mirror's intercompany account balance with TMHE as of March 31, 1996 was contributed to the capital of TMHE, and include all adjustments that management considers necessary for a fair presentation of the results of operations for such period.

          (b)  Mosby Statements. The statements set forth on Schedule 5.09(b),
               ----------------                              ----------------
which consist of the unaudited statement of assets conveyed and liabilities assumed related to Mosby's College Text Business as of March 31, 1996 (the "Mosby Statement") and the unaudited statement of profit and loss for the three-
 ---------------
month period then ended, were prepared in accordance with the assumptions set forth in the notes thereto and present fairly, in all material respects, Mosby's College Text Business' assets conveyed and liabilities assumed and the results of operations related thereto as of the date thereof and for the period covered thereby.

          (c)  Additional Financial Information. The unaudited financial
               --------------------------------
information relating to the 1995 revenues and gross margin of Mosby's College Text Business and the international portion of the College Publishing Business set forth on Schedule 5.09(c) was prepared in a manner consistent with the statement of profit and loss referred to in Section 5.09(b) and is accurate in all material respects.

          (d)  Pro Formas. The pro forma consolidated balance sheet of TMHE and
               ----------
the pro forma statement of assets conveyed and liabilities assumed related to Mosby's College Text Business are set forth on Schedule 5.09(d)-1 and 5.09(d)-2, respectively. As more fully described in the notes thereto:

               (i) the pro forma consolidated balance sheet of TMHE and the pro forma statement of assets conveyed and liabilities assumed related to Mosby's College Text Business include accounts receivable and reserves for doubtful accounts and returns attributable to the international sales of TMHE and of Mosby's College Text Business, as the case may be, which accounts receivable and reserves are reflected on the books of the TMIP Entities;

               (ii) the pro forma consolidated balance sheet of TMHE excludes the assets related to the manufacturing operations located in Dubuque, Iowa; and

              (iii) the pro forma consolidated balance sheet of TMHE reflects the contribution by Times Mirror to the capital of TMHE of its intercompany advance balance with Times Mirror, which is consistent with the treatment of the intercompany advance balance in the financial state ments set forth in accordance with Schedule 5.09(a)(ii).

          (e)  Accruals. Neither TMHE nor Mosby, with respect to Mosby's College
               --------
Text Business, has made, on or after July 1,

1996, any accrual or provision for sales returns, inventory obsolescence, bad debts, Taxes or other items, other than with respect to the current period and consistent with past practice, except as referenced in the last paragraph of
Section 9.01(a)(ii).

          Section 5.10   Nonforeign Certification. Neither Times Mirror nor
                         ------------------------
Mosby is a "foreign person" within the meaning of Section 1445 of the Code.

          Section 5.11   Taxes. TMHE and the TMHE Subsidiaries have filed or
                         -----
caused to be filed in a timely manner (within any applicable extension periods) with the appropriate Tax authority all material Tax returns, reports and forms they are required to have filed and have paid or provided for all material Taxes they are required to have paid. There are no material Tax liens or assessments against TMHE or the TMHE Subsidiaries or any property or assets of TMHE or the TMHE Subsidiaries or with respect to the Mosby Assets or the International Assets, other than Permitted Liens.

          Section 5.12.  Assets Other than Real Property.  TMHE and the TMHE
                         -------------------------------
Subsidiaries have good title to all assets re flected on the TMHE Balance Sheet or thereafter acquired, except for inventory and assets having a fair market value not exceeding $20,000 sold or otherwise disposed of since the date of the TMHE Balance Sheet in the ordinary course of business consistent with past practice, and Mosby has good title to all the assets included in the Mosby Assets reflected on the Mosby Statement or thereafter acquired, except for inventory that may be sold or otherwise disposed of after the date of the Mosby Statement in the ordinary course of business consistent with past practice, in each case free and clear of all Liens, except (a) such as are disclosed on
Schedule 5.12 and (b) Permitted Liens.  The TMIP Entities have good title to the
-------------
International Assets, except for inventory sold or otherwise disposed of since the date hereof in the ordinary course of business consistent with past practice, free and clear of all Liens, except (a) such as are disclosed on
Schedule 5.12 and (b) Permitted Liens.
-------------

          This Section 5.12 does not relate to real property or interests in real property, which is the subject of Section 5.13, or to College Publishing Business Intellectual Property, which is the subject of Section 5.14.

          Section 5.13.  Real Property.
                         -------------

          (a)  Owned Property. Schedule 5.13(a) sets forth a complete list of
               --------------  ----------------
all real property and interests in real prop erty owned in fee by TMHE or the TMHE Subsidiaries ("TMHE Owned Properties").
                    ---------------------

          (b) Leased Property. Schedule 5.13(b) sets forth a complete list of all real property and interests in real property leased by TMHE or the TMHE Subsidiaries ("TMHE Leased Properties," and together with the TMHE Owned
               ----------------------
Properties, "TMHE Properties") and identifies any leases relating thereto.
             ---------------

          (c) Title to Real Property. TMHE or the TMHE Sub sidiaries have (i) good and marketable fee title to all TMHE Owned Property and (ii) good and marketable title to the lease hold estates in all TMHE Leased Property, in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Permitted Liens, (B) easements, covenants, rights-of-way and other similar restrictions of record, and (C) (x) zoning, building and other similar restrictions, (y) Liens that have been placed by any developer, land lord or other third party on property over which TMHE or the TMHE Subsidiaries have easement rights or on any TMHE Leased Property and subordination or similar agreements relating there to and (z) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth in clauses (x),
(y) and (z) above materially impairs the continued use in TMHE's business and operation of the property to which they relate. The TMHE Properties are the only real property interests included in the College Publishing Business.

          Section 5.14.  Intellectual Property.
                         ---------------------

          (a)  Trademarks. Schedule 5.14(a) sets forth a true and complete list
               ----------  ----------------
of all registered United States and foreign trademarks, trade names, service marks and applications therefor (collectively, "College Publishing Business
                                                ---------------------------
Trademarks"), (i) that are registered or filed in the name of TMHE or the TMHE
----------
Subsidiaries or (ii) that are registered or filed in the name of Mosby and are used solely and exclusively in Mosby's College Text Business or (iii) that are used solely and exclusively in connection with the International Assets.
Schedule 5.14(a) contains a list of all federal and foreign jurisdictions in
----------------
which such trademarks are registered or applied for and all registration and application numbers. All of the College Publishing Business Trademarks are owned by College Publishing Business free and clear of all Liens.

          (b)  Copyrights. Schedule 5.14(b) sets forth (i) a true and complete
               ----------  ----------------
list of the United States and foreign copy rights with respect to the top 25 publications (based on revenue for the year ended December 31, 1995) of each of the three principal divisions of TMHE and (ii) a true and complete list of the United States and foreign copyrights with respect to the top 25 publications (based on revenue for the year ended December 31, 1995) of Mosby's College Text Business (together, the "Top 100 College Publishing Business Publications").
                         ------------------------------------------------
TMHE owns, free and clear of all Liens, the copyrights to or otherwise has all rights sufficient to produce, reproduce, publish, distribute and sell all of the publications of TMHE and Mosby owns, free and clear of all Liens, the copyrights to or otherwise has all rights sufficient to produce, reproduce, publish, distribute and sell all of the publications included in the Mosby Assets (collectively, the "College Publishing Business Copyrights," and with College
                    --------------------------------------
Publishing Business Trademarks, "College Publishing Business Intellectual
                                 ----------------------------------------
Property"), except where any failures to own such College Publishing Business
--------
Copyrights or to otherwise have such rights, taken in the aggregate, would not have a ma terial adverse effect on the business, financial condition or results of operations of the division of TMHE or Mosby's College Text Business to which they relate.

          (c)  Licenses.  Except as disclosed on Schedule 5.14(c), none of TMHE,
               --------                          ----------------
Times Mirror, Mosby or any of the TMIP Entities has licensed exclusively to any third party the right to use or exploit any of the Top 100 College Publishing Business Publications in any jurisdiction.

          (d)  Claims.  Except as set forth on Schedule 5.14(d), no claims are
               ------                          ----------------
pending or, to the Knowledge of Times Mirror, threatened in writing against the College Publishing Business by any person with respect to the ownership, validity, enforceability or use of any College Publishing Business Trade mark listed on Schedule 5.14(a), the "Wm. C. Brown" and "Brown & Benchmark"
          ----------------
trademarks or any of the College Publishing Busi ness Copyrights or otherwise challenging or questioning the validity or effectiveness of any such College Publishing Business Trademark or College Publishing Business Copyright except for any such claims that, taken in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the division of TMHE or Mosby's College Text Business to which they relate. Except as set forth on Schedule 5.14(d), no claims are pending or, to the
                       ----------------
Knowledge of Times Mirror, threatened in writing against TMHE or the TMHE Subsidiaries or any of the TMIP Entities, with respect to the International Assets and International Liabilities, or Mosby, with respect to Mosby's College Text Business, by any person in which such person alleges that any activities or conduct of business of the College Publishing Business, infringes upon the intellectual property rights of any third party or that any product packaging infringes upon a proprietary packaging design of any third party except for any such claims that, taken in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the division of TMHE or Mosby's College Text Business to which they relate.

          (e) Neither Times Mirror nor any affiliate of Times Mirror (other than TMHE or Mosby) owns any patents, technology or copyrights used solely and exclusively in the creation or publication of the works of the College Publishing Business, other than any such item being conveyed to McGraw-Hill hereunder.

          Section 5.15.  Contracts. Schedules 5.15(a) through 5.15(l) set forth
                         ---------  -----------------         -------
a true and complete list of each of the fol lowing types of contracts to which TMHE or any of the TMHE Sub sidiaries or Mosby, with respect to Mosby's College Text Business, or the TMIP Entities, with respect to the International Assets and International Liabilities, is a party ("College Publishing Business
                                            ---------------------------
Contracts"):
---------

          (a) Employment, Independent Contractor and Consulting Agreements.  (i)
              ------------------------------------------------------------
Any employment agreement, employment contract or any agreement or contract providing for the payment of any severance compensation to any College Publishing Business Employee or for the provision, vesting and/or acceleration of any employee benefits following a change of ownership or control of TMHE or Mosby (other than any enhanced benefits described in Sections 10.02, 10.04 or 10.05 hereof) and (ii) any independent contractor or consulting agreement (except those described in Section 5.15(k)) and (iii) that has an aggregate liability after the Closing Date in excess of $100,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $100,000;

          (b)  Collective Bargaining Agreement. Any employee collective
               -------------------------------
bargaining agreement or other contract with any labor union;

          (c)  Non-Competition Agreements. Any covenant or agreement that
               --------------------------
restricts the ability of TMHE, any of the TMHE Subsidiaries, Mosby (with respect to Mosby's College Text Business) or any of the TMIP Entities (with respect to the International Assets) to compete in any line of business in any place in the world;

          (d)  Agreements with Affiliates, Officers, Directors or Employees. Any
               ------------------------------------------------------------
agreement or contract between TMHE or any of the TMHE Subsidiaries or Mosby, with respect to Mosby's College Text Business, or the TMIP Entities, with respect to the International Assets and International Liabilities, on the one hand, and Times Mirror or any affiliate of Times Mirror, any officer, director or employee of TMHE or any of the TMHE Subsidiaries, Mosby, or any of the TMIP Entities, on the other hand (other than contracts that will terminate at or prior to the Closing and employment agreements covered by paragraph (a) above);

          (e)  Leases of TMHE Property. Any lease or similar agreement under
               -----------------------
which TMHE or any TMHE Subsidiary is a lessor or sublessor of, or makes available for use by any third party, any TMHE Property;

          (f)  Personal Property Leases. Any lease or similar agreement under
               ------------------------
which (i) TMHE, any of the TMHE Subsidiaries, Mosby (with respect to Mosby's College Text Business) or any of the TMIP Entities (with respect to the International Assets), is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (ii) the College Publishing Business is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by the College Publishing Business, in any such case which has an aggregate liability after the Closing Date in excess of $150,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $150,000;

          (g)  Supply and Service Agreements. (i) Any continuing agreement or
               -----------------------------
contract for the future purchase by the College Publishing Business of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice) or
(ii) any advertising agreement or arrangement (including any advertising agreements or arrangements to which any of Times Mirror or the College Publishing Business is a party and that is applicable to the College Publishing Business), in any such case which has an aggregate liability after the Closing Date in excess of $150,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $150,000;

          (h)  Indebtedness. Any agreement or contract under which TMHE, any of
               ------------
the TMHE Subsidiaries, Mosby, with respect to the Mosby Liabilities, or any of the TMIP Entities, with respect to the International Liabilities, has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business), or any other note, bond, indenture or other evidence of indebtedness;

          (i)  Guarantees. Any agreement or contract under which any other
               ----------
person has directly or indirectly guaranteed indebtedness, liabilities or obligations of TMHE, the TMHE Sub sidiaries, Mosby (with respect to Mosby's College Text Business) and the TMIP Entities (with respect to the International Assets) (other than endorsements for the purpose of collection in the ordinary course of business);

          (j)  Partnerships and Joint Ventures. Any partnership agreement or
               -------------------------------
other joint venture agreement to which TMHE, any of the TMHE Subsidiaries, Mosby (with respect to Mosby's College Text Business) or any of the TMIP Entities (with respect to the International Assets), is a party;

          (k)  College Publishing Business Author Contracts.  Any agreement or
               --------------------------------------------
contract under which the College Publishing Business is obligated to pay royalties to any person in connection with the reproduction, publication or distribution of any works; and

          (l)  Other Agreements.  Any other agreement, contract, lease, license,
               ----------------
commitment or instrument to which TMHE, any of the TMHE Subsidiaries, Mosby (with respect to Mosby's College Text Business) or any of the TMIP Entities (with respect to the International Assets), is a party or by or to which TMHE or any of its assets or its business or, in the case of Mosby, any of the Mosby Assets or Mosby's College Text Business, or any of the International Assets is bound or subject which in any case has an aggregate liability after the Closing Date in excess of $200,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $200,000 (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice).

Except as disclosed on Schedule 2.02(a)(i), Schedule 5.15 or the other schedules
                       -------------------  -------------
hereto, TMHE, the TMHE Subsidiaries, Mosby (with respect to Mosby's College Text Business) and the TMIP Entities (with respect to the International Assets), have performed all material obligations required to be performed by them to date under the College Publishing Business Contracts and are not in breach or default in any material respect thereunder and, to the Knowledge of Times Mirror, no other party to any of the College Publishing Business Contracts is in breach or default in any material respect thereunder.

          Section 5.16. Litigation; Decrees. Schedule 5.16 sets forth a list, as of the date of this Agreement, of all pending, and, to the Knowledge of Times Mirror, threatened law suits or claims (other than lawsuits or claims related to Taxes with respect to which Times Mirror is obligated to indemnify McGraw-Hill pursuant to Section 11.01) with respect to which Times Mirror or any of its affiliates has contacted in writing the defendant or has been contacted in writing by the claimant or by counsel for the claimant by or against (a) TMHE or any of its properties, assets, operations or businesses or (b) Mosby and that relate to Mosby's College Text Business, or (c) the TMIP Entities and that relate to the International Assets, and, in the case of clauses (a), (b) and (c) which (i) involve a claim by or against the College Publishing Business, as applicable, of more than $250,000, (ii) seek any injunctive relief or (iii) relate to the transactions contemplated by this Agreement. Except as disclosed on Schedule 5.16, none of TMHE, the TMHE Subsidiaries or Mosby, with respect to
   -------------
Mosby's College Text Business, or the TMIP Entities, with respect to the International Assets, is subject to any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to the College Publishing Business which is material to the College Publishing Business taken as a whole.

          (b) There is no lawsuit or claim pending against Times Mirror, TMHE, Mosby (with respect to the Mosby Assets) or the TMIP Entities (with respect to the International Assets) that (i) with respect to the College Publishing Business, could reasonably be expected to result in liability in excess of $10,000,000; (ii) seeks injunctive relief that, if granted, could reasonably be expected to have a material adverse effect on the College Publishing Business or
(iii) relates primarily to the transactions contemplated hereby.

          Section 5.17.  Employee and Related Matters; ERISA.
                         -----------------------------------

          Schedule 5.17(a) sets forth each employee pension, retirement,
          ----------------
profit sharing, stock bonus, stock option, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life insurance, accidental death and dismemberment insurance, business travel insurance, cafeteria and flexible spending, sick pay, disability, severance, golden parachute or other plan, fund, program, policy, contract or arrangement (including any contracts or agreements with certain employees of the College Publishing Business that relate to the transactions contemplated by this Agreement) providing employee benefits that is maintained, contributed to or required to be contributed to by Times Mirror or any of its affiliates in which any College Publishing Business Personnel has participated or under which any College Publishing Business

Personnel has accrued and remains entitled to any benefits (the "College
                                                                 -------
Publishing Business Plans"). Times Mirror has made available to McGraw-Hill
-------------------------
true, complete and correct copies of (i) each College Publishing Business Plan (or, in the case of any unwritten Times Mirror Plans, descriptions thereof),
(ii) the most recent annual report on Form 5500 filed with the IRS with respect to each College Publishing Business Plan (if any such report was required),
(iii) the most recent summary plan description for each College Publishing Business Plan for which such a summary plan description is required, (iv) each trust agreement and group annuity contract relating to any College Publishing Business Plan, and (v) all other material documents relating to the College Publishing Business Plans. Neither TMHE, Mosby nor any corporation or trade or business (whether or not incorporated) which would be treated as its ERISA Affiliate is liable for any amount under Title IV of ERISA (except for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course) and no fact or event exists which could reasonably give rise to such liability. Except as disclosed on Schedule 5.17(a), no College Publishing Business
                       ----------------
Personnel is entitled to any benefit under any College Publishing Business Plan by reason of the transactions contemplated hereby, including, but not limited to, severance, stay-pay or retention bonuses, nor any acceleration, vesting, distribution or increase in benefits or obligations to fund benefits, and no College Publishing Business Plan includes any common stock or other security issued by Times Mirror or any ERISA Affiliate of TMHE among its assets.

          (b)  Compliance with ERISA and the Code. None of Times Mirror, TMHE,
               ----------------------------------
any TMHE Subsidiary, any of the College Publishing Business Plans or any trust created thereunder, or any trustee or administrator thereof, has engaged in a transaction in connection with which TMHE or any TMHE Subsidiary would be subject to either a material liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(l) of ERISA or a material Tax imposed pursuant to
Section 4971, 4972, 4974, 4975, 4976 or 4980B of the Code. Except as described on Schedule 5.17(b), each of the College Publishing Business Plans has been
   ----------------
operated and administered in all material respects in accordance with its terms and applicable laws, including, but not limited to, ERISA and the Code. Except as disclosed on Schedule 5.17(b), each College Publishing Business Plan intended to be a qualified plan under Code Section 401 has received a favorable determination letter to that effect (a copy of which has been delivered to McGraw-Hill) covering all of the provisions applicable to tax qualified plans introduced by the Tax Reform Act of 1986 and nothing has occurred since the issuance of such letter that would adversely affect the Tax qualification of any such College Publishing Business Plan. There are no pending or, to the Knowledge of College Publishing Business, threatened claims by or on behalf of any of the College Publishing Business Plans by any employee, former employee or beneficiary covered under any such College Publishing Business Plan or otherwise involving any such College Publishing Business Plan (other than individual claims for benefits arising in the ordinary course).

          (c)  Multiemployer Plan Liabilities. Except as disclosed on Schedule
               ------------------------------                         --------
5.17(c), none of Times Mirror, TMHE, any TMHE Subsidiary or any ERISA Affiliate
-------
of TMHE is, or has been within the last six years, obligated to contribute, on behalf of any current or former employee of TMHE or any TMHE Subsidiary, to a multiemployer plan (as defined in Section 3(37) of ERISA) and no such ERISA Affiliate of TMHE is liable or reasonably expected to be liable for any withdrawal liability under Section 4201 of ERISA.

          (d)  Accumulated Funding Deficiencies; Liens.  None of the College
               ---------------------------------------
Publishing Business Plans or any trust established thereunder has any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the College Publishing Business Plans. No contribution failure has occurred with respect to any College Publishing Business Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

          (e)  Employee Welfare Benefit Plans.  With respect to any College
               ------------------------------
Publishing Business Plan that is an employee welfare benefit plan, except as disclosed on Schedule 5.17(e), (i) no such College Publishing Business Plan is
             ----------------
funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code and (ii) each such College Publishing Business Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code.

          Section 5.18.  Absence of Changes or Events.  Except as set forth on
                         ----------------------------
Schedule 5.18, since the date of the TMHE Balance Sheet and the Mosby
-------------
Statement, there has not been a material adverse change in the business, financial condition or results of operations of the College Publishing Business, taken as a whole, other than changes relating to the economy in general or the College Publishing Business industry in general and not specifically relating to the College Publishing Business. Except for the accounting adjustments contemplated by Schedule 4.02(a)(v) and Section 5.09(d) and except as disclosed on Schedule 5.18, since the date of the TMHE Balance Sheet and the Mosby
   -------------
Statement, Times Mirror has caused the College Publishing

Business to be conducted in the ordinary course, and none of Times Mirror, TMHE, any of the TMHE Subsidiaries, Mosby (with respect to Mosby's College Text Business) or any of the TMIP Entities (with respect to the International Assets) has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Article 7.

          Section 5.19.  Compliance with Applicable Laws. Except as previously
                         -------------------------------
disclosed by Times Mirror to McGraw-Hill in writing:

          (a)  General.  To the Knowledge of Times Mirror, TMHE, the TMHE
               -------
Subsidiaries, Mosby (with respect to Mosby's College Text Business) and the TMIP Entities (with respect to the International Assets and the International Liabilities) are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign, except for any such incidents of noncompliance that in the aggregate would not have a material adverse effect on the business, financial condition or results of operation of the College Publishing Business, taken as a whole. This Section 5.19 does not relate to matters with respect to Taxes or any other taxes. This Section 5.19(a) does not relate to environmental matters, which are the subject of Sections 5.19(b), 5.19(c) and 5.19(d).

          (b)  Hazardous Materials.
               -------------------

          (i) Except in compliance with the Environmental Laws, there are no Hazardous Materials present at, upon, under, over or within TMHE Properties or which have been released or transported to or from TMHE Properties, or disposed of off-site.

          (ii) No actions have been taken, are in the process of being taken, or have been threatened, which could subject the TMHE Properties or business, the Mosby College Text Business or the International Assets to claims or liens under any Environmental Laws.

          (c)  Notices of Certain Environmental Matters. No notice,
               ----------------------------------------
notification, demand, request for information, citation, summons, decree, complaint or order has been issued or filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental authority, foreign, federal, state or local, in connection with the present or past business or properties of TMHE, the TMHE Subsidiaries, the Mosby College Text Business or the International

Assets with respect to any alleged violation or liability under any Environmental Law.

          (d)  Environmental Permits. Times Mirror has all the necessary permits
               ---------------------
under the Environmental Laws necessary to operate TMHE Properties and business in accordance with the Environmental Laws and has at all times complied with all such permits. Mosby has at all times operated the Mosby College Text Business in accordance with the Environmental Laws and TMIP has at all times operated its business connected with the International Assets in accordance with the Environmental Laws.

          Section 5.20.  Employee and Labor Relations.  Except as set forth on
                         ----------------------------
Schedule 5.20, (a) there is no labor strike, dispute, or work stoppage or
-------------
lockout pending or, to the Knowledge of Times Mirror, threatened against or affecting TMHE, any of the TMHE Subsidiaries, Mosby (with respect to Mosby's College Text Business) or any of the TMIP Entities (with respect to the International Assets); (b) to the Knowledge of Times Mirror, no union organizing campaign is in progress with respect to the employees of TMHE, any of the TMHE Subsidiaries, Mosby (with respect to Mosby's College Text Business) or any of the TMIP Entities (with respect to the International Assets); (c) there is no unfair labor practice charge or complaint against TMHE, any of the TMHE Subsidiaries, Mosby (with respect to Mosby's College Text Business) or any of the TMIP Entities (with respect to the International Assets), pending or, to the Knowledge of Times Mirror, threatened before the National Labor Relations Board; (d) there is no pending or, to the Knowledge of Times Mirror, threatened grievance that would have a material adverse effect on the business, financial condition or results of operations of TMHE, any of the TMHE Subsidiaries, Mosby (with respect to Mosby's College Text Business) or any of the TMIP Entities (with respect to the International Assets), taken as a whole; and (e) no charges with respect to or relating to TMHE, any of the TMHE Subsidiaries, Mosby (with respect to Mosby's College Text Business) or any of the TMIP Entities (with respect to the International Assets), are pending before the Equal Employment Opportunity Commission or any state agency responsible for the prevention of unlawful employment practices as to which there is a reasonable likelihood of adverse determination, other than those which, if so determined, would not have a material adverse effect on the business, financial condition and results of operations of the College Publishing Business, taken as a whole.

          Section 5.21.  Securities Act of 1933; Sufficiency of Information. The
                         --------------------------------------------------
Shepard's Shares purchased by Times Mirror pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Times Mirror will not offer to sell or otherwise dispose of the Shepard's Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Times Mirror
                                             --------------
confirms that it is an accredited investor within the meaning of Rule 501(a) under the Securities Act. Times Mirror has been afforded access to such financial and non-financial information material of Shepard's, its business and the Shepard's Shares, and has been afforded an opportunity to ask questions and receive answers concerning the terms and conditions of the purchase and sale of the Shepard's Shares and to obtain information necessary to verify the accuracy of the financial and non-financial information furnished to it by McGraw-Hill.

          Section 5.22.  International Assets.
                         --------------------

          (a)  Distribution Agreements. Except as set forth on Schedule 5.22(a),
               -----------------------                         ---------------
the International Assets do not include, and neither TMIP nor any TMIP Entity is a party to, nor is any International Asset affected by, any exclusive distribution agreement or arrangement having a term exceeding one year, whether written or oral, with any entity or individual other than a TMIP Entity. With respect to any such distribution agreement or arrangement, whether written or oral, Schedule 5.22(a) sets forth the term thereof, the territory and the works covered thereby.

          (b)  Translation Agreements. Except as set forth on Schedule 5.22(b),
               ----------------------
each translation agreement relating to the College Publishing Business grants translation rights with respect to one edition only of the work subject to such agreement.


                                  ARTICLE SIX
                 REPRESENTATIONS AND WARRANTIES OF MCGRAW-HILL

          McGraw-Hill hereby represents and warrants to Times Mirror and Mosby as follows:

          Section 6.01.  Organization and Authority. McGraw-Hill is a
                         --------------------------
corporation duly organized, validly existing and in good standing under the laws of the state of New York. McGraw-Hill has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions con templated hereby. All necessary corporate action required to have been taken by or on behalf of McGraw-Hill by applicable law or its charter documents has been taken to authorize (i) the approval, execution and delivery on behalf of McGraw-Hill of this Agreement and (ii) the performance by McGraw-Hill of its obligations under this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of McGraw-Hill, enforceable against McGraw-Hill in accordance with its terms, except as the same may be limited by the Enforceability Exceptions.

          Section 6.02.  No Breach. The execution and delivery of this Agreement
                         ---------
by McGraw-Hill do not, and the consummation of the transactions contemplated hereby by McGraw-Hill or Shepard's will not, (i) violate or conflict with the Charter or Bylaws of McGraw-Hill or Shepard's or (ii) constitute a material breach or default or (iii) except as set forth on Schedule 6.02 hereto, give rise to any Lien, third-party right of termination, cancellation, material modification or acceleration under any material agreement, understanding or undertaking to which McGraw-Hill or Shepard's is a party or by which either of them is bound, or any material law, rule or regulation to which either of them or any material portion of the assets of either of them is subject.

          Section 6.03.  Governmental Consents and Approvals. Neither the
                         -----------------------------------
execution and delivery of this Agreement by McGraw-Hill nor the consummation of the transactions to which McGraw-Hill or Shepard's is a party contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) for notification pursuant to, and expiration or termination of the waiting period under HSR Act and (ii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent McGraw-Hill or Shepard's from performing its obligations under this Agreement without having a material adverse effect on the business, financial condition or results of operations of Shepard's.

          Section 6.04.  Organization and Standing of Shepard's.  Shepard's is a
                         --------------------------------------
corporation duly organized and validly existing under the laws of the State of Delaware. Shepard's has all requisite corporate power and authority and, to the Knowledge of McGraw-Hill, possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which would not have a material adverse effect on the business, financial condition or results of operations of Shepard's. Shepard's is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure be so qualified or in good standing would not have a material adverse effect on the business, financial condition or results of operations of Shepard's. McGraw-Hill has made available to Times Mirror true and complete copies of (i) the Certificate of Incorporation and the Bylaws, as in effect on the date of this Agreement, of Shepard's and (ii) the stock certificates and transfer records and the minute book of Shepard's.

          Section 6.05.  Capital Stock of Shepard's.  The authorized capital
                         --------------------------
stock of Shepard's consists of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares, constituting the Shepard's Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except for the Shepard's Shares, there are no shares of capital stock or other equity securities of Shepard's outstanding. The Shepard's Shares have not been issued in violation of, and none of the Shepard's Shares is subject to, any preemptive or subscription rights. There are no outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which McGraw-Hill or Shepard's is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Shepard's, and no equity securities of Shepard's are reserved for issuance for any purpose. Other than this Agreement, the Shepard's Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shepard's Shares.

          Section 6.06.  Title to and Transfer of the Shepard's Shares.
                         ---------------------------------------------
McGraw-Hill is the record and beneficial owner of the Shepard's Shares and has good and marketable title thereto, free and clear of any Liens. Assuming Times Mirror has the requisite power and authority to be the lawful owner of the Shepard's Shares, upon delivery to Times Mirror at the Closing of certificates representing the Shepard's Shares, duly endorsed by McGraw-Hill for transfer to Times Mirror, and the completion of the other deliveries at the Closing contemplated by Article 2, good and marketable title to the Shepard's Shares will pass to Times Mirror, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind other than those arising from acts of Times Mirror or its affiliates.

          Section 6.07.  Equity Interests.  Shepard's does not directly or
                         ----------------
indirectly own any capital stock of or other equity in any corporation, partnership or other entity.

          Section 6.08.  Shepard's Financial Statements.    The financial
                         ------------------------------
statements set forth on Schedule 6.08, which consist of (i) the unaudited
                        -------------
balance sheet of Shepard's and the notes thereto as of December 31, 1995 and the unaudited statement of operations and the notes thereto for the year then ended, and (ii) the unaudited condensed balance sheet of Shepard's and the notes thereto as of March 31, 1996 (the "Shepard's Balance Sheet") and the
                                         -----------------------
unaudited condensed statement of operations for the three-month period then ended, were prepared in accordance with GAAP, and present fairly, in all material respects, Shepard's financial position and the results of its operations as of the date thereof and for the periods covered thereby. Shepard's Balance Sheet and the unaudited condensed statements of operations referred to in clause (ii) above were prepared on a basis consistent with the financial statements of Shepard's for the year ended December 31, 1995, and include all adjustments that management considers necessary for a fair presentation of the results of operations for such period.

          (b)  Accruals.  Shepard's has not made, on or after July 1, 1996, any
               --------
accrual or provision for sales returns, inventory obsolescence, bad debts, Taxes or other items, other than with respect to the current period and consistent with past practice.

          Section 6.09.  Nonforeign Certification.  McGraw-Hill is not a
                         ------------------------
"foreign person" within the meaning of Section 1445 of the Code.

          Section 6.10.  Taxes.  Shepard's has filed or caused to be filed in a
                         -----
timely manner (within any applicable extension periods) with the appropriate Tax authority all material Tax returns, reports and forms it is required to have filed and has paid or provided for all material Taxes it is required to have paid. There are no material Tax liens or assessments against Shepard's or any property or assets of Shepard's, other than Permitted Liens.

          Section 6.11.  Assets Other than Real Property.  Shepard's has good
                         -------------------------------
title to all assets reflected on the Shepard's Balance Sheet or thereafter acquired, except for inventory and assets having a fair market value not exceeding $20,000 sold or otherwise disposed of since the date of the Shepard's Balance Sheet in the ordinary course of business consistent with past practice, free and clear of all Liens, except

(a) such as are disclosed on Schedule 6.11 and (b) Permitted Liens.
                             -------------

          This Section 6.11 does not relate to real property or interests in real property, which is the subject of Section 6.12, or to Shepard's Intellectual Property, which is the subject of Section 6.13.

          Section 6.12.  Real Property.
                         -------------

          (a)  Owned Property.  Schedule 6.12(a) sets forth a complete list of
               --------------   ----------------
all real property and interests in real property owned in fee by Shepard's ("Shepard's Owned Properties").
  --------------------------

          (b)  Leased Property.  Schedule 6.12(b) sets forth a complete list of
               ---------------   ----------------
all real property and interests in real property leased by Shepard's ("Shepard's Leased Properties," and together with the Shepard's Owned
  ---------------------------
Properties, "Shepard's Properties") and identifies any leases relating thereto.
             --------------------

          (c)  Title to Real Property.  Shepard's has (i) good and marketable
               ----------------------
fee title to all Shepard's Owned Property and (ii) good and marketable title to the leasehold estates in all Leased Property, in each case free and clear of all Liens, except (A) Permitted Liens, (B) easements, covenants, rights-of-way and other similar restrictions of record, and (C) (x) zoning, building and other similar restrictions, (y) Liens that have been placed by any developer, landlord or other third party on property over which Shepard's has easement rights or on any Shepard's Leased Property and subordination or similar agreements relating thereto and (z) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth in clauses (x), (y) and (z) above materially impairs the continued use in Shepard's business and operation of the property to which they relate.

          Section 6.13.  Intellectual Property.
                         ---------------------

          (a)  Trademarks.  Schedule 6.13(a) sets forth a true and complete
               ----------   ----------------
list of all registered United States and foreign trademarks, trade names, service marks and applications therefor (collectively, "Shepard's Trademarks"),
                                                        --------------------
that are registered or filed in the name of Shepard's.  Schedule 6.13(a)
                                                        ----------------
contains a list of all federal and foreign jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as set forth on Schedule 6.13(a), all of the Shepard's Trademarks are owned by Shepard's free and clear of all Liens.

          (b)  Copyrights.  Schedule 6.13(b) sets forth a true and complete
               ----------   ----------------
list of the United States and foreign copyrights with respect to the top 25 publications (based on revenue for the year ended December 31, 1995) of Shepard's (the "Top 25 Shepard's Publications"). Shepard's owns, free and
                -----------------------------
clear of all Liens, the copyrights to or otherwise has all rights sufficient to produce, reproduce, publish, distribute and sell all of the publications of Shepard's (collectively, the "Shepard's Copyrights," and with Shepard's
                              --------------------
Trademarks, "Shepard's Intellectual Property"), and Shepard's citation
             -------------------------------
databases, except where any failures to own such Shepard's Copyrights or to otherwise have such rights, taken in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Shepard's.

          (c)  Licenses.  Except as disclosed on Schedule 6.13(c), neither
               --------                          ----------------
Shepard's nor McGraw-Hill has licensed exclusively to any third party the right to use or exploit any of the Top 25 Shepard's Publications in any jurisdiction.

          (d)  Claims.  Except as set forth on Schedule 6.13(d), no claims are
               ------                          ----------------
pending or, to the Knowledge of McGraw-Hill, threatened in writing against Shepard's by any person with respect to the ownership, validity, enforceability or use of any Shepard's Trademark listed on Schedule 6.13(a) or any of Shepard's
                                            ----------------
Copyrights or otherwise challenging or questioning the validity or effectiveness of any such Shepard's Trademark or Shepard's Copyrights except for any such claims that, taken in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Shepard's. Except as set forth on Schedule 6.13(d), no claims are pending or, to the Knowledge of
                ----------------
McGraw-Hill, threatened in writing against Shepard's by any person in which such person alleges that any activities or conduct of business of Shepard's infringes upon the intellectual property rights of any third party or that any product packaging infringes upon a proprietary packaging design of any third party except for any such claims that, taken in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Shepard's, taken as a whole.

          (e) Neither McGraw-Hill nor any affiliate of McGraw-Hill (other than Shepard's) owns any patents, technology or copyrights used solely and exclusively in the creation or publication of Shepard's citation products.

          Section 6.14.  Contracts.  Schedules 6.14(a) through 6.14(l) set
                         ---------   -----------------         -------
forth a true and complete list of each of the following types of contracts to which Shepard's is a party ("Shepard's Contracts"):
                             -------------------

          (a)  Employment, Independent Contractor and Consulting Agreements.
               ------------------------------------------------------------
(i) Any employment agreement, employment contract or any agreement or contract providing for the payment of any severance compensation to any Shepard's Employee or for the provision, and/or acceleration of any employee benefits following a change of ownership or control of Shepard's (other than any enhanced benefits described in Section 10A.02, 10A.04 or 10A.05 hereof) and (ii) any independent contractor or consulting agreement (except those described in Section 6.14(k)) and (iii) that has an aggregate liability after the Closing Date in excess of $100,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $100,000;

          (b)  Collective Bargaining Agreements.  Any employee collective
               --------------------------------
bargaining agreement or other contract with any labor union;

          (c)  Non-Competition Agreements.  Any covenant or agreement that
               --------------------------
restricts the ability of Shepard's to compete in any line of business in any place in the world;

          (d)  Agreements with Affiliates, Officers, Directors or Employees.
               ------------------------------------------------------------
Any agreement or contract between Shepard's, on the one hand, and McGraw-Hill or any affiliate of McGraw-Hill, or any officer, director or employee of Shepard's, on the other hand (other than Contracts that will terminate at or prior to the Closing and employment agreements covered by paragraph (a) above);

          (e)  Leases of Shepard's Property.  Any lease or similar agreement
               ----------------------------
under which Shepard's is a lessor or sublessor of, or makes available for use by any third party, any Shepard's Property;

          (f)  Personal Property Leases.  Any lease or similar agreement under
               ------------------------
which (i) Shepard's is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (ii) Shepard's is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by Shepard's, in any such case which has an aggregate liability after the Closing Date in excess of $150,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $150,000;

          (g)  Supply and Service Agreements.  (i) Any continuing agreement or
               -----------------------------
contract for the future purchase by Shepard's of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice) or (ii) any advertising agreement or arrangement (including any advertising agreements or arrangements to which any of McGraw-Hill or Shepard's is a party and that is applicable to Shepard's), in any such case which has an aggregate liability after the Closing Date in excess of $150,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $150,000;

          (h)  Indebtedness.  Any agreement or contract under which Shepard's
               ------------
has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business), or any other note, bond, indenture or other evidence of indebtedness;

          (i)  Guarantees.  Any agreement or contract under which any other
               ----------
person has directly or indirectly guaranteed indebtedness, liabilities or obligations of Shepard's (other than endorsements for the purpose of collection in the ordinary course of business);

          (j)  Partnerships and Joint Ventures.  Any partnership agreement or
               -------------------------------
other joint venture agreement to which Shepard's is a party;

          (k)  Shepard's Author Contracts.  Any agreement or contract under
               --------------------------
which Shepard's is obligated to pay royalties to any person in connection with the reproduction, publication or distribution of any works; and

          (l)  Other Agreements.  Any other agreement, contract, lease, license,
               ----------------
commitment or instrument to which Shepard's is a party or by or to which Shepard's or any of its assets or its business is bound or subject which in any case has an aggregate liability after the Closing Date in excess of $200,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $200,000 (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice).

Except as disclosed on Schedule 6.14 or the other schedules hereto, Shepard's
                       -------------
has performed all material obligations required to be performed by it to date under the Contracts and it is not in breach or default in any material respect thereunder and, to the Knowledge of McGraw-Hill, no other party to any of the Shepard's Contracts is in breach or default in any material respect thereunder.

          Section 6.15.   Litigation; Decrees.  (a) Schedule 6.15 sets forth
                          -------------------       -------------
a list, as of the date of this Agreement, of all pending, and to the Knowledge of McGraw-Hill, threatened law suits or claims (other than lawsuits or claims related to Taxes with respect to which McGraw-Hill is obligated to indemnify Times Mirror pursuant to Section 11.01) with respect to which McGraw-Hill or any of its affiliates has contacted in writing the defendant or has been contacted in writing by the claimant or by counsel for the claimant by or against Shepard's or any of its properties, assets, operations or businesses and which
(i) involve a claim by or against Shepard's of more than $250,000, (ii) seek any injunctive relief or (iii) relate to the transactions contemplated by this Agreement. Except as disclosed on Schedule 6.15, Shepard's is not subject to any
                                  -------------
judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to Shepard's which is material to the business of Shepard's taken as a whole.

          (b) There is no lawsuit or claim pending against McGraw-Hill or Shepard's that (i) with respect to Shepard's, could reasonably be expected to result in liability in excess of $10,000,000; (ii) seeks injunctive relief that, if granted, could reasonably be expected to have a material adverse effect on the business of Shepard's or (iii) relates primarily to the transactions contemplated hereby.

          Section 6.16.  Employee and Related Matters; ERISA.
                         -----------------------------------

          (a)  Schedule 6.16(a) sets forth each employee pension, retirement,
               ----------------
profit sharing, stock bonus, stock option, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life insurance, accidental death and dismemberment insurance, business travel insurance, cafeteria and flexible spending, sick pay, disability, severance, golden parachute or other plan, fund, program, policy, contract or arrangement (including any contracts or agreements with certain employees of Shepard's that relate to the transactions contemplated by this Agreement) providing employee benefits that is maintained, contributed to or required to be contributed to by McGraw-Hill or any of its affiliates in which any Shepard's Personnel has participated or under which any Shepard's Personnel has accrued and remains entitled to any benefits (the "McGraw-Hill Plans"). McGraw-Hill has made
                               -----------------
available to Times Mirror true, complete and correct copies of (i) each McGraw-Hill Plan (or, in the case of any unwritten McGraw-Hill Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each McGraw-Hill Plan (if any such report was required), (iii) the most recent summary plan description for each McGraw-Hill Plan for which such a summary plan description is required, and (iv) all other material documents relating to the McGraw-Hill Plans. As soon as practicable after the signing of this Agreement, McGraw-Hill shall provide to Times Mirror a true complete and accurate copy of each trust agreement and group annuity contract relating to any McGraw-Hill Plan. Neither Shepard's nor any corporation or trade or business (whether or not incorporated) which would be treated as its ERISA Affiliate is liable for any amount under Title IV of ERISA (except for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course) and no fact or event exists which could reasonably give rise to such liability. Except as disclosed on Schedule 6.16(a), no Shepard's Personnel is
                                  ----------------
entitled to any benefit under any McGraw-Hill Plan by reason of the transactions contemplated hereby, including, but not limited to, severance, stay-pay or retention bonuses, nor any acceleration, vesting, distribution or increase in benefits or obligations to fund benefits, and no McGraw-Hill Plan includes any common stock or other security issued by McGraw-Hill or any ERISA Affiliate of Shepard's among its assets.

          (b)  Compliance with ERISA and the Code.  None of McGraw-Hill,
               ----------------------------------
Shepard's, any of the McGraw-Hill Plans or any trust created thereunder, or any trustee or administrator thereof, has engaged in a transaction in connection with which Shepard's would be subject to either a material liability or civil penalty assessed pursuant to Section 409, 502(i) or 502(l) of ERISA or a material Tax imposed pursuant to Section 4971, 4972, 4974, 4975, 4976 or 4980B of the Code. Except as described on Schedule 6.16(b), each of the McGraw-Hill
                                    ----------------
Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including, but not limited to, ERISA and the Code. Except as disclosed on Schedule 6.16(b), each McGraw-Hill Plan intended to be a qualified plan under Code Section 401 has received a favorable determination letter to that effect (a copy of which has been delivered to Times Mirror) covering all of the provisions applicable to tax qualified plans introduced by the Tax Reform Act of 1986 and nothing has occurred since the issuance of such letter that would adversely affect the Tax qualification of any such McGraw-Hill Plan. There are no pending or, to the Knowledge of McGraw-Hill, threatened claims by or on behalf of any of the McGraw-Hill Plans, by any employee, former employee or beneficiary covered under any such Plan, or otherwise involving any such McGraw-Hill Plan (other than individual claims for benefits arising in the ordinary course).

          (c)  Multiemployer Plan Liabilities.  Except as disclosed on
               ------------------------------
Schedule 6.16(c) none of McGraw-Hill, Shepard's or any ERISA Affiliate of
----------------
Shepard's is, or has been within the
last six years, obligated to contribute, on behalf of any current or former employee of Shepard's, to a multiemployer plan (as defined in Section 3(37) of ERISA) and no such ERISA Affiliate of Shepard's is liable or reasonably expected to be liable for any withdrawal liability under Section 4201 of ERISA.

          (d)  Accumulated Funding Deficiencies; Liens.  None of the McGraw-Hill
               ---------------------------------------
Plans or any trust established thereunder has any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the McGraw-Hill Plans. No contribution failure has occurred with respect to any McGraw-Hill Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

          (e)  Employee, Welfare Benefit Plans.  With respect to any Plan that
               -------------------------------
is an employee welfare benefit plan, except as disclosed on Schedule 6.16(e),
                                                            ----------------
(i) no such McGraw-Hill Plan is funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code and (ii) each such McGraw-Hill Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code.

          Section 6.17.  Absence of Changes or Events.  Except as set forth on
                         ----------------------------
Schedule 6.17, since the date of Shepard's Balance Sheet, there has not been a
-------------
material adverse change in the business, financial condition or results of operations of Shepard's, other than changes relating to the economy in general or the legal citations business in general and not specifically relating to Shepard's. Except as disclosed on Schedule 6.17, since the date of the
                                   -------------
Shepard's Balance Sheet, McGraw-Hill has caused the business of Shepard's to be conducted in the ordinary course, and neither of McGraw-Hill nor Shepard's has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Article 7.

          Section 6.18.  Compliance with Applicable Laws.  Except as previously
                         -------------------------------
disclosed by McGraw-Hill to Times Mirror in writing:

          (a)  General.  To the Knowledge of McGraw-Hill, Shepard's is in
               -------
compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign, except for any such incidents of noncompliance that in the aggregate would not have a material adverse effect on the business, financial condition or results of operation of Shepard's, taken as a whole. This Section 6.18 does not relate to matters with respect to Taxes or any other taxes. This Section 6.18(a) does not relate to environmental matters, which are the subject of Sections 6.18(b), 6.18(c) and 6.18(d).

          (b)  Hazardous Materials.
               -------------------

          (i) Except in compliance with the Environmental Laws, there are no Hazardous Materials present at, upon, under, over or within Shepard's Properties or which have been released or transported to or from Shepard's Properties, or disposed of off-site.

          (ii) No actions have been taken, are in the process of being taken, or have been threatened, which could subject the Shepard's Properties or business to claims or liens under any Environmental Laws.

          (c)  Notices of Certain Environmental Matters.  No notice,
               ----------------------------------------
notification, demand, request for information, citation, summons, decree, complaint or order has been issued or filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental authority, foreign, federal, state or local, in connection with the present or past business or properties of Shepard's with respect to any alleged violation of or liability under any Environmental Law.

          (d)  Environmental Permits.  McGraw-Hill has all the necessary permits
               ---------------------
under the Environmental Laws necessary to operate Shepard's Properties or business in accordance with the Environmental Laws and has at all times complied with all such permits. McGraw-Hill has at all times operated Shepard's in accordance with the Environmental Laws.

          Section 6.19.  Employee and Labor Relations.  Except as set forth on
                         ----------------------------
Schedule 6.19, (a) there is no labor strike, dispute, or work stoppage or
-------------
lockout pending or, to the Knowledge of McGraw-Hill, threatened against or affecting Shepard's; (b) to the Knowledge of McGraw-Hill, no union organizing campaign is in progress with respect to the employees of Shepard's;
(c) there is no unfair labor practice charge or complaint against Shepard's, pending or, to the Knowledge of McGraw-Hill, threatened before the National Labor Relations Board; (d) there is no pending or, to the Knowledge of McGraw-Hill, threatened grievance that would have a material adverse effect on the business, financial condition or results of operations of Shepard's, taken as a whole; and (e) no charges with respect to or relating to Shepard's, are pending before the Equal Employment Opportunity Commission or any state agency responsible for the prevention of unlawful employment practices as to which there is a reasonable likelihood of adverse determination, other than those which, if so determined, would not have a material adverse effect on the business, financial condition and results of operations of Shepard's, taken as a whole.

          Section 6.20.  Securities Act of 1933; Sufficiency of Information.
                         --------------------------------------------------
The TMHE Shares purchased by McGraw-Hill pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and McGraw-Hill will not offer to sell or otherwise dispose of the TMHE Shares so acquired by it in violation of any of the registration requirements of the Securities Act. McGraw-Hill confirms that it is an accredited investor within the meaning of Rule 501(a) under the Securities Act. McGraw-Hill has been afforded access to such financial and non-financial information material of TMHE, its business and the TMHE Shares, of the TMHE Subsidiaries and their businesses, of Mosby and Mosby's College Text Business, and of the TMIP Entities and the International Assets and International Liabilities, and has been afforded an opportunity to ask questions and receive answers concerning the terms and conditions of the purchase and sale of the College Publishing Business and to obtain information necessary to verify the accuracy of the financial and non-financial information furnished to it by Times Mirror and Mosby.

          Section 6.21.  Certain Material Contracts.    With respect to any
                         --------------------------
Lien, third-party right of termination, cancellation, material modification or acceleration (collectively, "Contractual Change") arising under any of the contracts set forth on Schedule 6.02 (the "Certain Contracts") as a result of the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, by McGraw-Hill or Shepard's or any failure to obtain consent required under the Certain Contracts to the terms of the transactions contemplated by this Agreement, or the initial subsequent assignment of any of the Certain Contracts to any person, no such Contractual Change or such failure to obtain consent (i) will have a material adverse effect on the business, financial condition or results of operations of Shepard's (a "Material Adverse Effect on Shepard's") other than resulting from (x) the loss of revenue associated with such contract or (y) the loss of the general reputational or general strategic benefit derived from association with the other party to such contract, (ii) will result in the loss or abridgement of, or any Lien upon, any of Shepard's Intellectual Property, (iii) will trigger any performance or payment obligation on the part of Shepard's or (iv) will in any way restrict, limit or constrain Shepard's ability to deal with third parties from and after the Closing Date or otherwise conduct the business of Shepard's substantially as it is conducted as of the date hereof, other than (A) in the case of clauses (ii), (iii) or (iv), any loss, abridgement, Lien, obligation, restriction, limitation or constraint that would not have a Material Adverse Effect on Shepard's, or (B) in the case of clauses (i), (ii), (iii) or (iv), and with respect to a failure to obtain consent, any monetary damages or equitable remedies arising from the application of customary contract law rather than contractual provisions expressly imposing specific remedies.

          (b) Any information, data, services or products acquired or used by Shepard's in producing, publishing and distributing its products which is provided pursuant to any of the Certain Contracts can be obtained from alternative sources in a manner that would not have a Material Adverse Effect on Shepard's.

          (c) There are no contracts, agreements, understandings or undertakings of Shepard's which would restrict the ability of Shepard's to use any of Shepard's Intellectual Property or citation information databases in connection with the sale, marketing or distribution of the products of any person, including Shepard's, in any medium now or hereafter invented, except for restrictions that do not have a Material Adverse Effect on Shepard's.

          (d) There are no joint product development agreements or agreements providing for any rights of first refusal or similar rights with respect to development of new products on an exclusive basis, except for any such agreements or rights of first refusal or similar rights that do not have a Material Adverse Effect on Shepard's.


                                 ARTICLE SEVEN
                      COVENANTS OF TIMES MIRROR AND MOSBY

          Times Mirror and Mosby covenant and agree as follows:

          Section 7.01.  June 30 and Closing Date Financial Statements.
                         ---------------------------------------------

          (a)  June 30 Financial Statements.  As soon as practicable and in
               ----------------------------
any event not later than August 31, 1996, Times Mirror shall deliver to McGraw-Hill (i) the unaudited condensed consolidated balance sheet of TMHE and the notes thereto as of June 30, 1996 and the unaudited condensed consolidated statements of operations, shareholder's equity and cash flows for the six-month period ended June 30, 1996, (ii) the unaudited statement of assets conveyed and liabilities assumed related to Mosby's College Text Business as of June 30, 1996 and the unaudited condensed statement of profit and loss for the six-month period then ended and (iii) the unaudited statement of assets conveyed and liabilities assumed related to the International Assets and International Liabilities, by legal entity, as of June 30, 1996 and the unaudited statement of revenues and gross margin for the six-month period then ended. The financial statements of TMHE referred to in clause
(i) of the previous sentence shall be prepared in accordance with GAAP, applied in a manner consistent with that applied in the preparation of the financial statements set forth on Schedule 5.09(a)(ii) and shall present fairly, in all
                        --------------------
material respects, TMHE's consolidated financial position and the consolidated results of its operations, shareholder's equity and cash flows as of the date thereof and for the period covered thereby. The statement of assets conveyed and liabilities assumed referred to in clauses (ii) and (iii) of the first sentence of this paragraph shall be prepared in accordance with the assumptions set forth in the notes thereto and shall present fairly, in all material respects, such assets and liabilities and the results of operations or revenues and gross margin, as applicable, related thereto as of the date thereof and for the period covered thereby. The statements described in this Section 7.01(a) shall be accompanied by a certificate of the Chief Financial Officer of TMHE and Mosby, respectively, confirming preparation of such statements as described above.

          (b)  Closing Date Income and Profit and Loss Statements.  As soon as
               --------------------------------------------------
practicable and in any event not later than 45 days after the Closing Date, Times Mirror shall deliver to McGraw-Hill (i) the unaudited condensed consolidated statement of income of TMHE (the "TMHE Income Statement"), (ii) the
                                               ---------------------
unaudited condensed statement of profit and loss of Mosby's College Text Business (the "Mosby P & L Statement"), each for the period from July 1, 1996
               ---------------------
to the Closing Date, (iii) the unaudited statement of assets conveyed and liabilities assumed related to the International Assets and International Liabilities, by legal entity, as of the Closing Date and the unaudited statement of revenues and gross margin for the period from July 1, 1996 to the Closing Date, and (iv) the unaudited statement of balances and activity related to the intercompany accounts of TMHE and of Mosby, with respect to Mosby's College Text Business, with Times Mirror for the period from July 1, 1996 to the Closing Date. The TMHE Income Statement and the Mosby P & L Statement shall be prepared in a manner consistent with that applied in the preparation of the statements provided pursuant to Section 7.01(a)(i) and Section 7.01(a)(ii), respectively, and, except for the items discussed in Section 5.09(d), shall present fairly, in all material respects, the results of operations of TMHE or of Mosby's College Text Business, as the case may be, for the period covered thereby. The statements described in this Section 7.01(b) shall be accompanied by a certificate of the Chief Financial Officer of TMHE and Mosby, respectively, confirming that the statements have been prepared as described above.

          (c)  Closing Date Balance Sheet.  As soon as practicable and in any
               --------------------------
event not later than 45 days after the Closing Date, Times Mirror shall deliver to McGraw-Hill an unaudited balance sheet for each of (1) TMHE and the TMHE Subsidiaries consolidated, (2) the Mosby Assets and the Mosby Liabilities and
(3) the International Assets and International Liabilities, by legal entity, as of the Closing Date (the "College Publishing Business Closing Date Balance
                          ------------------------------------------------
Sheets").  The College Publishing Business Closing Date Balance Sheets (i) shall
------
be prepared in accordance with the assumptions set forth in the notes thereto and, with respect to TMHE and the TMHE Subsidiaries, in accordance with GAAP and on a basis consistent with the December 31, 1995 balance sheet of TMHE included in Schedule 5.09(a), (ii) shall reflect the accounting adjustments described in
   ----------------
Section 5.09(d) and (iii) shall not reflect any purchase accounting adjustments attributable to the transactions provided for in this Agreement. The balance sheets described in this Section 7.01(c) shall be accompanied by a certificate of the Chief Financial Officer of TMHE and Mosby, respectively, confirming that the balance sheets have been prepared as described above.

          (d) The financial information provided pursuant to this Section 7.01 shall include the manufacturing operations of TMHE located in Dubuque, Iowa.

          Section 7.02.  Access.  Prior to the Closing, Times Mirror and Mosby
                         ------
and their officers, directors, employees, advisors, representatives and authorized agents will, and Times Mirror will cause TMHE and the TMIP Entities and their officers, directors, employees, advisors, representatives and authorized agents to, provide McGraw-Hill and its representatives, employees, counsel and accountants during scheduled appointments approved by Times Mirror (which approval shall not be unreasonably withheld) occurring during normal business hours and in a manner not unreasonably disruptive to the conduct of the College Publishing Business or any of Times Mirror's, TMHE's, the TMIP Entities' or Mosby's officers, directors, employees, advisors, representatives or authorized agents, access to the personnel, properties, books and records of TMHE, of Mosby relating to Mosby's College Text Business and to the TMIP Entities relating to the International Assets and International

Liabilities, including, without limitation, (i) access to College Publishing Business Employees for the purpose of pre-enrolling such College Publishing Business Employees in any employee benefit or welfare plans of McGraw-Hill, (ii) access for purposes of conducting a preliminary environmental assessment and any additional boring and sampling or other environmental assessment work as McGraw-Hill may deem appropriate and (iii) access for purposes of conducting preliminary facilities reviews; provided, however, that all information and
                                --------  -------
documentation made available to McGraw-Hill pursuant to the terms of this
Section 7.02 shall be subject to the terms of the Confidentiality Agreement dated June 19, 1996 between McGraw-Hill and Times Mirror (the "College
                                                               -------
Publishing Business Confidentiality Agreement").
---------------------------------------------

          Section 7.03.  Ordinary Conduct.  Except as contemplated by this
                         ----------------
Agreement or set forth on Schedule 7.03, from the date of this Agreement to the
                          -------------
Closing Date, Times Mirror and Mosby shall cause the College Publishing Business to be conducted in the ordinary course in substantially the same manner as presently conducted and will make all reasonable efforts substantially consistent with past practices to preserve the relationships with authors, customers, suppliers and others with whom the College Publishing Business deals. Except as contemplated by this Agreement, Times Mirror will not permit TMHE or the TMHE Subsidiaries to do any of the following, Mosby will not take any action described in paragraphs (d)-(i) and (k)-(p) with respect to Mosby's College Text Business, and Times Mirror will not permit any of the TMIP Entities to take any action described in paragraphs (d)-(i) and (k)-(p) with respect to the International Assets and International Liabilities, without the prior written consent of McGraw-Hill:

               (a)  Charter.  Amend its Charter or By-laws;
                    -------

               (b)  Dividends.  Declare or pay any non-cash  dividend or make
                    ---------
     any other non-cash distributions to Times Mirror, whether or not upon or in respect of any shares of its capital stock;

               (c)  Capital Stock.  Redeem or otherwise acquire any shares of
                    -------------
     its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of its capital stock;

               (d)  Employee Matters.  Adopt or amend in any material respect
                    ----------------
     any Plan or collective bargaining agreement, except as required by law;

               (e)  Compensation.  (i) Grant to any executive officer or
                    ------------
     employee any increase in compensation or benefits or any rights to receive severance payments or other benefits upon a termination of employment or a change of ownership or control of the employer, except (A) as may be required under the express terms of existing written agreements, (B) in the ordinary course of business consistent with past practice; provided that the exception set forth in this clause (B) shall not apply to enhanced severance benefits, or (C) any increases, payments or benefits for which Times Mirror shall be solely obligated, (ii) enter into any employment agreement or amend any existing employment agreement, or (iii) terminate any executive officer or employee other than in the ordinary course of business consistent with past practice;

               (f)  Indebtedness.  Incur or assume any liabilities, obligations
                    ------------
     or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than any indebtedness owing to Times Mirror or any other person incurred in the ordinary course of business consistent with past practice; provided that in no event shall TMHE or the
                                    --------
     TMHE Subsidiaries, or Mosby, with respect to Mosby's College Text Business, or the TMIP Entities, with respect to the International Liabilities, incur, assume or guarantee any long-term indebtedness for borrowed money;

               (g)  Encumbrances.  Permit, allow or suffer any of its assets to
                    ------------
     be subjected to any Lien, other than Permitted Liens;

               (h)  Cancellation of Indebtedness.  Except as provided in Section
                    ----------------------------
     7.07, cancel any indebtedness owing to TMHE, any of the TMHE Subsidiaries, Mosby (with respect to Mosby's College Text Business) or any of the TMIP Entities (with respect to the International Assets), or waive any claims or rights, other than cancellations or waivers in the ordinary course of business that individually cover indebtedness, claims or rights having a value of less than $50,000 and, in the aggregate, cover indebtedness, claims or rights having a value of less than $250,000;

               (i)  Related Party Transactions.  Except for (i) dividends or
                    --------------------------
     distributions not prohibited under clause (b) above, (ii) indebtedness not prohibited by clause (f) above and (iii) intercompany transactions in the ordinary course of business and consistent with past practice, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with Times Mirror or any affiliate of Times Mirror that would continue in effect after the Closing;

               (j)  Accounting Polices.  Make any change in any method of
                    ------------------
     accounting or accounting practice or policy other than those required by GAAP;

               (k)  Reorganizations.  Acquire or agree to acquire by merging
                    ---------------
     or consolidating with, or by purchasing the stock of, or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than inventory);

               (l)  Capital Expenditures.  Make or incur any capital
                    --------------------
     expenditures other than those made or incurred in accordance with Times Mirror's fiscal year 1996 capital expenditure budget with respect to the College Publishing Business heretofore disclosed to McGraw-Hill;

               (m)  Asset Dispositions.  Sell, lease or otherwise dispose of,
                    ------------------
     or agree to sell, lease or otherwise dispose of, any of its assets, except for sales of inventory in the ordinary course of business and except for sales, leases or dispositions of assets that, in the aggregate, have a fair value of less than $500,000;

               (n)  Material Agreements.  Enter into (i) any agreement, whether
                    -------------------
     or not in the ordinary course of business, that calls for payments in excess of $500,000 and will not be fully performed within 12 months, (ii) any au thor contract calling for advances or pre-publication costs in excess of $500,000, (iii) any royalty guarantees or (iv) the proposed agreement between Richard B. Irwin and Pennsylvania State University;

               (o)  Accruals.  Make any accrual or provision for sales returns,
                    --------
     inventory obsolescence, bad debts, Taxes or other items, other than with respect to the period from July 1 to Closing and consistent with past practices, except as referenced in the last paragraph of Section 9.01(a)(ii); or

               (p)  Commitments.  Agree, whether in writing or otherwise, to do
                    -----------
     any of the foregoing.

          Section 7.04.  Insurance.  Times Mirror shall keep, or cause to be
                         ---------
kept, all insurance policies presently maintained relating to TMHE, the TMHE Subsidiaries and their properties, to Mosby, with respect to Mosby's College Text Business or the Mosby Assets, and to the TMIP Entities, with respect to the International Assets, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date. Schedule 7.04 sets
                                                           -------------
forth all the insurance policies presently owned and maintained by TMHE or the TMHE Subsidiaries. Any and all additional insurance policies presently maintained relating to TMHE or the TMHE Subsidiaries and their properties or Mosby's College Text Business and the Mosby Assets or the International Assets are maintained by Times Mirror or Mosby. Neither McGraw-Hill nor TMHE will have any rights under any such insurance policies from and after the Closing Date with the exception of such policies that do not name Times Mirror or any of its other subsidiaries as named insureds.

          Section 7.05.  Resignations.  On the Closing Date, Times Mirror shall
                         ------------
cause to be delivered to McGraw-Hill duly signed resignations, effective immediately after the Closing Date, of all members of the Boards of Directors of TMHE or of the TMHE Subsidiaries and shall take such other action as is necessary to accomplish the foregoing.

          Section 7.06.  Non-Competition.  Times Mirror covenants and agrees
                         ---------------
that, if the Closing shall occur,

          (a) for a period of thirty-six (36) months following the Closing Date (the "Restricted Period"), Times Mirror and its
      -----------------
affiliates will not, directly or indirectly, anywhere in the world, (1) engage in any business or activity which competes with or is substantially similar to
(i) the business of TMHE and the TMHE Subsidiaries in any media (except the health management seminar business of Irwin Professional Publishing), or (ii) the Mosby College Text Business in any media; or (iii) otherwise in the college textbook market in any media in the disciplines published by TMHE, the TMHE Subsidiaries, or the Mosby College Text Business except for those works within such disciplines which are not sold primarily for the core college level, such as those works currently published by the Mosby medical/nursing division, e.g., the text entitled Human Anatomy & Physiology by Elaine N. Marieb (the businesses
                  --------------------------
referred to in clauses (i), (ii) and (iii) being referred to in this Section
7.06 as the "Competing Business"); or (2) become the beneficial owner of more than 5% of the common stock (or analogous equity interest) of any company or other organization that derives more than 5% of its consolidated revenue from the Competing Business; provided, however, that the foregoing restrictions shall
                        --------  -------
not apply to (1) the business of publishing educational textbooks and related supplementary materials which are primarily marketed to
(i) nurses and nursing students, dentists and dentistry students, veterinarians and veterinary medicine students, nutritionists, dieticians and physicians and medical students, including, but not limited to, textbooks and related supplementary materials in the basic medical sciences of anatomy, physiology, biochemistry, microbiology, pathology, pharmacology, neurosciences and other pre-med and/or graduate level basic science texts, (ii) participants in the allied health and related disciplines, (iii) participants in the vocational nursing, nursing assistance and home care fields, (iv) consumers and participants in the consumer health market, (v) participants in the first aid, safety, cardiopulmonary resuscitation and other emergency services, and (vi) participants in swimming, diving and lifeguarding activities; and (2) any business conducted by Times Mirror or any Times Mirror affiliate in the newspaper, magazine, legal publishing, aviation related publishing and training business;

          (b) during the Restricted Period, Times Mirror and its Affiliates shall not solicit the employment of any managerial, marketing, editorial or sales employee of Times Mirror or any of its affiliates who becomes an employee of McGraw-Hill or any of its affiliates in connection with the transactions contemplated by this Agreement;

          (c) during the Restricted Period, Times Mirror and its Affiliates shall not take any action for the purpose of interfering with the relationship, insofar as it relates to the Competing Business, between McGraw-Hill (or any affiliates of McGraw-Hill) and any author, customer or supplier of McGraw-Hill (or any affiliate of McGraw-Hill); and

          (d) until the tenth anniversary of the Closing, neither Times Mirror nor any of its affiliates shall use the name "Mosby" in the Competing Business.

Times Mirror agrees that the covenant not to compete set forth in paragraph (a) above is reasonable with respect to its duration, geographical area and scope. Notwithstanding any other provision of this Agreement, if any of the provisions of this Section 7.06 or the application of any provision of this Section 7.06 to any jurisdiction or time period shall be held invalid or unenforceable, the remaining portion of the provisions of this Section 7.06 or the application of such portion thereof as is held invalid or unenforceable to jurisdictions or time periods other than those as to which it is held invalid or unenforceable, shall not be affected thereby. It is the intent and agreement of Times Mirror and McGraw-Hill that the provisions of this
Section 7.06 be given maximum force, effect and application permissible under applicable law.

          Section 7.07.  Intercompany Accounts.  Immediately prior to the
                         ---------------------
Closing, Times Mirror will cause all intercompany accounts between TMHE or any of the TMHE Subsidiaries, on the one side, and Times Mirror or any of its subsidiaries or affiliates (other than TMHE and the TMHE Subsidiaries), on the other side, to be contributed to capital (in the case of intercompany payables on the books of TMHE, its subsidiaries or Mosby) or eliminated (in the case of intercompany receivables on the books of TMHE, its subsidiaries or Mosby). Neither the Mosby Assets nor the International Assets will include any account receivable from Times Mirror or any of its affiliates, and neither the Mosby Liabilities nor the International Liabilities will include any account payable to Times Mirror or any of its affiliates. The foregoing shall not apply to trade accounts receivable on the books of TMHE and Mosby due from the TMIP Entities.

          Section 7.08.  Confidentiality.  Times Mirror acknowledges that the
                         ---------------
information being provided to it by McGraw-Hill is subject to the terms of a confidentiality agreement dated June 19, 1996 between McGraw-Hill and Times Mirror (the "Shepard's Confidentiality Agreement"), the terms of which are
             -----------------------------------
incorporated herein by reference. Effective upon, and only upon, the Closing, the Shepard's Confidentiality Agreement will terminate only with respect to information relating solely to Shepard's, and Times Mirror acknowledges that any and all other information provided to it by McGraw-Hill or its representatives concerning any other subsidiary of McGraw-Hill or any other operations of McGraw-Hill shall remain subject to the terms and conditions of the Shepard's Confidentiality Agreement after the Closing Date.

          Section 7.09.  No Additional Representations.  Times Mirror
                         -----------------------------
acknowledges that none of McGraw-Hill, Shepard's or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding Shepard's except as expressly set forth in this Agreement or the schedules hereto, and none of McGraw-Hill, Shepard's or any other person will have or be subject to any liability or indemnification obligation to Times Mirror or any other person resulting from the distribution to Times Mirror, or Times Mirror's use of, any such information, including, without limitation, any information, document, or material made avail able to Times Mirror in certain "data rooms," management presentations or in any other form in expectation of the transactions contemplated by this Agreement.

          Section 7.10.  Performance of Obligations by Times Mirror After
                         ------------------------------------------------
Closing Date.  On and after the Closing Date, Times Mirror shall, or shall cause
------------
Shepard's to, duly, promptly and faithfully pay, perform and discharge when due, subject to any available defenses and rights of set-off, all obligations and liabilities of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, whether arising before, on or after the Closing Date, of Shepard's, including, without limitation, any such obligation or liabilities contained in each of the Shepard's Contracts or any agreement, lease, license, permit, plan or commitment binding on Shepard's or any of its assets that, because it fails to meet the relevant threshold amount or term, is not included within the definition of Shepard's Contracts, or any plan, fund, program, policy, contract or arrangement described in Section 6.16, but not required to be set forth on Schedule 6.16(a);
                                                               ----------------
provided, however, that the foregoing shall not apply to any obligation or
--------  -------
liability that McGraw-Hill agrees to bear under this Agreement.

          Section 7.11.  Name Change.  Times Mirror shall take all measures
                         -----------
necessary to cause Shepard's to change the name of Shepard's to remove the word "McGraw-Hill" therefrom effective immediately after the Closing.

          Section 7.12.  Grant of License.  At the Closing, Mosby shall grant to
                         ----------------
McGraw-Hill a perpetual, royalty-free license to all technology and related documentation in the possession or control of Mosby and existing as of the Closing necessary to run the software included in such technology and to develop, produce, publish, license, sell, or distribute any works included in the Mosby Assets (including revisions to the works included in the Mosby Assets) containing said technology. McGraw-Hill's rights under the license granted pursuant to this Section 7.12 shall be limited to the development, production, publication licensing, sale and distribution of the works referred to in this
Section 7.12. As part of the license arrangement during the period of the Mosby Transition Services Agreement, Mosby will provide reasonable support with respect to the software in order to enable McGraw-Hill to continue publishing the effected works.

          In the event that the technology licensed hereunder includes third-party software or technology for which Mosby is obligated to pay a royalty, McGraw-Hill shall, to the extent it does not obtain its own third-party license, be responsible for the payment of royalties due such third party with respect to the sale of works referred to in this Section.

          Section 7.13.  Purchase of Limited Partner Interest.  (a) At the
                         ------------------------------------
election of McGraw-Hill, Times Mirror shall purchase the limited partner interest owned as of the Closing by TMHE in Burr Ridge Parkway Limited Partnership (the "Partnership Interest"), for $7.5 million. Such election may be exercised by McGraw-Hill by giving written notice to Times Mirror on or after January 1, 1998 and on or before January 31, 1998. If such election is made, a closing shall take place on the fifth Business Day after notice is given to Times Mirror, at which (i) McGraw-Hill will convey, or cause to be conveyed, to Times Mirror the Partnership Interest, free and clear of all Liens and (ii) Times Mirror will pay $7.5 million to McGraw-Hill in immediately available funds.

          (b) In the event that the sale to Times Mirror of the Partnership Interest pursuant to paragraph (a) of this Section 7.13 takes place, Times Mirror will pay to McGraw-Hill at the closing of such purchase an amount equal to the net present value (at such time), computed at a discount rate of 7%, of the excess of the amount payable (based upon a rate of $28.25 per square foot) under the lease between Burr Ridge Parkway Limited Partnership, as lessor, and TMHE, as lessee, over the amount that would be payable thereunder assuming a rate of $14.50 per square foot, for the period beginning January 1, 1998 and extending for the term of such lease.


                                 ARTICLE EIGHT
                           COVENANTS OF MCGRAW-HILL

          Section 8.01.  June 30 and Closing Date Financial Statements.
                         ---------------------------------------------

          (a)  June 30 Financial Statements.  As soon as practicable and in
               ----------------------------
any event not later than August 31, 1996, McGraw-Hill shall deliver to Times Mirror (i) the unaudited condensed balance sheet of Shepard's and the notes thereto as of June 30, 1996 and the unaudited condensed statements of operations for the six-month period ended June 30, 1996. The financial statements of Shepard's referred to in this paragraph shall be prepared in accordance with GAAP, applied in a manner consistent with that applied in the preparation of the financial statements set forth on Schedule 6.08 and shall present fairly, in all
                                  -------------
material respects, the financial position and the results of operations of Shepard's as of the date thereof and for the period covered thereby. The statements described in this paragraph shall be accompanied by a certificate of the Chief Financial Officer of Shepard's confirming preparation of such statements as described above.

          (b)  Closing Date Income Statement.  As soon as practicable and in any
               -----------------------------
event not later than 45 days after the Closing Date, McGraw-Hill shall deliver to Times Mirror (i) the unaudited condensed statement of income of Shepard's (the "Shepard's Income Statement") for the period from July 1, 1996 to the
      --------------------------
Closing Date and (ii) the unaudited statement of balances and activity related to the intercompany accounts of Shepard's with McGraw-Hill for the period from July 1, 1996 to the Closing Date. Shepard's Income Statement shall be prepared in a manner consistent with that applied in the preparation of the statements provided pursuant to Section 8.01(a) and shall present fairly, in all material respects, the results of operations of Shepard's for the period covered thereby. The statements described in this Section 8.01(b) shall be accompanied by a certificate of the Chief Financial officer of Shepard's confirming that the statements have been prepared as described above.

          (c)  Closing Date Balance Sheet.  As soon as practicable and in any
               --------------------------
event not later than 45 days after the Closing Date, McGraw-Hill shall deliver to Times Mirror an unaudited balance sheet for Shepard's as of the Closing Date (the "Shepard's Closing Date Balance Sheet"). The Shepard's Closing Date
      ------------------------------------
Balance Sheet (i) shall be prepared in accordance with GAAP and on a basis consistent with the December 31, 1995 balance sheet of Shepard's included in
Schedule 6.08 and (ii) shall not reflect any purchase accounting adjustments
-------------
attributable to the transactions provided for in this Agreement. The balance sheet described in this Section 8.01(c) shall be accompanied by a certificate of the Chief Financial Officer of Shepard's confirming that the balance sheet has been prepared as described above.

          Section 8.02.  Access.  Prior to the Closing, McGraw-Hill and its
                         ------
officers, directors, employees, advisors, representatives and authorized agents will, and McGraw-Hill will cause Shepard's and its officers, directors, employees, advisors, representatives and authorized agents to, provide Times Mirror and its representatives, employees, counsel and accountants during scheduled appointments approved by McGraw-Hill (which approval shall not be unreasonably withheld) occurring during normal business hours and in a manner not unreasonably disruptive to the conduct of the business of Shepard's or any of the officers, directors, employees, advisors, representatives or authorized agents of McGraw-Hill or Shepard's, access to the personnel, properties, books and records of Shepard's, including, without limitation, (i) access to Shepard's Employees for the purpose of pre-enrolling such Shepard's Employees in any employee benefit or welfare plans of Times Mirror, (ii) access for purposes of conducting a preliminary environmental assessment and any additional boring and sampling or other environmental assessment work as Times Mirror may deem appropriate and (iii) access for purposes of conducting preliminary facilities reviews; provided, however, that
                                                       --------  -------
all information and documentation made available to Times Mirror pursuant to the terms of this Section 8.02 shall be subject to the terms of the Shepard's Confidentiality Agreement. Access afforded to Times Mirror under this Section
8.02 shall also be afforded, subject to the same restrictions, to Reed Elsevier Inc.

          Section 8.03.  Ordinary Conduct.  Except as contemplated by this
                         ----------------
Agreement or set forth on Schedule 8.03, from the date of this Agreement to the
                          -------------
Closing Date, McGraw-Hill will cause the business of Shepard's to be conducted in the ordinary course in substantially the same manner as presently conducted and will make all reasonable efforts substantially consistent with past practices to preserve their relationships with customers, suppliers and others with whom Shepard's deals. Except as contemplated by this Agreement, McGraw-Hill will not permit Shepard's to do any of the following without the prior written consent of Times Mirror:

               (a)  Charter.  Amend its Charter or By-laws;
                    -------

               (b)  Dividends.  Declare or pay any non-cash dividend or make any
                    ---------
     other non-cash distributions to McGraw-Hill, whether or not upon or in respect of any shares of its capital stock;

               (c)  Capital Stock.  Redeem or otherwise acquire any shares of
                    -------------
     its capital stock or issue any capital stock or any option, warrant or right thereto or any securities convertible into or exchangeable for any of its capital stock;

               (d)  Employee Matters.  Adopt or amend in any material respect
                    ----------------
     any Shepard's Plan or collective bargaining agreement, except as required by law;

               (e)  Compensation.  (i) Grant to any executive officer or
                    ------------
     employee any increase in compensation or benefits or any rights to receive severance payments or other benefits upon a termination of employment or a change of ownership or control of the employer, except (A) as may be required under the express terms of existing written agreements, (B) in the ordinary course of business consistent with past practice or (C) any increases, payments or benefits for which McGraw-Hill shall be solely obligated,

     (ii) enter into any employment agreement or amend any existing employment agreement, or (iii) terminate any executive officer or employee other than in the ordinary course of business consistent with past practice;

               (f)  Indebtedness.  Incur or assume any liabilities, obligations
                    ------------
     or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than any indebtedness owing to McGraw-Hill or any other person incurred in the ordinary course of business consistent with past practice; provided that in no event shall
                                             --------
     Shepard's incur, assume or guarantee any long-term indebtedness for borrowed money;

               (g)  Encumbrances.  Permit, allow or suffer any of its assets to
                    ------------
     be subjected to any Lien, other than Permitted Liens;

               (h)  Cancellation of Indebtedness.  Except as provided in Section
                    ----------------------------
     8.07, cancel any indebtedness owing to Shepard's or waive any claims or rights, other than cancellations or waivers in the ordinary course of business that individually cover indebtedness, claims or rights having a value of less than $50,000 and, in the aggregate, cover indebtedness, claims or rights having a value of less than $250,000;

               (i)  Related Party Transactions.  Except for (i) dividends or
                    --------------------------
     distributions not prohibited under clause (b) above, (ii) indebtedness not prohibited by clause (f) above and (iii) intercompany transactions in the ordinary course of business and consistent with past practice, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with McGraw-Hill or any affiliate of McGraw-Hill that would continue in effect after the Closing;

               (j)  Accounting Polices.  Make any change in any method of
                    ------------------
     accounting or accounting practice or policy other than those required by GAAP;

               (k)  Reorganizations.  Acquire or agree to acquire by merging or
                    ---------------
     consolidating with, or by purchasing the stock of, or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than inventory);

               (l)  Capital Expenditures.  Make or incur any capital
                    --------------------
     expenditures other than those made or incurred in accordance with McGraw-Hill's fiscal year 1996 capital expenditure budget with respect to Shepard's heretofore disclosed to Times Mirror;

               (m)  Asset Dispositions.  Sell, lease or otherwise dispose of, or
                    ------------------
     agree to sell, lease or otherwise dispose of, any of its assets, except for sales of inventory in the ordinary course of business and except for sales, leases or dispositions of assets that, in the aggregate, have a fair value of less than $500,000;

               (n)  Material Agreements.  Enter into any agreements, whether or
                    -------------------
     not in the ordinary course of business, that calls for payments in excess of $500,000 and will not be fully performed within 12 months;

               (o)  Accruals.  Make any accrual or provision for sales returns,
                    --------
     inventory obsolescence, bad debts, Taxes or other items, other than with respect to the period from July 1 to Closing and consistent with past practices; or

               (p)  Commitments.  Agree, whether in writing or otherwise, to do
                    -----------
     any of the foregoing.

          Section 8.04.  Insurance.  McGraw-Hill shall keep, or cause to be
                         ---------
kept, all insurance policies presently maintained relating to Shepard's and its properties or suitable replacements therefor in full force and effect through the close of business on the Closing Date. Schedule 8.04 sets forth all the
                                           -------------
insurance policies presently owned and maintained by Shepard's. Any and all additional insurance policies presently maintained relating to Shepard's and its properties are maintained by McGraw-Hill. Neither McGraw-Hill nor Shepard's will have any rights under any such insurance policies from and after the Closing Date with the exception of such policies that do not name McGraw-Hill or any of its other subsidiaries as named insureds.

          Section 8.05.  Resignations.  On the Closing Date, McGraw-Hill shall
                         ------------
cause to be delivered to Times Mirror duly signed resignations, effective immediately after the Closing Date, of all members of the Board of Directors of Shepard's and shall take such other action as is necessary to accomplish the foregoing.

          Section 8.06.  Non-Competition.  McGraw-Hill covenants and agrees
                         ---------------
that, if the Closing shall occur,

          (a) during the Restricted Period, McGraw-Hill and its affiliates will not, directly or indirectly, anywhere in the world, (1) engage in any business or activity which competes with or is substantially similar to the legal citations business of Shepard's (such business being referred to in this Section
8.06 as the "Competing Business"); or (2) become the beneficial owner of more than 5% of the common stock (or analogous equity interest) of any company or other organization that derives more than 5% of its consolidated revenue from the Competing Business;

          (b) during the Restricted Period, McGraw-Hill and its Affiliates shall not solicit the employment of any managerial, marketing, editorial or sales employee of McGraw-Hill or any of its affiliates who becomes an employee of Times Mirror or any of its affiliates in connection with the transactions contemplated by this Agreement; and

          (c) during the Restricted Period, McGraw-Hill and its Affiliates shall not take any action for the purpose of interfering with the relationship, insofar as it relates to the Competing Business, between Times Mirror (or any affiliates of Times Mirror) and any author, customer or supplier of Times Mirror (or any affiliate of Times Mirror).

McGraw-Hill agrees that the covenant not to compete set forth in paragraph (a) above is reasonable with respect to its duration, geographical area and scope. Notwithstanding any other provision of this Agreement, if any of the provisions of this Section 8.06 or the application of any provision of this
Section 8.06 to any jurisdiction or time period shall be held invalid or unenforceable, the remaining portion of the provisions of this Section 8.06 or the application of such portion thereof as is held invalid or unenforceable to jurisdictions or time periods other than those as to which it is held invalid or unenforceable, shall not be affected thereby. It is the intent and agreement of Times Mirror and McGraw-Hill that the provisions of this Section 8.06 be given maximum force, effect and application permissible under applicable law.

          Section 8.07.  Intercompany Accounts.  Immediately prior to the
                         ---------------------
Closing, McGraw-Hill will cause all intercompany accounts between Shepard's, on the one side, and McGraw-Hill or any of its subsidiaries or affiliates (other than Shepard's), on the other side, to be contributed to capital (in the case of intercompany payables on the books of Shepard's) or eliminated (in the case of intercompany receivables on the books of Shepard's). The assets of Shepard's will not include any account receivable from McGraw-Hill or any of its affiliates, and the liabilities of Shepard's will not include any account payable to McGraw-Hill or any of its affiliates.

          Section 8.08.  Confidentiality.  McGraw-Hill acknowledges that the
                         ---------------
information being provided to it by Times Mirror is subject to the terms of the College Publishing Business Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the College Publishing Business Confidentiality Agreement will terminate only with respect to information relating solely to TMHE, the Mosby Assets and the Mosby Liabilities and the International Assets and International Liabilities, and McGraw-Hill acknowledges that any and all other information provided to it by Times Mirror, Mosby or TMIP, or Times Mirror's or Mosby's or TMIP's representatives concerning Mosby or any of the TMIP Entities (other than information relating solely to the Mosby Assets, the Mosby Liabilities, the International Assets and the International Liabilities), any other subsidiary of Times Mirror or any other operations of Times Mirror shall remain subject to the terms and conditions of the College Publishing Business Confidentiality Agreement after the Closing Date.

          Section 8.09.  No Additional Representations.  McGraw-Hill
                         -----------------------------
acknowledges that none of Times Mirror, TMHE, Mosby or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the College Publishing Business except as expressly set forth in this Agreement or the schedules hereto, and none of Times Mirror, TMHE, Mosby or any other person will have or be subject to any liability or indemnification obligation to McGraw-Hill or any other person resulting from the distribution to McGraw-Hill, or McGraw-Hill's use of, any such information, including, without limitation, the Confidential Offering Memorandum prepared by Morgan Stanley & Co. Incorporated dated April 1996 (the "Confidential Offering Memorandum") (except as provided in Section 5.09(c)) and
 --------------------------------
any information, document, or material made available to McGraw-Hill in certain "data rooms," management presentations or in any other form in expectation of the transactions contemplated by this Agreement.

          Section 8.10.  Performance of Obligations by McGraw-Hill After Closing
                    -------------------------------------------------------
Date.  On and after the Closing Date, McGraw-Hill shall, or shall cause TMHE to,
----
duly, promptly and faithfully pay, perform and discharge when due, subject to any available defenses and rights of set-off, (i) all obligations and liabilities of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, whether arising before, on or after the Closing Date, of TMHE, including, without limitation, any such obligation or liabilities contained in each of the College Publishing Business Contracts or any agreement, lease, license, permit, plan or commitment binding on TMHE or any of its assets that, because it fails to meet the relevant threshold amount or term, is not included within the definition of Contracts, or any plan, fund, program, policy, contract or arrangement described in Section 5.17, but not required to be set forth on Schedule 5.17(a); provided, however,
                                          ----------------  --------  -------
that the foregoing shall not apply to any obligation or liability that Times Mirror or Mosby agrees to bear under this Agreement; and (ii) all of the Mosby Liabilities and the International Liabilities.

          Section 8.11.  Name Change.  McGraw-Hill shall take all measures
                         -----------
necessary to cause TMHE to change the name of TMHE to remove the words "Times Mirror" therefrom effective immediately after the Closing.

          Section 8.12.  Transitional Services.  At the Closing, McGraw-Hill and
                         ---------------------
Shepard's shall enter into a mutually satisfactory agreement providing for services needed to effect an orderly transition of ownership of Shepard's.


                                 ARTICLE NINE
                               MUTUAL COVENANTS

          Each of Times Mirror and McGraw-Hill covenants and agrees as follows:

          Section 9.01.  Post-Closing Adjustment.  (a) Within five days after
                         -----------------------
delivery by Times Mirror of the TMHE Income Statement and the Mosby P & L Statement pursuant to Section 7.01(b),

          (i) if the sum of (1)(A) the income before income taxes of TMHE shown on the TMHE Income Statement plus (B) the income before income taxes of Mosby's College Text Business shown on the Mosby P & L Statement plus (C) Transaction-Related Expenses of TMHE or Mosby (to the extent such were recorded as expenses on the TMHE Income Statement or Mosby P & L Statement) plus (D) $3.6 million minus the sum of (2)(A) the net change in the intercompany account balance (without taking into account any charges representing Transaction-Related Expenses to such balance or any charge relating to income taxes) on the books of TMHE with Times Mirror for the period from July 1, 1996 to the Closing Date plus
(B) the net change in the intercompany account balance (if any) (without taking into account any charges representing Transaction-Related Expenses to such balance or any charge relating to income taxes) reflected in the records of Mosby, with respect to Mosby's College Text Business, with Times Mirror for the period from July 1, 1996 to the Closing Date plus (C) income taxes on the amount in clause (1)(A), (B) and (C) using a federal rate of 35% and the rates, as appropriate, for the States of California, Illinois and Connecticut set forth in Schedule 9.01(a) (net of federal benefit) plus (D) $1.7 million is greater than zero, Times Mirror shall pay to McGraw-Hill, in immediately available funds, the amount equal to such difference; and

          (ii) if the sum of (1)(A) the income before income taxes of TMHE shown on the TMHE Income Statement plus (B) the income before income taxes of Mosby's College Text Business shown on the Mosby P & L Statement plus (C) Transaction-Related Expenses of TMHE or Mosby (to the extent such were recorded as expenses on the TMHE Income Statement or Mosby P & L Statement) plus (D) $3.6 million minus the sum of (2)(A) the net change in the intercompany account balance (without taking into account any charges representing Transaction-Related Expenses to such balance or any charge relating to income taxes) on the books of TMHE with Times Mirror for the period from July 1, 1996 to the Closing Date plus (B) the net change in the intercompany account balance (if any) (without taking into account any charges representing Transaction-Related Expenses to such balance or any charge relating to income taxes) reflected in the records of Mosby, with respect to Mosby's College Text Business, with Times Mirror for the period from July 1, 1996 to the Closing Date plus (C) income taxes on the amount in clause (1)(A), (B) and (C) using a federal rate of 35% and the rates, as appropriate, for the States of California, Illinois and Connecticut set forth in Schedule 9.01(a) (net of federal benefit) plus (D) $1.7 million is less than zero, McGraw-Hill shall pay to Times Mirror, in immediately available funds, the amount equal to such difference.

          For purposes of the calculations in this Section 9.01(a), intercompany payables to Times Mirror on the books of TMHE and Mosby, with respect to Mosby's College Text Business, shall be positive amounts and intercompany receivables on the books of TMHE and the records of Mosby, with respect to Mosby's College Text Business, shall be negative amounts, and any cash distributions from TMHE or Mosby, with respect to Mosby's College Text Business, shall be recorded in the intercompany account of TMHE or Mosby, as the case may be, as intercompany receivables. From the period from July 1, 1996 to Closing, no advances to or distributions from TMHE or Mosby, with respect to Mosby's College Text Business, shall be made other than from or to Times Mirror.

          The accrual of additional reserves for bad debt or sales returns with respect to TMIP accounts receivable transferred to TMHE or Mosby's College
Text Business pursuant to Schedule 4.02(a)(v) plus additional reserves for bad debts or sales returns on the books of TMHE relating to International Direct Sales as defined in Schedule 4.02(a)(v) shall not be taken into account in the calculation of income before taxes or reflected in the intercompany accounts.

          Furthermore, the credit to the intercompany account of TMHE and Mosby's College Text Business with Times Mirror on account of the transfer of the statutory receivables from Times Mirror to TMHE and Mosby's College Text Business shall not be taken into account in computing the net change in the intercompany account balance of TMHE and Mosby's College Text Business with Times Mirror.

          (b) Within five days after delivery by McGraw-Hill of the Shepard's Income Statement pursuant to Section 8.01(b),

          (i) if the sum of (1)(A) the income before income taxes of Shepard's shown on the Shepard's Income Statement plus (B) Transaction-Related Expenses of Shepard's (to the extent such were recorded as expenses on the Shepard's Income State ment) minus the sum of (2)(A) the net change in the intercompany account balance (without taking into account any charges representing Transaction-Related Expenses to such balance or any charge relating to income taxes) on the books of Shepard's with McGraw-Hill for the period from July 1, 1996 to the Closing Date plus (B) income taxes on the amount in clause (1) using a federal rate of 35% and the rates, as appropriate, for the States of California, Colorado and Michigan, set forth in Schedule 9.01(b) (net of federal benefit) is greater than zero, McGraw-Hill shall pay to Times Mirror, in immediately available funds, the amount equal to such difference; and

          (ii) if the sum of (1)(A) the income before income taxes of Shepard's shown on the Shepard's Income Statement plus (B) Transaction-Related Expenses of Shepard's (to the extent such were recorded as expenses on the Shepard's Income Statement) minus the sum of (2)(A) the net change in the intercompany account balance (without taking into account any charges representing Transaction-Related Expenses to such balance or any charge relating to income taxes) on the books of Shepard's with McGraw-Hill for the period from July 1, 1996 to the Closing Date plus (B) income taxes on the amount in clause (1) using a federal rate of 35% and the rates, as appropriate, for the States of California, Colorado and Michigan set forth in Schedule 9.01(b) (net of federal benefit) is less than zero,

Times Mirror shall pay to McGraw-Hill, in immediately available funds, the amount equal to such difference.

          For purposes of the calculations in this Section 9.01(b), intercompany payables to McGraw-Hill on the books of Shepard's shall be positive amounts and intercompany receivables on the books of Shepard's shall be negative amounts, and any cash distributions from Shepard's shall be recorded in the intercompany account of Shepard's as intercompany receivables. From the period from July 1, 1996 to Closing, no advances to or distributions from Shepard's shall be made other than from or to McGraw-Hill.

          (c)  Any net amount owed to Times Mirror or McGraw-Hill under Section
9.01 shall be deemed an adjustment to the amount paid under Section 2.03.

          (d) All calculations under this Section 9.01 shall (i) be made prior to the transactions contemplated by Sections 7.07 and 8.07 and (ii) shall give no effect to any action that constitutes a breach of this Agreement.

          Section 9.02.  Use of Names.
                         ------------

          (a) Mosby grants to McGraw-Hill and TMHE the right to leave Mosby's name on the inventory included in the Mosby Assets in the form it appears thereon on the Closing Date, and to continue to use such name with respect to each publication included within the Mosby Assets until all inventory of such publication existing on the Closing Date has been sold; provided, however,
                                                        --------  -------
that the Mosby name shall not be used on any subsequent revision of such publication. Nothing in this Section 9.02 shall be construed to grant to McGraw-Hill or TMHE any rights whatsoever in Mosby's name.

          (b) Times Mirror grants to McGraw-Hill and TMHE the right to use Times Mirror's name on the inventory included in the College Publishing Business in the form it appears thereon on the Closing Date, and to continue to use such name with respect to each publication included within the College Publishing Business until all inventory of such publication existing on the Closing Date has been sold; provided, however, that the Times Mirror name shall not be used
               -------- --------
on any subsequent revision of such publication. Nothing in this Section 9.02 shall be construed to grant to McGraw-Hill or TMHE any rights whatsoever in Times Mirror's name.

          (c) McGraw-Hill grants to Times Mirror and Shepard's the right to use McGraw-Hill's name on the inventory included in the assets of Shepard's in the form it appears thereon on the Closing Date, and to continue to use such name with respect to each publication included within the assets of Shepard's until all inventory of such publication existing on the Closing Date has been sold; provided, however, that
                                                        --------  -------
the McGraw-Hill name shall not be used on any subsequent revision of such publication. Nothing in this Section 9.02 shall be construed to grant to Times Mirror or Shepard's any rights whatsoever in McGraw-Hill's name.

          Section 9.03.  Cooperation.  McGraw-Hill, Times Mirror and Mosby shall
                         -----------
cooperate with each other and shall cause their respective officers, employees, affiliates, agents, auditors and representatives to cooperate with each other after the Closing to ensure (i) the orderly transfer of TMHE, the Mosby Assets, the Mosby Liabilities, the International Assets and the International Liabilities from Times Mirror, Mosby or the TMIP Entities, as the case may be, to McGraw-Hill (or one or more subsidiaries of McGraw-Hill) designated by McGraw-Hill and (ii) the orderly transfer of Shepard's from McGraw-Hill to Times Mirror, and to minimize any disruption to the respective businesses of Mosby, TMHE or Shepard's that might result from the transactions contemplated hereby. No party shall be required by this Section 9.03 to take any action that would unreasonably interfere with the conduct of its business.

          Section 9.04.  Publicity.  Times Mirror and McGraw-Hill agree that,
                         ---------
from the date of this Agreement through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Following the Closing, Times Mirror and McGraw-Hill shall consult with each other with respect to the preparation of any filing with the Securities and Exchange Commission that describes or reflects the transactions provided for in this Agreement, through and including the Form 10-Q (if any) and Form 10-K (unless the Closing occurs after December 31, 1996) covering the period in which the Closing occurs.

          Section 9.05.  Antitrust Notification.  Each of Times Mirror and
                         ----------------------
McGraw-Hill will as promptly as practicable, but in no event later than ten Business Days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States
                                                 ---
Department of Justice ("DOJ") the notification and report form,
                        ---
if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Each of McGraw-Hill and Times Mirror shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Times Mirror and McGraw-Hill shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Times Mirror and McGraw-Hill will use its best efforts to obtain any clearance required under the HSR Act for the consummation of the transactions contemplated hereby; provided, however, that nothing herein shall require (i)
        --------  -------
McGraw-Hill or any of its subsidiaries to divest or hold separate any portion of its assets, the assets of TMHE, the Mosby Assets or the International Assets or
(ii) Times Mirror or any of its subsidiaries to divest or hold separate any portion of its assets or the assets of Shepard's.

          Section 9.06.  Records.
                         -------

          (a) On the Closing Date, Times Mirror and Mosby shall deliver or cause to be delivered to McGraw-Hill all original agreements, documents, books, records and files (collectively, "Records"), in the possession of Times Mirror,
                                  -------
Mosby or the TMIP Entities relating to the business and operations of TMHE or the TMHE Subsidiaries, to the extent not then in the possession of TMHE, or relating solely and exclusively to Mosby's College Text Business, the International Assets or the International Liabilities subject to the following exceptions:

          (i) Mosby may retain Records until the Termination Date of the Mosby Transition Services Agreement (as such term is defined therein) and each of the TMIP Entities may retain Records until the Termination Date of the TMIP Transition Services Agreement (as such term is defined therein), in each case to the extent necessary or convenient for the performance of its respective obligations thereunder;

          (ii) McGraw-Hill recognizes that certain Records may contain incidental information relating to TMHE or Mosby's College Text Business or may relate primarily to subsidiaries or divisions of Times Mirror other than TMHE or businesses of TMHE previously sold, and that Times Mirror or Mosby, as the case may be, may retain such Records and shall provide copies of the relevant portions thereof to McGraw-Hill;

          (iii) Times Mirror may retain all Records prepared in connection with the sale of the TMHE Shares and the Mosby Assets, including bids received from other parties and analyses relating to TMHE and Mosby's College Text Business; and

          (iv) Times Mirror may retain any Tax returns, reports or forms, and McGraw-Hill shall be provided with copies of such returns, reports or forms only to the extent that they relate to TMHE's or the TMHE Subsidiaries' separate returns or separate Tax liability.

          (b) On the Closing Date, McGraw-Hill shall deliver or cause to be delivered to Times Mirror all Records in the possession of McGraw-Hill relating to the business and operations of Shepard's to the extent not then in the possession of Shepard's, subject to the following exceptions:

          (i) Times Mirror recognizes that certain Records may contain incidental information relating to Shepard's or may relate primarily to subsidiaries or divisions of McGraw-Hill other than Shepard's or businesses of Shepard's previously sold, and that McGraw-Hill may retain such Records and shall provide copies of the relevant portions thereof to Times Mirror;

          (ii) McGraw-Hill may retain all Records prepared in connection with the sale of the Shepard's Shares, including analyses relating to the business of Shepard's; and

          (iii) McGraw-Hill may retain any Tax returns, reports or forms, and Times Mirror shall be provided with copies of such returns, reports or forms only to the extent that they relate to the separate returns or separate Tax liability of Shepard's.

          (c) After the Closing, upon reasonable written notice, McGraw-Hill, Times Mirror and Mosby agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours, to such information (including Records pertinent to Shepard's, TMHE, the TMHE Subsidiaries, Mosby's College Text Business, the International Assets and the International Liabilities) and assistance relating to Shepard's, TMHE, the TMHE Subsidiaries, Mosby's College Text Business, the International

Assets and the International Liabilities as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax returns, reports or forms or the defense of any Tax Claim or assessment; provided, however, that such access does not unreasonably disrupt the normal
--------  -------
operations of Times Mirror, McGraw-Hill, Shepard's, TMHE or Mosby.

          Section 9.07.  Further Assurances.  From time to time, as and when
                         ------------------
requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

          Section 9.08.  Provision of Audited Financials.  McGraw-Hill shall
                         -------------------------------
furnish to Times Mirror, at McGraw-Hill's expense, audited financial statements of Shepard's that, in the reasonable judgment of Ernst & Young, are required to be filed by Times Mirror with the Securities and Exchange Commission in connection with the transactions contemplated hereby. Times Mirror shall furnish to McGraw-Hill, at Times Mirror's expense, audited financials of the College Publishing Business that, in the reasonable judgment of Ernst & Young, are required to be filed by McGraw-Hill with the Securities and Exchange Commission in connection with the transactions contemplated hereby.


                                  ARTICLE TEN
                         EMPLOYEE AND RELATED MATTERS
                            WITH RESPECT TO COLLEGE
                              PUBLISHING BUSINESS

          Section 10.01.  Continuation of Employment.
                          --------------------------

          (a)  Offers of Employment.  Schedule 10.01(a) contains a complete and
               --------------------   -----------------
accurate list of each Mosby's College Text Business Employee who will be employed by McGraw-Hill on the Closing Date. Except as otherwise provided herein, on or after the Closing Date, McGraw-Hill shall offer employment to (or cause TMHE to offer employment to or to continue to employ) all College Publishing Business Employees who are actively employed immediately prior to the Closing Date by TMHE, a TMHE Subsidiary or Mosby, subject to the terms and conditions set forth in this Article 10. In addition, each College Publishing Business Employee who is on an authorized leave of absence, short- or long-
term disability leave, worker's compensation leave or vacation leave as of the Closing Date shall be offered employment with McGraw-Hill or TMHE following the expiration of the leave of absence to the extent that Times Mirror, TMHE or a TMHE Subsidiary was obligated to offer employment to such employees upon their return to work following such leave, subject to the terms and conditions set forth in this
Article 10. All persons who are offered employment in accordance with the terms of this Section 10.01(a) and who are employed by TMHE, a TMHE Subsidiary or McGraw-Hill on or after the Closing Date are collectively referred to herein as the "College Publishing Business Transferred Employees." Notwithstanding
     --------------------------------------------------
anything contained herein to the contrary, on and after the Closing Date, McGraw-Hill and TMHE shall have no obligation to employ Mr. G. Franklin Lewis and any employee of Mosby's College Text Business who is not listed on Schedule 10.01(a) and Times Mirror shall retain all responsibility for any obligations with respect to such employees who are not College Publishing Business Transferred Employees, including the obligation to pay severance. For a period of one year following the Closing Date, McGraw-Hill shall not offer employment to any College Publishing Business Employee who is not employed by McGraw-Hill as of the Closing Date. In addition, nothing contained in this Article 10 shall be construed to prevent, limit or restrict in any way McGraw-Hill's right to terminate any College Publishing Business Transferred Employee following the Closing Date.

          (b)  WARN Act and Other Matters.  McGraw-Hill shall be fully
               --------------------------
responsible for any liability arising under the Worker Adjustment and Retraining Notification Act arising in connection with the termination of the employment of any College Publishing Business Transferred Employee on or after the Closing Date.

          Section 10.02.  Times Mirror's Benefit Plans and Employee Related
                          ---------------------------------------------------
Liabilities.  Times Mirror agrees to continue, or cause one or more of its
-----------
affiliates to continue, coverage of College Publishing Business Personnel under the College Publishing Business Plans in accordance with their terms up to the Closing Date. As of the Closing Date, each College Publishing Business Transferred Employee shall cease to be covered by each of the College Publishing Business Plans. Except with respect to the liabilities under the College Publishing Business Plans that are expressly assumed by McGraw-Hill under this
Article 10, Times Mirror (and not TMHE or the TMHE Subsidiaries) shall remain obligated for all benefits and benefit entitlements under the College Publishing Business Plans which were earned or accrued by College Publishing Business Transferred Employees and College Publishing Business Retirees prior to the Closing Date and for all employment or employment related liabilities or claims relating to facts or events that occurred prior to the Closing Date.

          Section 10.03.  McGraw-Hill's Benefit Plans.  On the Closing Date,
                          ---------------------------
each College Publishing Business Transferred Employee shall be covered by the employee benefit plans of McGraw-Hill applicable to similarly situated employees of McGraw-Hill. For purposes of McGraw-Hill's employee benefit plans, McGraw-Hill shall credit each College Publishing Business Transferred Employee with full credit for employment with Times Mirror, TMHE and Mosby prior to the Closing Date for purposes of eligibility and vesting under McGraw-Hill plans; provided, however, that in no event shall McGraw-Hill be obligated to grant
--------  -------
credit for service to any College Publishing Business Transferred Employee for purposes of benefit accrual under any McGraw-Hill plan (including, but not limited to, any defined benefit pension plan sponsored, maintained or contributed to by McGraw-Hill). Nothing contained in this Article Ten shall obligate or commit McGraw-Hill to continue any of its benefit plans after the Closing Date or to maintain in effect any such plan or any level or type of benefits.

          Section 10.04.  Severance Obligations.  McGraw-Hill shall assume (or
                          ---------------------
cause TMHE to assume) responsibility for the obligations which become payable on or after the Closing Date to the College Publishing Business Transferred Employees pursuant to the individual severance agreements or severance plans which are described in Schedule 10.04, other than (i) those obligations set
                       --------------
forth in Schedule 10.04 that are designated as retention or stay-pay,
         --------------
performance bonuses, enhanced profit-sharing contributions and (ii) any agreement or arrangement covering Mr. G. Franklin Lewis, which will remain
                                                         -----------------
obligations of Times Mirror.  On or before the Closing Date, Times Mirror shall
---------------------------
pay to each College Publishing Business Transferred Employee all retention or stay-pay and performance bonuses payable, including those payable under the plans or agreements described in Schedule 10.04, to the extent determinable, or
                                 --------------
as soon as practicable after the Closing Date with respect to amounts that are not determinable as of the Closing Date. In addition, on or before the Closing Date, TMHE shall make the enhanced profit-sharing contribution to the Wm. C. Brown Company Publishers Employees' Profit Sharing Retirement and Tax Deferred Investment Plan con templated in Schedule 10.04. Such contribution shall be
                                 --------------
considered a Transaction-Related Expense.

          Section 10.05.  Defined Contribution Plans.  On or prior to the
                          --------------------------
Closing Date, Times Mirror shall cause TMHE to transfer the sponsorship of the Wm. C. Brown Company Publishers Employees' Profit Sharing Retirement and Tax Deferred Investment Plan and the Probus Publishing Company 401(k) Savings and Investment Plan (the "Brown and Probus Plans") to Times Mirror and, on or prior
                      ----------------------
to the Closing Date, Times Mirror shall assume
unconditionally from TMHE the sponsorship of the Brown and Probus Plans, including, without limitation, the obligation to pay all benefits contemplated by such Brown and Probus Plans and all obligations with respect to administration, reporting and disclosure. As of the Closing Date, Times Mirror shall cause the interests of all College Publishing Business Transferred Employees in the Brown and Probus Plans and the Times Mirror Savings Plus Plan (the "TM 401(k) Plan") to become fully vested and nonforfeitable. As soon as
      --------------
practicable following the Closing Date, Times Mirror shall cause the Brown and Probus Plans and the TM 401(k) Plan to distribute all or a portion of the account balances of each College Publishing Business Transferred Employee who so elects in accordance with the terms of such plans. Subject to the provisions of the applicable McGraw-Hill plan and Times Mirror's provision of evidence reasonably satisfactory to McGraw-Hill that the Brown and Probus Plans and the TM 401(k) Plan are qualified under Section 401(a) of the Code, McGraw-Hill shall permit the defined contribution plan applicable to each College Publishing Business Transferred Employee to accept an "eligible rollover contribution" (within the meaning of Section 401(a)(31) of the Code) in cash of all or a portion of the account balance distributed to such College Publishing Business Transferred Employee under the Brown and Probus Plans or the TM 401(k) Plan, as the case may be; provided, however, that nothing contained herein shall
                 --------- -------
obligate McGraw-Hill to accept rollovers in the form of Times Mirror stock. Any amounts rolled over to McGraw-Hill's defined contribution plan as contemplated in this Section 10.05 shall be held and administered in all respects in accordance with the provisions of such McGraw-Hill plan as in effect from time to time.

          Section 10.06. Defined Benefit Plans.  As of the Closing Date, the
                         ---------------------
College Publishing Business Transferred Employees shall cease to accrue benefits under the Times Mirror Pension Plan (the "TM Pension Plan") and TMHE
                                                   ---------------
shall cease to be a participating employer thereunder. Times Mirror shall take, or cause to be taken, all action as may be necessary (i) to effect such cessation of participation and (ii) to cause the College Publishing Business Transferred Employees' benefits under the TM Pension Plan to become fully vested as of the Closing Date. No assets or liabilities with respect to the College Publishing Business Transferred Employees shall be transferred as a result of this Agreement from the TM Pension Plan to any plan or arrangement established or maintained by McGraw-Hill for the benefit of the College Publishing Business Transferred Employees. As of the Closing Date, eligible College Publishing Business Transferred Employees who were covered by the TM Pension Plan immediately prior to the Closing Date shall be eligible to participate in a McGraw-Hill defined benefit pension plan and shall receive credit for purposes of eligibility and vesting (but not for benefit accrual) under such plan for all service with Times Mirror, TMHE, the TMHE Subsidiaries and Mosby prior to the Closing Date. McGraw-Hill and Times Mirror shall provide each other with such records and information as may be necessary or appropriate to carry out their obligations under this Section 10.06 or for purposes of the administration of McGraw-Hill's defined benefit plan.

          Section 10.07.  Welfare Benefits.
                          ----------------

          (a) Times Mirror agrees to continue coverage of College Publishing Business Personnel under the Times Mirror Group Benefit Plan and other Plans which are welfare benefit plans up to the Closing Date and to provide benefits to or reimburse covered College Publishing Business Personnel for eligible health care and other eligible welfare benefit expenses and services incurred up to the Closing Date in accordance with the terms of such Plan.

          (b) In connection with McGraw-Hill's obligation to provide welfare benefits to the eligible College Publishing Business Transferred Employees under its plans pursuant to Section 10.03, McGraw-Hill shall cause each McGraw-Hill group health plan to waive any pre-existing condition exclusions thereunder with respect to the College Publishing Business Transferred Employees to the extent that such employees are enrolled in the applicable group health plan of Times Mirror as of the Closing Date. Notwithstanding any other provision herein to the contrary, Times Mirror will retain all of its obligations to provide post-retirement medical coverage to (i) College Publishing Business Transferred Employees who, as of the Closing Date, (a) have been credited with at least ten consecutive years of service after attaining age 40 under the applicable College Publishing Business Post-Retirement Plan, (b) have attained at least age 60 and
(c) are otherwise eligible for such benefits under the terms of the applicable College Publishing Business Post-Retirement Plan in effect as of the Closing Date, and (ii) College Publishing Business Retirees with respect to expenses and services incurred by such individuals on or after the Closing Date in accordance with the terms of the applicable College Publishing Business Post-Retirement Plan as in effect from time to time with respect to similarly situated retirees or employees of Times Mirror; provided, however, that in order for any College
                              --------  -------
Publishing Business Transferred Employee to be eligible to participate in any College Publishing Business Post-Retirement Plan, such employee must expressly elect to participate therein as of his retirement date with McGraw-Hill.

          (c) With respect to any welfare benefit plans maintained at the TMHE level, McGraw-Hill and Times Mirror agree to negotiate mutually beneficial transitional arrangements with respect to the benefits provided thereunder, which arrangements may result in terminating such plans as of the Closing Date or providing for the continuation of such plans following the Closing Date by TMHE for eligible College Publishing Business Transferred Employees.

          (d) For purposes of this Section 10.07, an expense or service is deemed to be incurred when the medical services are performed, or, with respect to welfare benefits other than medical or dental benefits, when the event giving rise to such expense or service occurs.

          Section 10.08.  Modifications.  None of Times Mirror, TMHE, the TMHE
                          -------------
Subsidiaries or Mosby will change the employment status of any College Publishing Business Employee so as to promise employment for any specified term of employment.

          Section 10.09.  Mutual Cooperation.  McGraw-Hill and Times Mirror
                          ------------------
agree, in a complete, diligent and timely manner, to exchange such employee census, actuarial or other data as shall be reasonably necessary to calculate benefits under any plan and to take any and all actions as shall be reasonably necessary or advisable to effect the provisions of this Article 10.

          Section 10.10.  Employee Benefits Indemnity.  For a period of three
                          ---------------------------
years following the Closing Date:

          (a) McGraw-Hill shall indemnify and hold Times Mirror and Mosby harmless from any Losses Times Mirror or Mosby may incur as a result of (i) McGraw-Hill's failure to honor any obligation expressly assumed under this
     Article 10 by McGraw-Hill or a breach by McGraw-Hill of any covenant of McGraw-Hill set forth in this Article 10 and (ii) any actions taken by McGraw-Hill with respect to any College Publishing Business Transferred Employee on or after the Closing Date; and

          (b) Times Mirror and Mosby shall indemnify and hold McGraw-Hill and TMHE harmless from any Losses McGraw-Hill or TMHE may incur as a result of
     (i) Times Mirror's or Mosby's failure to honor any obligations expressly retained or assumed under this Article 10 by Times Mirror or Mosby or a breach by Times Mirror or Mosby of any covenant of Times Mirror or Mosby set forth in this Article 10, (ii) any actions taken by Times Mirror or Mosby with respect to any College Publishing Business Employee prior to the Closing Date or any College Publishing Business Retiree and (iii) any failure of any representation or warranty of Times Mirror or Mosby contained in Section 5.17 to be true and correct as of the Closing Date.

          Section 10.11.  Third-Party Claims.  Nothing in this Agreement is
                          ------------------
intended, or shall be construed, to confer upon any person, other than the parties hereto and their successors and permitted assigns, any rights or remedies by reason of this Article 10.


                                 ARTICLE TEN-A
                         EMPLOYEE AND RELATED MATTERS
                           WITH RESPECT TO SHEPARD'S

          Section 10A.01.  Continuation of Employment.
                           --------------------------

          (a)  Offers of Employment.  Except as otherwise provided herein, on or
               --------------------
after the Closing Date, Times Mirror shall offer employment to (or cause Shepard's to offer employment to or to continue to employ) all Shepard's Employees who are actively employed immediately prior to the Closing Date by Shepard's, subject to the terms and conditions set forth in this Article 10A.
In addition, each Shepard's Employee who is on an authorized leave of absence, short- or long-term disability leave, worker's compensation leave or vacation leave as of the Closing Date shall be offered employment with Times Mirror or Shepard's following the expiration of the leave of absence to the extent that McGraw-Hill or Shepard's was obligated to offer employment to such employees upon their return to work following such leave, subject to the terms and conditions set forth in this Article 10A. All persons who are offered employment in accordance with the terms of this Section 10A.01(a) and who are employed by Shepard's or Times Mirror on or after the Closing Date are collectively referred to herein as the "Shepard's Transferred Employees."
                                        -------------------------------
Notwithstanding anything contained herein to the contrary, on and after the Closing Date, Times Mirror and Shepard's shall have no obligation to employ each of Shepard's Employees identified on Schedule 10A.01(a)-1 and McGraw-Hill shall
                                     --------------------
retain all responsibility for any obligations with respect to such employees.
In addition, nothing contained in this Article 10A shall be construed to prevent, limit or restrict in any way Times Mirror's right to terminate any Shepard's Transferred Employee following the Closing Date.

          (b)  WARN Act and Other Matters.  Times Mirror shall be fully
               --------------------------
responsible for any liability arising under the Worker

Adjustment and Retraining Notification Act arising in connection with the termination of the employment of any Shepard's Transferred Employee on or after the Closing Date.

          Section 10A.02  McGraw-Hill's Benefit Plans and Employee Related
                          --------------------------------------------------
Liabilities.  McGraw-Hill agrees to continue coverage of Shepard's Personnel
-----------
under the McGraw-Hill Plans in accordance with their terms up to the Closing Date. As of the Closing Date, each Shepard's Transferred Employee shall cease to be covered by each of the McGraw-Hill Plans. Except with respect to the liabilities under the McGraw-Hill Plans that are expressly assumed by Times Mirror under this Article 10A, McGraw-Hill (and not Shepard's) shall remain obligated for all benefits and benefit entitlements under the McGraw-Hill Plans which were earned or accrued by Shepard's Transferred Employees and Shepard's Retirees prior to the Closing Date and for all employment or employment related liabilities or claims relating to facts or events that occurred prior to the Closing Date.

          Section 10A.03.  Times Mirror's Benefit Plans.  On the Closing Date,
                           ----------------------------
each Shepard's Transferred Employee shall be covered by employee benefit plans maintained, sponsored or contributed to by Times Mirror or one or more of its affiliates that provide benefits that in the aggregate are comparable to those provided to similarly situated employees of the publishing industry (the "Replacement Plans"). For purposes of the Replacement Plans, Times Mirror shall
------------------
credit each Shepard's Transferred Employee with full credit for employment with McGraw-Hill and Shepard's prior to the Closing Date for purposes of eligibility and vesting. In no event shall Times Mirror be obligated to grant credit for service to any Shepard's Transferred Employee for purposes of benefit accrual under any Replacement Plan (including, but not limited to, any Replacement Plan that is a defined benefit pension plan). Nothing contained in this Article 10A shall obligate or commit Times Mirror to continue any of the Replacement Plans after the Closing Date or to maintain in effect any such plan or any level or type of benefits.

          Section 10A.04.  Severance Obligations.  Times Mirror shall assume (or
                           ---------------------
cause Shepard's to assume) responsibility for the obligations which become payable on or after the Closing Date to the Shepard's Transferred Employees pursuant to the individual severance agreements or severance plans which are described in Schedule 10A.04, other than those obligations set forth in Schedule
             ---------------                                            --------
10A.04 that are designated as retention or stay-pay, performance bonuses, and
------
any obligation pursuant to
any plan, agreement or arrangement which will remain obligations of McGraw-Hill. On or before the Closing Date, McGraw-Hill shall pay to each Shepard's Transferred Employee all retention or stay-pay and performance bonuses payable under the plans or agreements described in Schedule 10A.04, to the extent
                                           ---------------
determinable, or as soon as practicable after the Closing Date with respect to amounts that are not determinable as of the Closing Date.

          Section 10A.05.  Defined Contribution Plans.  As of the Closing Date,
                           --------------------------
McGraw-Hill shall cause the interests of all Shepard's Transferred Employees in the Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and
Its Subsidiaries ("ERAP") and the Savings Incentive Plan of The McGraw-Hill
                     ----
Companies, Inc. and Its Subsidiaries (the "SIP," and with the ERAP, the "McGraw-
                                           ---                           ------
Hill Defined Contribution Plans") to become fully vested and nonforfeitable.
-------------------------------
As soon as practicable following the Closing Date, McGraw-Hill shall cause the McGraw-Hill Defined Contribution Plans to distribute all or a portion of the account balances of each Shepard's Transferred Employee who so elects in accordance with the terms of such plans. Subject to the provisions of the applicable Replacement Plan and McGraw-Hill's provision of evidence reasonably satisfactory to Times Mirror that the McGraw-Hill Defined Contribution Plans are qualified under Section 401(a) of the Code, Times Mirror shall permit the Replacement Plan that is a defined contribution plan that is applicable to each Shepard's Transferred Employee to accept an "eligible rollover contribution" (within the meaning of Section 401(a)(31) of the Code) in cash of all or a portion of the account balance distributed to such Shepard's Transferred Employee under the McGraw-Hill Defined Contribution Plans; provided, however,
                                                           --------  -------
that nothing contained herein shall obligate Times Mirror to accept rollovers in the form of McGraw-Hill stock. Any amounts rolled over to such Replacement Plan that is a defined contribution plan as contemplated in this Section 10A.05 shall be held and administered in all respects in accordance with the provisions of such Replacement Plan as in effect from time to time.

          Section 10A.06.  Defined Benefit Plans.  As of the Closing Date, the
                           ---------------------
Shepard's Transferred Employees shall cease to accrue benefits under the Employee Retirement Plan of The McGraw-Hill Companies, Inc. and Its Subsidiaries (the "McGraw-Hill Retirement Plan") and Shepard's shall cease to be a
      ---------------------------
participating employer thereunder. McGraw-Hill shall take, or cause to be taken, all action as may be necessary (i) to effect such cessation of participation and
(ii) to cause the Shepard's Transferred Employees' benefits under the McGraw-Hill Retirement Plan to become fully vested as of the Closing Date. No assets or liabilities with respect to the Shepard's Transferred

Employees shall be transferred as a result of this Agreement from the McGraw-Hill Retirement Plan to any plan or arrangement established or maintained by Times Mirror for the benefit of the Shepard's Transferred Employees. As of the Closing Date, eligible Shepard's Transferred Employees who were covered by the McGraw-Hill Retirement Plan immediately prior to the Closing Date shall be eligible to participate in a Replacement Plan that is a defined benefit pension plan and shall receive credit for purposes of eligibility and vesting (but not for benefit accrual) under such plan for all service with McGraw-Hill and Shepard's prior to the Closing Date. Times Mirror and McGraw-Hill shall provide each other with such records and information as may be necessary or appropriate to carry out their obligations under this Section 10A.06 or for purposes of the administration of the applicable Replacement Plan.

          Section 10A.07.  Welfare Benefits.
                           ----------------

          (a) McGraw-Hill agrees to continue coverage of Shepard's Personnel under the McGraw-Hill group welfare benefit plans up to the Closing Date and to provide benefits to or reimburse covered Shepard's Personnel for eligible health care and other eligible welfare benefit expenses and services incurred up to the Closing Date in accordance with the terms of such plans.

          (b) In connection with Times Mirror's obligation to provide welfare benefits to the Shepard's Transferred Employees under one or more Replacement Plans pursuant to Section 10A.03, to the extent permitted by the terms of the applicable Replacement Plan, Times Mirror shall cause each Replacement Plan to waive any pre-existing condition exclusions thereunder with respect to the Shepard's Transferred Employees to the extent that such employees are enrolled in the applicable group health plan of McGraw-Hill as of the Closing Date. Notwithstanding any other provision herein to the contrary, McGraw-Hill will retain all of its obligations to provide post-retirement medical coverage to (i) Shepard's Transferred Employees who, as of the Closing Date, (a) have been credited with at least ten years of service under the applicable Shepard's Post-Retirement Plan, (b) have attained at least age 55 and (c) are otherwise eligible for such benefits under the terms of the applicable Shepard's Post-Retirement Plan in effect as of the Closing Date, and (ii) Shepard's Retirees with respect to expenses and services incurred by such individuals on or after the Closing Date in accordance with the terms of the applicable Shepard's Post-Retirement Plan as in effect from time to time with respect to similarly situated retirees or employees of McGraw-Hill; provided, however, that in order
                                               --------  -------
for any Shepard's Transferred Employee to be eligible to participate in any Shepard's

Post-Retirement Plan, such employee must expressly elect to participate therein as of his retirement date with Times Mirror or the College Publishing Business.

          (c) With respect to any welfare benefit plans maintained at Shepard's level, Times Mirror and McGraw-Hill agree to negotiate mutually beneficial transitional arrangements with respect to the benefits provided thereunder, which arrangements may result in terminating such plans as of the Closing Date or providing for the continuation of such plans following the Closing Date by Shepard's for eligible Shepard's Transferred Employees.

          (d) For purposes of this Section 10A.07, an expense or service is deemed to be incurred when the medical services are performed, or, with respect to welfare benefits other than medical or dental benefits, when the event giving rise to such expense or service occurs.

          Section 10A.08.   Modifications.  Neither McGraw-Hill nor Shepard's
                            -------------
will change the employment status of any Shepard's Employee so as to promise employment for any specified term of employment.

          Section 10A.09.  Mutual Cooperation.  Times Mirror and McGraw-Hill
                           ------------------
agree, in a complete, diligent and timely manner, to exchange such employee census, actuarial or other data as shall be reasonably necessary to calculate benefits under any plan and to take any and all actions as shall be reasonably necessary or advisable to effect the provisions of this Article 10A.

          Section 10A.10.  Employee Benefits Indemnity.  For a period of three
                           ---------------------------
years following the Closing Date:

          (a) Times Mirror shall indemnify and hold McGraw-Hill harmless from any Losses McGraw-Hill may incur as a result of (i) Times Mirror's failure to honor any obligation expressly assumed under this Article 10A by Times Mirror or a breach by Times Mirror of any covenant of Times Mirror set forth in this Article 10A and (ii) any actions taken by Times Mirror with respect to any Shepard's Transferred Employee on or after the Closing Date; and

          (b) McGraw-Hill shall indemnify and hold Times Mirror and Shepard's harmless from any Losses Times Mirror or Shepard's may incur as a result of
     (i) McGraw-Hill's failure to honor any obligations expressly retained or assumed under this Article 10A by McGraw-Hill or a breach by

     McGraw-Hill of any covenant of McGraw-Hill set forth in this Article 10A,
     (ii) any actions taken by McGraw-Hill with respect to any Shepard's Transferred Employee prior to the Closing Date or any Shepard's Retiree and
     (iii) any failure or any representation or warranty of McGraw-Hill contained in Section 6.16 to be true and correct as of the Closing Date.

          Section 10A.11.  Third-Party Claims.  Nothing in this Agreement is
                           ------------------
intended, or shall be construed, to confer upon any person, other than the parties hereto and their successors and permitted assigns, any rights or remedies by reason of this Article 10A.


                                ARTICLE ELEVEN
                                INDEMNIFICATION

          Section 11.01.  Tax Indemnification.
                          -------------------

          (a) Times Mirror shall indemnify McGraw-Hill and its affiliates (including TMHE and the TMHE Subsidiaries) and each of their respective stockholders, controlling persons, officers, directors, employees and agents and hold them harmless from any loss, liability, claim, damage, expense (including reasonable attorneys' fees) (collectively, "Damages"), arising, directly or indirectly, from or in connection with any College Publishing Business Tax Liabilities (as defined in Section 12.05). Any refunds of College Publishing Business Tax Liabilities, other than refunds accrued on the College Publishing Business Closing Date Balance Sheet, shall belong to Times Mirror.

          (b) McGraw-Hill shall indemnify Times Mirror and its affiliates (including Shepard's) and each of their respective stockholders, controlling persons, officers, directors, employees and agents and hold them harmless from any Damages arising, directly or indirectly, from or in connection with any Shepard's Tax Liabilities (as defined in Section 12A.05). Any refunds of Shepard's Tax Liabilities, other than refunds accrued on the Shepard's Closing Date Balance Sheet, shall belong to McGraw-Hill.

          Section 11.02.  Environmental Indemnification; Litigation
                          -----------------------------------------
Indemnification.
---------------

          (a) Times Mirror shall indemnify McGraw-Hill, its affiliates (including TMHE) and each of their respective officers, directors, employees, and agents and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from any breach of any representation or warranty of Times Mirror and Mosby set forth in Sections 5.19(b), (c) or (d); provided,
                                                                  --------
however, that Times Mirror shall not have any liability hereunder unless the
-------
aggregate of all Losses relating thereto for which Times Mirror would, but for this provision, be liable exceeds on a cumulative basis an amount equal to $3,000,000 (and then only to the extent of any such excess); and provided
                                                                 --------
further, however, that Times Mirror's aggregate liability under this Section
-------  -------
11.02(a) shall in no event exceed $35,000,000.

          (b) McGraw-Hill shall indemnify Times Mirror, its affiliates (including Shepard's) and each of their respective officers, directors, employees, and agents and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from any breach of any representation or warranty of McGraw-Hill set forth in Sections 6.18(b), (c) or (d); provided, however, that McGraw-Hill shall not have any liability
        --------  -------
hereunder unless the aggregate of all Losses relating thereto for which McGraw-Hill for this provision, be liable exceeds on a cumulative basis an amount equal to $3,000,000 (and then only to the extent of any such excess); and provided
                                                                    --------
further, however, that McGraw-Hill's aggregate liability under this Section
-------  -------
11.02(b) shall in no event exceed $35,000,000.

          (c) Times Mirror shall indemnify McGraw-Hill, its affiliates (including TMHE) and each of their respective officers, directors, employees, and agents and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from violations of any Environmental Law at properties formerly owned or leased by TMHE, the TMHE Subsidiaries, Mosby or TMIP but not owned or leased by them as of the Closing Date.

          (d) McGraw-Hill shall indemnify Times Mirror, its affiliates (including Shepard's) and each of their respective officers, directors, employees, and agents and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from violations of any Environmental Law at properties formerly owned or leased by Shepard's but not owned or leased by it as of the Closing Date.

          (e) McGraw-Hill shall indemnify Times-Mirror, its affiliates (including Shepard's) and each of their respective officers, directors, employees, and agents and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from claims asserted by authors of works transferred pursuant to the sale of Shepard's Topical Publishing business to Thomson Legal Publishing.

          Section 11.03.  Indemnification by Times Mirror and Mosby.  Times
                          -----------------------------------------
Mirror and Mosby shall jointly and severally indemnify McGraw-Hill, its affiliates (including TMHE) and each of their respective officers, directors, employees and agents and hold them harmless from any Losses suffered or incurred by any such indemnified party (other than any relating to Taxes, for which indemnification provisions are set forth in Section 11.01, or environmental matters, for which indemnification provisions are set forth in Section 11.02 or employee benefit matters, for which indemnification provisions are set forth in
Section 10.10) to the extent arising from (i) the breach by Times Mirror or Mosby of any covenant contained in Article 7 requiring performance on or prior to the Closing Date, (ii) any failure of any representation or warranty of Times Mirror or Mosby to be true and correct as of the date of this Agreement or (iii) any failure of any representation or warranty of Times Mirror or Mosby to be true and correct as of the Closing Date; provided, however, that neither Times
                                         --------  -------
Mirror nor Mosby shall have any liability hereunder unless the aggregate of all Losses relating thereto for which Times Mirror or Mosby would, but for this provision, be liable exceeds on a cumulative basis an amount equal to $10 million (and then only to the extent of any such excess); and provided further,
                                                              -------- -------
however, that Times Mirror's and Mosby's aggregate liability under this Section
-------
11.03 shall in no event exceed $100 million.

          Section 11.04.  Indemnification by McGraw-Hill.  McGraw-Hill shall
                          ------------------------------
indemnify Times Mirror, its affiliates (including Shepard's) and each of their respective officers, directors, employees and agents against and hold them harmless from any Losses suffered or incurred by any such indemnified party (other than any relating to Taxes, for which indemnification provisions are set forth in Section 11.01, or environmental matters or certain litigation matters, for which indemnification provisions are set forth in Section 11.02 or employee benefit matters, for which indemnification provisions are set forth in Section 10A.10) to the extent arising from (i) the breach by McGraw-Hill of any covenant contained in Article 8 requiring performance on or prior to the Closing Date,
(ii) any failure of any representation or warranty of McGraw-Hill to be true and correct as of the date of this Agreement or (iii) any failure of any representation or warranty of McGraw-Hill to be true and correct as of the Closing Date; provided, however, that McGraw-Hill shall not have any liability
              --------  -------
hereunder unless the aggregate of all Losses for which McGraw-Hill would, but for this provision, be liable exceeds on a cumulative basis, excluding liability with respect to Section 6.21, an amount equal to $10 million or, in the case of clauses (ii) and (iii) above with respect to Section 6.21, $5 million (and in each case then only to the extent of any such excess); and provided,
                                                           --------
further, however, that McGraw-Hill's aggregate liability under this Section
-------- -------
11.04, excluding liability with respect to Section 6.21, shall in no event exceed $100 million; and provided further, however, that McGraw-Hill's liability
                         ----------------  -------
under this Section 11.04 with respect to Section 6.21 shall in no event exceed $100 million.

          Section 11.05.  Exclusive Remedy.  Except for any breach of a covenant
                          ----------------
requiring performance after the Closing Date or any matter covered by Articles 10, 10-A, 12 or 12-A, (i) the remedy contained in Sections 11.01, 11.02 and
11.03 constitute the sole and exclusive remedy of McGraw-Hill (and its affiliates (including TMHE) and each of their respective officers, directors, employees and agents) against Times Mirror for Losses suffered or incurred in connection with this Agreement and the transactions contemplated hereby and
(ii) the remedy contained in Sections 11.01, 11.02 and 11.04 constitute the sole and exclusive remedy of Times Mirror (and its affiliates (including Shepard's) and each of their respective officers, directors, employees and agents) against McGraw-Hill for Losses suffered or incurred in connection with this Agreement and the transactions contemplated hereby.

          Section 11.06.  Losses Net of Insurance.  The amount of any Losses
                          -----------------------
for which indemnification is provided under this Article 11 shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Losses.

          Section 11.07.  Termination of Indemnification.  The obligations to
                          ------------------------------
indemnify and hold harmless a party hereto, (a) pursuant to Section 11.01, shall terminate 30 days after the time the applicable statutes of limitations with respect to the tax liabilities in question expire (giving effect to any extension thereof by waiver or otherwise), (b) pursuant to paragraphs (a) and
(b) of Section 11.02, shall terminate when the applicable representation or warranty terminates pursuant to Section 13.04, (c) pursuant to paragraphs (c),
(d) and (e) of Section 11.02, shall survive indefinitely, and (d) pursuant to Sections 11.03 and 11.04, shall terminate on the later of March 31, 1997 and the date that is six months after the Closing Date; provided, however, that as to
                                                --------  -------
clauses (a), (b) and (d) above, such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party hereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (setting forth the detailed basis of such claim) to the indemnifying party.

          Section 11.08.  Procedures Relating to Indemnification (Except Under
                          ----------------------------------------------------
Section 11.01).  In order for a party (the "indemnified party") to be entitled
-------------                               -----------------
to any indemnification provided for under this Agreement (other than under
Section 11.01) in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the indemnified party (a "Third-Party Claim"), such indemnified party must notify
                      -----------------
the indemnifying party in writing, and in reasonable detail, of the Third-Party Claim within 10 Business Days after receipt by such indemnified party of written notice of the Third-Party Claim; provided, however, that failure to give such
                                 --------  -------
notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within 5 Business Days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third-Party Claim.

          If a Third-Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party will not be liable to the indemnified party for legal fees and expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third-Party Claim as provided above). If the indemnifying party chooses to defend or prosecute any Third-Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). All Tax Claims shall be governed by Section 12.06 and 12A.06.

          For all purposes of this Article 11, an "affiliate" of any entity shall include a joint venture to which all or substantially all of the assets and liabilities of Shepard's are assigned.


                                ARTICLE TWELVE
                          TAX MATTERS RELATING TO THE
                         TRANSFER OF TMHE SHARES, ETC.

          Section 12.01.  Section 338(h)(10) Election.  Times Mirror and
                          ---------------------------
McGraw-Hill shall jointly make timely and irrevocable elections under Section 338(h)(10) of the Code and, if permissible, similar elections under any applicable state or local income tax laws with respect to the transfer of the TMHE Shares and the shares of the TMHE Subsidiaries. Times Mirror, McGraw-Hill, TMHE and the TMHE Subsidiaries shall report the transfer of the TMHE Shares and the shares of the TMHE Subsidiaries consistent with such elections under
Section 338(h)(10) of the Code or any similar state or local tax provision (the "TMHE Elections") and shall take no position contrary thereto unless and to the
 --------------
extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local tax provision). McGraw-Hill may make elections under Section 338 of the Code (and if permissible similar elections under any applicable state or local income tax law) with respect to the transfer of any non-U.S. incorporated TMHE Subsidiary. Any such election shall be considered a TMHE Election for purposes of this Agreement.

          (b) To the extent possible, Times Mirror, McGraw-Hill and TMHE shall execute at the Closing any and all forms necessary to effectuate the TMHE Elections (including, without limitation, Internal Revenue Service Form 8023-A and any similar forms under applicable state and local income tax laws (the "TMHE Section 338 Forms")). In the event, however, any TMHE Section 338 Forms
-----------------------
are not executed at the Closing, Times Mirror, McGraw-Hill and TMHE shall prepare and complete each such TMHE Section 338 Form no later than 15 days prior to the date such TMHE Section 338 Form is required to be filed. Times Mirror, McGraw-Hill and TMHE shall each cause the TMHE Section 338

Forms to be duly executed by an authorized person for Times Mirror, McGraw-Hill and TMHE in each case, and shall duly and timely file the TMHE Section 338 Forms in accordance with applicable tax laws and the terms of this Agreement.

          (c) (i) Times Mirror and McGraw-Hill agree that they shall calculate the Modified Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations, "MADSP") of the assets of TMHE and the TMHE Subsidiaries and the allocation of such MADSP and amounts allocable to the Mosby Assets and the International Assets (hereinafter collectively referred to as the "Purchased Assets") among such assets on the one hand, and the computation of the MADSP of the assets of Shepard's on the other hand, in the manner set forth in clauses
(ii) and (iii) below.

          (ii) Times Mirror and McGraw-Hill shall agree upon a Big Six Accounting Firm to act as the "Appraiser". The fees and expenses of the
                               ---------
Appraiser shall be shared equally by Times Mirror and McGraw-Hill. Within 150 days of Closing, the Appraiser shall deliver to each of McGraw-Hill and Times Mirror a determination of the fair market value of each of TMHE and its Subsidiaries and the Purchased Assets (the "TM Properties") on the one hand, and
                                            -------------
Shepard's on the other hand, a determination of the MADSP of TMHE and the TMHE Subsidiaries and Shepard's, and an allocation of the MADSP and the fair market value of the Purchased Assets among the assets of the TM Properties and Shepard's, respectively. Each such determination and allocation shall be binding upon the parties.

          (iii) Times Mirror and McGraw-Hill agree to act in accordance with the allocations determined by the Appraiser in any relevant Tax Returns or similar filings and not to take a position before any taxing authority or otherwise (including in any Tax Return) inconsistent with such allocation unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state of local law).

          Section 12.02.  Liability for Taxes; Preparation of Returns.
                          -------------------------------------------

          (a) Times Mirror shall be liable for all Taxes of TMHE and the TMHE Subsidiaries for any taxable period that ends on or before the Closing Date, including the portion of any Straddle Period ending on the Closing Date. Times Mirror shall be liable for all Taxes of Mosby and the TMIP Entities. Times Mirror shall be liable for all transfer, sales or gains Taxes arising as a result of the transactions contemplated by this Agreement and relating to the transfer of the TMHE Shares and the Purchased Assets, other than transfer or sales taxes based upon the value of property transferred and which are imposed by law on McGraw-Hill, which shall be paid by McGraw-Hill.

          (b) McGraw-Hill and Times Mirror agree that if TMHE or any of the TMHE Subsidiaries is permitted but not required under applicable state or local Tax laws to treat the Closing Date as the last day of a taxable period, McGraw-Hill and Times Mirror shall treat such day as the last day of a taxable period.

          (c) Times Mirror shall prepare or cause to be prepared and timely filed all federal, state, provincial, local and foreign Tax Returns in respect of TMHE and the TMHE Subsidiaries, Mosby, the TMIP Entities, their assets or activities that (i) are required to be filed on or before the Closing Date or
(ii) are required to be filed after the Closing Date and (A) are Consolidated Tax Returns or (B) are with respect to Income Taxes and are required to be filed on a separate Tax Return basis for any tax period ending on or before the Closing Date or (C) are required to be filed by Mosby or the TMIP Entities. Times Mirror shall pay all Taxes shown as due on such Tax Returns. McGraw-Hill shall prepare or cause to be prepared and shall file or cause to be filed all other Tax Returns required of TMHE and the TMHE Subsidiaries, or in respect of their assets or activities. Times Mirror shall reimburse McGraw-Hill for its share of the Taxes due with respect to such Tax Returns, in accordance with
Section 12.02(a) and (d) hereof. Any such Tax Returns that include periods ending on or before the Closing Date or that include the activities of TMHE or any of the TMHE Subsidiaries prior to the Closing Date shall, insofar as they relate to TMHE or any of the TMHE Subsidiaries, be on a basis consistent with past practices for such Tax Returns filed in re spect of TMHE or any of the TMHE Subsidiaries, unless Times Mirror or McGraw-Hill, as the case may be, concludes that there is no reasonable basis for such position. None of McGraw-Hill, TMHE or any of the TMHE Subsidiaries shall file any amended Tax Returns for any periods for or in respect of TMHE or any of the TMHE Subsidiaries with respect to which McGraw-Hill is not obligated to prepare or cause to be prepared the original of such Tax Returns pursuant to this Section 12.02, without the prior written consent of Times Mirror.

          (d) Any Taxes for a Straddle Period of TMHE and/or the TMHE Subsidiaries shall be apportioned between Times Mirror and McGraw-Hill as set forth below in Section 12.05(a). To the extent estimated Taxes have been paid prior to the Closing Date or, in the case of Taxes other than Income Taxes, are accrued on the Closing Date Balance Sheet with respect to a Pre-Closing Tax Period or Straddle Period, Times Mirror's liability with respect thereto shall be reduced by that amount. Upon timely notice from McGraw-Hill, Times Mirror shall pay to McGraw-Hill, at least 10 days prior to the date any payment for Taxes as described in this Section 12.02 is due, Times Mirror's share of such Taxes as described in this Section 12.02.

          Section 12.03.  Tax Sharing Agreements.  On the Closing Date, all Tax
                          ----------------------
sharing agreements and arrangements between (i) TMHE or any of the TMHE Subsidiaries, on the one side, and (ii) Times Mirror or any of its subsidiaries or affiliates (other than TMHE and the TMHE Subsidiaries), on the other side, shall be terminated and have no further effect for any taxable year or period (whether a past, present or future year or period), and no additional payments shall be made thereunder on or after the Closing Date in respect of a redetermination of College Publishing Business Tax Liabilities or otherwise.

          Section 12.04.  Assistance and Cooperation.  After the Closing Date,
                          --------------------------
each of Times Mirror and McGraw-Hill shall:

          (i) assist in all reasonable respects (and cause their respective affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Article 12;

          (ii) cooperate in all reasonable respects in preparing for any audits of, or disputes with taxing authorities, regarding any Tax Returns of TMHE, Mosby, the TMIP Entities or any TMHE Subsidiary;

          (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of TMHE, Mosby, the TMIP Entities and each TMHE Subsidiary;

          (iv) provide timely notice to the other in writing of any pending or threatened tax audits or assessment of TMHE, Mosby, the TMIP Entities and each TMHE Subsidiary for taxable periods for which the other may have a liability under this Article 12 or Article 11; and

          (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

          Section 12.05  Definitions.  For purposes of this Agreement:
                         -----------

          (a)  "College Publishing Business Tax Liabilities" means (x) all
                -------------------------------------------
     liability for Taxes of TMHE, the TMHE Subsidiaries, Mosby and the TMIP Entities for any taxable period that ends on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date including any Taxes incurred as a result of making the TMHE Elections and any transfer, sales or gains Taxes (other than transfer Taxes or sales Taxes based upon the value of transferred property and imposed by law on McGraw-Hill) arising as a result of the transactions contemplated by this Agreement; (y) all liability for Taxes of Mosby and the TMIP Entities, whether arising before or after the Closing Date, including any liability arising out of the purchase of the Mosby Assets and assumption of the Mosby Liabilities and any liability arising out of the purchase of the International Assets and the assumption of the International Liabilities (other than transfer Taxes or sales Taxes based upon the value of transferred property and imposed by law on McGraw-Hill); and (z) all liability (as a result of Treasury Regulation Section 1.1502-6(a) or otherwise) for Taxes of any stockholders of TMHE or any other Person (including Mosby and the TMIP Entities and other than TMHE or any of the TMHE Subsidiaries) which is or has ever been affiliated with TMHE or any of the TMHE Subsidiaries, or with whom TMHE or any of its Subsidiaries otherwise joins or has ever joined (or is or has ever been required to join) in filing any Consolidated Return, prior to the Closing Date; provided, however, that College Publishing
                                --------  -------
     Business Tax Liabilities described above shall be reduced to the extent that the aggregate reserves for Taxes (excluding deferred income taxes) reflected on the Closing Date Balance Sheet exceeds the aggregate liability for Taxes for periods through the Closing Date not previously paid.

          In the case of any Straddle Period:

          (A) the periodic Taxes of TMHE and the TMHE Subsidiaries that are not based on income or receipts (e.g., property Taxes) for the portion of
                                      ----
     any Straddle Period ending on the Closing Date (the "Pre-Closing Tax
                                                          ---------------
     Period") shall be computed based upon the ratio of the number of days in
     ------
     the Pre-Closing Tax Period and the number of days in the entire Tax period; and

          (B) Taxes of TMHE and the TMHE Subsidiaries for the Pre-Closing Tax Period (other than Taxes described in clause (A)) shall be computed as if such taxable period ended as of the close of business on the Closing Date, and, in the case of any Taxes of TMHE and the TMHE Subsidiaries attributable to the ownership by TMHE or any of the TMHE Subsidiaries of any equity interest in any partnership or other "flowthrough" entity (other than the TMHE Subsidiaries), as if a taxable period of such partnership or the "flowthrough" entity ended as of the close of business on the Closing Date.

          (b)  "Consolidated Tax Returns" means a Tax Return with respect to
                ------------------------
     combined, consolidated or unitary Taxes.

          (c)  "Income Taxes" means any Tax based upon or measured with
                ------------
     respect to net income, income, gain, profits or similar items.

          (d)  "Straddle Period" means any taxable period that includes (but
                ---------------
     does not end on) the Closing Date.

          (e)  "Tax Return" or "Tax Returns" means any return, report,
                ----------      -----------
     declaration, information return, statement or other document filed or required to be filed with any governmental authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

          Section 12.06.  Controversies.  Times Mirror shall have the right, at
                          -------------
its own expense, to control any audit or examination by any taxing authority ("Tax Audit"), initiate any claim for refund, contest, resolve and defend
  ---------
against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any Pre-Closing Tax Period or any period preceding a Pre-Closing Tax Period with respect to TMHE and the TMHE Subsidiaries and any and all Taxes of Mosby and the TMIP Entities. McGraw-Hill shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to TMHE and/or the TMHE Subsidiaries; provided that, with respect to any state and local or foreign Taxes for any
-------- ----
Straddle Period, McGraw-Hill shall consult with Times Mirror with respect to the resolution of any issue that would affect Times Mirror, and not settle any such issue, or file any amended return relating to any such issue, without the consent of Times Mirror, which consent shall not unreasonably be withheld.
Where consent to a settlement is withheld by the other party pursuant to this
Section 12.06, such other party may continue or initiate any further proceedings at its own expense, provided that the liability of the first party, after giving effect to this Agreement, shall not exceed the liability that would have resulted from the settlement or amended return. Times Mirror shall furnish McGraw-Hill, TMHE and the TMHE Subsidiaries with its cooperation in a manner comparable to that described in Section 12.04 hereof to effect the purposes of this Section 12.06.


                               ARTICLE TWELVE-A
                          TAX MATTERS RELATING TO THE
                       TRANSFER OF THE SHEPARD'S SHARES

          Section 12A.01.  Section 338(h)(10) Election.
                           ---------------------------

          (a) McGraw-Hill and Times Mirror shall jointly make timely and irrevocable elections under Section 338(h)(10) of the Code and, if permissible, similar elections under any applicable state or local income tax laws with respect to the transfer of the Shepard's Shares. McGraw-Hill, Times Mirror and Shepard's shall report the transfer of the Shepard's Shares consistent with such elections under Section 338(h)(10) of the Code or any similar state or local tax provision (the "Shepard's Elections") and shall take no position contrary
                -------------------
thereto unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local tax provision).

          (b) To the extent possible, McGraw-Hill, Times Mirror and Shepard's shall execute at the Closing any and all forms necessary to effectuate the Shepard's Elections (including, without limitation, Internal Revenue Service Form 8023-A and any similar forms under applicable state and local income tax laws (the "Shepard's Section 338 Forms")). In the event, however, any Shepard's
           ----------------------------
Section 338 Forms are not executed at the Closing, McGraw-Hill, Times Mirror and Shepard's shall prepare and complete each such Shepard's Section 338 Form no later than 15 days prior to the date such Shepard's Section 338 Form is required to be filed. McGraw-Hill, Times Mirror and Shepard's shall each cause the Shepard's Section 338 Forms to be duly executed by an authorized person for McGraw-Hill, Times Mirror and Shepard's in each case, and shall duly and timely file the Shepard's Section 338 Forms in accordance with applicable tax laws and the terms of this Agreement.

          (c) The purchase price for the Shepard's Shares shall be allocated in accordance with Section 12.01(c) of this Agreement.

          Section 12A.02.  Liability for Taxes; Preparation of Returns.  (a)
                           -------------------------------------------
McGraw-Hill shall be liable for all Taxes of

Shepard's for any taxable period that ends on or before the Closing Date, including the portion of any Straddle Period ending on the Closing Date. McGraw-Hill shall be liable for all transfer, sales or gains Taxes arising as a result of the transactions contemplated by this Agreement, other than transfer or sales taxes based upon the value of property transferred and which are imposed by law on Times Mirror, which shall be paid by Times Mirror.

          (b) Times Mirror and McGraw-Hill agree that if Shepard's is permitted but not required under applicable state or local Tax laws to treat the Closing Date as the last day of a taxable period, Times Mirror and McGraw-Hill shall treat such day as the last day of a taxable period.

          (c) McGraw-Hill shall prepare or cause to be prepared and timely filed all federal, state, provincial, local and foreign Tax Returns in respect of Shepard's, its assets or activities that (i) are required to be filed on or before the Closing Date or (ii) are required to be filed after the Closing Date and (A) are Consolidated Tax Returns or (B) are with respect to Income Taxes and are required to be filed on a separate Tax Return basis for any tax period ending on or before the Closing Date. McGraw-Hill shall pay all Taxes shown as due on such Tax Returns. Times Mirror shall prepare or cause to be prepared and shall file or cause to be filed all other Tax Returns required of Shepard's or in respect of its assets or activities. McGraw-Hill shall reimburse Times Mirror for its share of the Taxes due with respect to such Tax Returns, in accordance with Section 12A.02(a) and (d) hereof. Any such Tax Returns that include periods ending on or before the Closing Date or that include the activities of Shepard's prior to the Closing Date shall, insofar as they relate to Shepard's, be on a basis consistent with past practices for such Tax Returns filed in respect of Shepard's, unless McGraw-Hill or Times Mirror, as the case may be, concludes that there is no reasonable basis for such position. Neither Times Mirror nor Shepard's shall file any amended Tax Returns for any periods for or in respect of Shepard's with respect to which Times Mirror is not obligated to prepare or cause to be prepared the original of such Tax Returns pursuant to this Section 12A.02, without the prior written consent of McGraw-Hill.

          (d) Any Taxes for a Straddle Period of Shepard's shall be apportioned between McGraw-Hill and Times Mirror as set forth below in Section 12A.05. To the extent estimated Taxes have been paid prior to the Closing Date or, in the case of Taxes other than Income Taxes, are accrued on the Closing Date Balance Sheet with respect to a Pre-Closing Tax Period or Straddle Period, McGraw-Hill's liability with respect thereto shall be reduced by that amount. Upon timely notice from Times Mirror, McGraw-Hill shall pay to Times Mirror at least 10 days prior to the date any payment for Taxes as described in this Section 12A.02 is due, McGraw-Hill's share of such Taxes as described in this Section 12A.02.

          Section 12A.03.  Tax Sharing Agreements.  On the Closing Date, all
                           ----------------------
Tax sharing agreements and arrangements between (i) Shepard's, on the one side, and (ii) McGraw-Hill or any of its subsidiaries or affiliates (other than Shepard's), on the other side, shall be terminated and have no further effect for any taxable year or period (whether a past, present or future year or period), and no additional payments shall be made thereunder on or after the Closing Date in respect of a redetermination of Shepard's Tax Liabilities or otherwise.

          Section 12A.04.  Assistance and Cooperation.  After the Closing Date,
                           --------------------------
each of McGraw-Hill and Times Mirror shall:

          (i) assist in all reasonable respects (and cause their respective affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Article 12A;

          (ii) cooperate in all reasonable respects in preparing for any audits of, or disputes with taxing authorities, regarding any Tax Returns of Shepard's;

          (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of Shepard's;

          (iv) provide timely notice to the other in writing of any pending or threatened tax audits or assessment of Shepard's for taxable periods for which the other may have a liability under this Article 12A or Article 11; and

          (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

          Section 12A.05.  Definitions.  For purposes of this Agreement,
                           -----------
"Shepard's Tax Liabilities" means (x) all liability for Taxes of Shepard's for
 -------------------------
any taxable period that ends on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date including any Taxes incurred as a result of making the Shepard's Elections and any transfer, sales or gains Taxes (other than transfer Taxes or sales Taxes based upon the value of transferred property and imposed by law on Times Mirror) arising as a result of the transactions contemplated by this Agreement; and (y) all liability (as a result of Treasury Regulation Section 1.1502-6(a) or otherwise) for Taxes of any stockholders of Shepard's or any other Person other than Shepard's which is or has ever been affiliated with Shepard's, or with whom Shepard's otherwise joins or has ever joined (or is or has ever been required to join) in filing any Consolidated Return, prior to the Closing Date; provided,
                                                                    --------
however, that Shepard's Tax Liabilities described above shall be reduced to the
-------
extent that the aggregate reserves for Taxes (excluding deferred income taxes) reflected on the Closing Date Balance Sheet exceeds the aggregate liability for Taxes for periods through the Closing Date not previously paid.

          In the case of any Straddle Period:

          (A) the periodic Taxes of Shepard's that are not based on income or receipts (e.g., property Taxes) for the Pre-Closing Tax Period shall be
               ----
     computed based upon the ratio of the number of days in the Pre-Closing Tax Period and the number of days in the entire Tax period; and

          (B) Taxes of Shepard's for the Pre-Closing Tax Period (other than Taxes described in clause (A)) shall be computed as if such taxable period ended as of the close of business on the Closing Date, and, in the case of any Taxes of Shepard's attributable to the ownership by Shepard's of any equity interest in any partnership or other "flowthrough" entity, as if a taxable period of such partnership or the "flowthrough" entity ended as of the close of business on the Closing Date.

          Section 12A.06.  Controversies.  McGraw-Hill shall have the right, at
                           -------------
its own expense, to control any Tax Audit, initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any Pre-Closing Tax Period or any period preceding a Pre-Closing Tax Period with respect to Shepard's. Times Mirror shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to Shepard's; provided that, with respect to any state and local or foreign Taxes for any
-------- ----
Straddle Period, Times Mirror shall consult with McGraw-Hill with respect to the resolution of any issue that would affect McGraw-Hill, and not settle any such issue, or file any amended return relating to any such issue, without the consent of McGraw-Hill, which consent shall not unreasonably be withheld. Where consent to a settlement is withheld by the other party pursuant to this Section 12A.06, such other party may continue or initiate any further proceedings at its own expense, provided that the liability of the first party, after giving effect to this Agreement, shall not exceed the liability that would have resulted from the settlement or amended return. McGraw-Hill shall furnish Times Mirror and Shepard's with its cooperation in a manner comparable to that described in
Section 12A.04 hereof to effect the purposes of this Section 12A.06.


                               ARTICLE THIRTEEN
                                  TERMINATION

          Section 13.01.  Events of Termination.  Anything contained herein
                          ---------------------
to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing
Date:

          (a)  by mutual written consent of Times Mirror and McGraw-Hill;

          (b) by McGraw-Hill if any of the conditions set forth in Section 4.01 and Section 4.02 is not satisfied or, in the reasonable, good faith determination of McGraw-Hill, not capable of being satisfied prior to January 3, 1997, and shall not have been waived by McGraw-Hill;

          (c)  by Times Mirror or Mosby if any of the conditions set forth in
     Section 4.01 and Section 4.03 is not satisfied or, in the reasonable, good faith determination of Times Mirror or Mosby, not capable of being satisfied prior to January 3, 1997, and shall not have been waived by Times Mirror or Mosby; or

          (d) by any party hereto, if the Closing does not occur on or prior to January 3, 1997.

          Section 13.02.  Return of Confidential Information.  In the event of
                          ----------------------------------
termination by Times Mirror or McGraw-Hill pursuant to Section 13.01, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

          (a) McGraw-Hill shall return to Times Mirror all documents and copies and other material received from Times Mirror, TMHE or Mosby, and Times Mirror shall return to McGraw-Hill all documents and copies and material received from McGraw-Hill or Shepard's relating to the transactions contemplated hereby, whether obtained before or after the execution hereof; and

          (b) All confidential information received by either of McGraw-Hill and Times Mirror with respect to the College Publishing Business or the businesses of Shepard's, respectively, shall be treated in accordance with the applicable Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

          Section 13.03.  Effects of Termination.  If this Agreement is
                          ----------------------
terminated and the transactions contemplated hereby are abandoned as described in Section 13.01, this Agreement shall become void and of no further force and effect, except for the provisions of (a) Section 7.08 and Section 8.08 relating to the obligation of each of McGraw-Hill and Times Mirror to keep confidential certain information and data obtained by it, (b) Section 9.04 relating to publicity, (c) Section 14.02 relating to attorneys' fees and expenses, (d)
Section 14.09 relating to finders' fees and brokers' fees, (e) Section 14.11 relating to arbitration and consent to jurisdiction and (f) this Article 13. Nothing in this Article 13 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

          Section 13.04.  Survival of Representations.  The representations and
                          ---------------------------
warranties in this Agreement and in any other document identified as being delivered in connection with this Agreement shall survive the Closing until the later of March 31, 1997 and the date that is six months after the Closing Date, except that representations in Section 5.19(b)(i), 6.18(b)(i) with respect to liability under CERCLA or state equivalents for disposal of Hazardous Materials off-site shall survive the Closing indefinitely, and the remaining provisions of
Section 5.19(b), (c) and (d), Section 6.18(b), (c) and (d) and Section 6.21 shall survive the Closing for one year. This Section 13.04 shall not limit the indemnities provided in Section 11.01, Section 11.02(c) or (d) or Articles 10, 10-A, 12 and 12-A.

                               ARTICLE FOURTEEN
                                 MISCELLANEOUS

          Section 14.01.  Expenses.  Whether or not the transactions
                          --------
contemplated hereby are consummated, and except as otherwise provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

          Section 14.02.  Attorneys' Fees.  Should any litigation be commenced
                          ---------------
concerning this Agreement or the rights and duties of any party with respect to it, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorneys' fees and expenses determined by the court in such litigation or in a separate action brought for that purpose.

          Section 14.03.  Amendments.  No amendment to this Agreement shall be
                          ----------
effective unless it shall be in writing and signed by all of the parties hereto.

          Section 14.04.  Assignment.  This Agreement and the rights and
                          ----------
obligations hereunder shall not be assignable or transferable by McGraw-Hill, Times Mirror or Mosby (including by operation of law in connection with a merger, or sale of substantially all the assets, of McGraw-Hill, Times Mirror or Mosby) without the prior written consent of the other parties hereto, except that any party may assign any of its rights hereunder, including rights to indemnification, to one or more of its direct or indirect wholly-owned subsidiaries or to any joint venture in which such party or its direct or indirect subsidiaries own at least 50% of the equity interest; provided,
                                                               --------
however, that no assignment shall limit or affect the assignor's obligations
-------
hereunder. If the Closing occurs, the obligations of the parties hereto shall be binding on all of their respective successors and assigns.

          Section 14.05.  No Third-Party Beneficiaries.  Except as provided in
                          ----------------------------
Article 11 and except for the rights of Reed Elsevier Inc. set forth in Section 8.02, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          Section 14.06.  Notices.  All notices or other communications
                          -------
required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

          (i)    if to McGraw-Hill,

                        THE MCGRAW-HILL COMPANIES, INC.
                          1221 Avenue of the Americas
                           New York, New York  10020
                          Attention:  General Counsel

          with a copy to:

                        WACHTELL, LIPTON, ROSEN & KATZ
                              51 West 52nd Street
                           New York, New York  10019
                         Attention:  Elliott V. Stein

          (ii)   if to Times Mirror,

                           THE TIMES MIRROR COMPANY
                              Times Mirror Square
                        Los Angeles, California  90053
                      Attention:  Kathleen G. McGuinness

          with a copy to

                          GIBSON, DUNN & CRUTCHER LLP
                            333 South Grand Avenue
                        Los Angeles, California  90071
                         Attention:  Peter F. Ziegler

          (iii)  if to Mosby,

                             MOSBY-YEAR BOOK, INC.
                         c/o The Times Mirror Company
                              Times Mirror Square
                        Los Angeles, California  90053
                      Attention:  Kathleen G. McGuinness

          with a copy to:

                          GIBSON, DUNN & CRUTCHER LLP
                            333 South Grand Avenue
                        Los Angeles, California  90071
                         Attention:  Peter F. Ziegler

          Section 14.07.  Counterparts.  This Agreement may be executed in one
                          ------------
or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

          Section 14.08.  Entire Agreement.  This Agreement, the Mosby
                          ----------------
Transition Services Agreement, the TMIP Transition Services Agreement, the College Publishing Business Confidentiality Agreement and the Shepard's Confidentiality Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and su persede all prior agreements and understandings relating to such subject matter.

          Section 14.09.  Fees.  Each party hereto hereby represents and
                          ----
warrants that (a) the only brokers or finders that have acted for such party in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finders' fee or commission in respect thereof are Morgan Stanley & Co. Incorporated with respect to Times Mirror and Goldman, Sachs & Co. with respect to McGraw-Hill and (b) such party will pay all fees or commissions which may be payable to the firms so named.

          Section 14.10.  Severability.  If any provision of this Agreement or
                          ------------
the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

          Section 14.11.  Dispute Resolution; Equitable Enforcement.
                          -----------------------------------------

          (a)  Accounting Disputes.  Notwithstanding anything to the contrary
               -------------------
contained in this Section 14.11, any controversy, dispute or claim arising under this Agreement related to or arising out of accounting matters relating to this Agreement shall be resolved by means of discussions between the regularly retained independent certified public accountants of McGraw-Hill and Times Mirror. In the event that the independent certified public accountants of each of McGraw-Hill and Times Mirror are unable to resolve the dispute within 60 days after the dispute is first submitted to them, then a third independent certified public accountant of recognized national standing shall be selected by the independent certified public accountants of each of McGraw-Hill and Times Mirror and the determination of such third independent certified public accountant, with respect to the matter in dispute, shall be rendered within

45 days after the dispute has been submitted to it and such determination shall be final and binding on all of the parties hereto.

          (b)  Arbitration.  Except as otherwise provided in Section 14.11(a)
               -----------
or (c), any controversy, dispute or claim aris ing under this Agreement shall be settled by arbitration con ducted in New York, New York in accordance with the rules of the American Arbitration Association as then in effect and judgment upon any award rendered by the arbitrator may be entered by any federal or state court having jurisdiction thereof. Any such arbitration shall be conducted by a single arbitrator who shall be a retired judge of either the Supreme Court of the State of New York, New York County, the United States District Court for the Southern District of New York or the United States Court of Appeals for the Second Circuit. The arbitrator shall comply with all rules of law, discovery and evidence as then in effect in the Supreme Court of the State of New York, New York County. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.

          (c)  Equitable Enforcement.  Notwithstanding anything to the contrary
               ---------------------
contained in this Section 14.11, any claim by either party for injunctive or other equitable relief, including specific performance (including specific performance of the agreement to resolve disputes related to or arising out of accounting matters contained in Section 14.11(a) and the agreement to arbitrate contained in Section 14.11(b)), may be brought in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York before or as a result of arbitration, and any judgment, order or decree relating thereto shall have precedence over any arbitral award or proceeding. Each of McGraw-Hill, Times Mirror and Mosby irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of McGraw-Hill, Times Mirror and Mosby agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if, for jurisdictional reasons, such suit, action or other proceeding may not be brought in such court, in the Supreme Court of the State of New York, New York County. Each of McGraw-Hill, Times Mirror and Mosby further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 14.06 above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of McGraw-Hill, Times Mirror and Mosby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the Supreme Court of the State of New York, New York County, or
(y) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 14.12.  No Consequential or Punitive Damages.  Notwithstanding
                          ------------------------------------
anything to the contrary elsewhere in this Agreement, no party (or its affiliates) shall, in any event, be liable to any other party (or its affiliates) for any consequential damages, including, but not limited to, loss of revenue or income, or loss of business reputation or opportunity, or any punitive damages relating to the breach or alleged breach of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                  THE TIMES MIRROR COMPANY,
                                  a Delaware corporation


                                  By:___________________________________
                                  Name:
                                  Title:


                                  MOSBY-YEAR BOOK, INC.,
                                  a Missouri corporation


                                  By:___________________________________
                                  Name:
                                  Title:



                                  THE McGRAW-HILL COMPANIES, INC.,
                                  a New York corporation


                                  By:___________________________________
                                  Name:
                                  Title:

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                  THE TIMES MIRROR COMPANY,
                                  a Delaware corporation


                                  By:_____________________________________
                                  Name:
                                  Title:


                                  MOSBY-YEAR BOOK, INC.,
                                  a Missouri corporation


                                  By:_____________________________________
                                  Name:
                                  Title:



                                  THE McGRAW-HILL COMPANIES, INC.,
                                  a New York corporation


                                  By: /s/ Joseph L. Dionne
                                     -------------------------------------
                                  Name:  Joseph L. Dionne
                                  Title:  Chairman & CEO

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                  THE TIMES MIRROR COMPANY,
                                  a Delaware corporation


                                  By: /s/ Thomas Unterman
                                     -------------------------------------
                                  Name:  Thomas Unterman
                                  Title:  Senior Vice President & CFO


                                  MOSBY-YEAR BOOK, INC.,
                                  a Missouri corporation


                                  By: /s/ James Imbriaco
                                     -------------------------------------
                                  Name:  James Imbriaco
                                  Title:  Secretary



                                  THE McGRAW-HILL COMPANIES, INC.,
                                  a New York corporation


                                  By:_____________________________________
                                  Name:
                                  Title: